         PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED FEBRUARY 22, 2002)

              CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR

                         CSFB ABS TRUST SERIES 2002-HE4

            CSFB MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-HE4
                                 $1,000,000,050
                                 (APPROXIMATE)

  YOU SHOULD CAREFULLY REVIEW THE
  INFORMATION IN 'RISK FACTORS' ON
  PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT
  AND PAGE 5 IN THE PROSPECTUS.

  This prospectus supplement may be used
  to offer and sell the certificates only
  if accompanied by the prospectus.

                                 THE TRUST WILL ISSUE:

                                    Seven classes of senior certificates,
                                    including one class of residual
                                    certificates.

                                    Eight classes of subordinate certificates, which provide credit enhancement for the applicable senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

                                    One class of certificates that receives the prepayment penalties on certain mortgage loans.

THE CERTIFICATES:

 Represent ownership interests in a trust, whose assets are primarily a pool of fixed-rate and adjustable-rate, first lien residential mortgage loans that were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. The mortgage loans will be segregated into three groups, two of which consist of fixed-rate and adjustable-rate mortgage loans and one of which consists only of fixed-rate mortgage loans.

 Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the servicers, the seller, the special servicer, the trustee or any of their affiliates or any other entity.

 Offered to the public are listed under the heading 'Offered Certificates' in the table on page S-3.

RISKS:

 The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the related mortgage loans which may vary over time.

 Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the related subordinate certificates in particular.

    Credit enhancement for all of the classes of offered certificates will be provided by the use of excess interest to create overcollateralization, by subordination and by certain excess interest on the group 3 mortgage loans being available to cover certain losses on the group 1 and group 2 mortgage loans. Additional credit enhancement for the Class A-1, Class A-2, Class A-3 and
Class A-F Certificates will be provided by a certificate guaranty insurance policy issued by Financial Security Assurance Inc.

    Credit Suisse First Boston Corporation, Keefe, Bruyette & Woods, Inc. and McDonald Investments Inc., as underwriters, will buy the offered certificates from Credit Suisse First Boston Mortgage Acceptance Corp., the depositor, at a price equal to approximately 103.3% of their face value plus, with respect to the Class A-IO, Class A-F, Class A-F-IO, Class M-F-1, Class M-F-2, Class B-F and Class R Certificates, accrued interest. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriters will sell the offered certificates they purchase from time to time in negotiated transactions at varying prices determined at the time of sale.

    The trust will make multiple REMIC elections for federal income tax purposes.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Delivery of the offered certificates, other than the Class R Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after February 26, 2002.

                          CREDIT SUISSE FIRST BOSTON
KEEFE, BRUYETTE & WOODS, INC.                          MCDONALD INVESTMENTS INC.

                               February 22, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

    You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

    We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     This prospectus supplement, which describes the specific terms of your series of certificates.

     The depositor's principal executive offices are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is
     (212) 325-2000.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

    If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY INFORMATION...................    S-3
    CSFB Mortgage Pass-Through
      Certificates, Series 2002-HE4...    S-3
    Prefunding Account................    S-3
    Depositor.........................    S-4
    Seller............................    S-4
    Servicers.........................    S-4
    Special Servicer..................    S-4
    Trust.............................    S-4
    Trustee...........................    S-4
    Custodians........................    S-4
    Cut-off Date......................    S-4
    Closing Date......................    S-4
    Determination Date................    S-4
    Distribution Date.................    S-4
    Record Date.......................    S-4
    Mortgage Pool.....................    S-4
    Relationship Between Loan Groups
      and the Certificates............    S-5
    Interest Distributions............    S-5
    Principal Distributions...........    S-6
    Prepayment Premiums on the
      Mortgage Loans..................    S-6
    Credit Enhancement................    S-6
    Optional Termination..............    S-8
    Advances..........................    S-8
    Federal Income Tax Consequences...    S-8
    ERISA Considerations..............    S-8
    Legal Investment..................    S-9
    Ratings...........................    S-9
RISK FACTORS..........................   S-10
THE MORTGAGE POOL.....................   S-20
    The Mortgage Loans................   S-20
    The Group 1 Initial Mortgage
      Loans...........................   S-23
    The Group 2 Initial Mortgage
      Loans...........................   S-28
    The Group 3 Initial Mortgage
      Loans...........................   S-32
    Prefunding and Conveyance of
      Subsequent Mortgage Loans.......   S-35
    The Indices.......................   S-36
    Underwriting Standards............   S-36
    Assignment of the Mortgage
      Loans...........................   S-37
THE SELLER............................   S-39
SERVICING OF MORTGAGE LOANS...........   S-39
    General...........................   S-39
    Olympus Servicing, L.P............   S-40
    Ocwen Federal Bank FSB............   S-41
    Fairbanks Capital Corp............   S-43
    Servicing Compensation and Payment
      of Expenses.....................   S-44
    Adjustment to Servicing Fee in
      Connection with Prepaid Mortgage
      Loans...........................   S-44
    Advances from the Servicers.......   S-45
    Optional Purchase of Defaulted
      Loans...........................   S-45
    The Credit Risk Manager...........   S-46
DESCRIPTION OF THE CERTIFICATES.......   S-47
    General...........................   S-47
    Book-Entry Certificates...........   S-48
    Simple Interest Excess
      Sub-Account.....................   S-49
    Determination of LIBOR............   S-49
    Prefunding Account................   S-50
    Capitalized Interest Account......   S-50
    Glossary of Terms -- All Groups...   S-50
    Glossary of Terms -- Group 1 and
      Group 2.........................   S-53
    Distributions of Interest -- Group
      1 and Group 2 Certificates......   S-56
    Distributions of
      Principal -- Group 1 and Group
      2...............................   S-58
    Credit Enhancement -- Group 1 and
      Group 2.........................   S-59
    Glossary of Terms -- Group 3......   S-61
    Distributions of Interest -- Group
      3...............................   S-63
    Distributions of Principal  --
      Group 3.........................   S-64
    Credit Enhancement -- Group 3.....   S-65
    The Class A Certificate Guaranty
      Insurance Policy................   S-67
    FSA...............................   S-69
    Final Scheduled Distribution
      Date............................   S-71
    Optional Termination..............   S-71
    The Trustee.......................   S-71
    Restrictions on Transfer of the
      Class R Certificates............   S-71
YIELD, PREPAYMENT AND MATURITY
  CONSIDERATIONS......................   S-72
    General...........................   S-72
    Principal Prepayments and
      Compensating Interest...........   S-73
    Mandatory Prepayment..............   S-73
    Overcollateralization.............   S-74
    Subordination.....................   S-74
    The Pass-Through Rates............   S-74
    Weighted Average Life.............   S-74
    Yield on Class A-IO and
      Class A-F-IO Certificates.......   S-83
    Additional Yield Considerations
      Applicable Solely to the
      Residual Certificates...........   S-84
    Additional Information............   S-85
USE OF PROCEEDS.......................   S-85
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   S-85
    Taxation of Regular Interests.....   S-85
    The Basis Risk Reserve and Basis-F
      Risk Reserve Funds..............   S-86
    Status of the Offered
      Certificates....................   S-87
    Taxation of Residual Holders......   S-87
ERISA CONSIDERATIONS..................   S-88
LEGAL INVESTMENT CONSIDERATIONS.......   S-89
METHOD OF DISTRIBUTION................   S-90
LEGAL MATTERS.........................   S-91
RATINGS...............................   S-91
EXPERTS...............................   S-92
ANNEX I GLOBAL CLEARANCE, SETTLEMENT
  AND TAX DOCUMENTATION PROCEDURES....    I-1
    Initial Settlement................    I-1
    Secondary Market Trading..........    I-1
    Certain U.S. Federal Income Tax
      Documentation Requirements......    I-3
ANNEX II CLASS A-F-IO NOTIONAL
  SCHEDULE............................   II-1

                              SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION NECESSARY TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.

CSFB MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2002-HE4

                                           PER           INITIAL RATING
                          INITIAL         ANNUM         OF CERTIFICATES
                           CLASS          PASS-        ------------------
                         PRINCIPAL       THROUGH        S&P      MOODY'S
        CLASS             BALANCE         RATE         RATING     RATING      DESIGNATION
-------------------------------------------------------------------------------------------
                                   OFFERED CERTIFICATES
SENIOR
CERTIFICATES
A-1                    $  550,000,000    2.195%(1)      AAA        Aaa           Senior
A-2                    $  150,000,000    2.290%(1)      AAA        Aaa           Senior
A-3                    $   61,000,000    2.180%(1)      AAA        Aaa           Senior
A-IO                        (2)          6.150%(3)      AAA        Aaa       Interest Only/
                                                                               Penalties
A-F                    $  100,000,000    5.510%(5)      AAA        Aaa           Senior
A-F-IO                      (4)          5.500%         AAA        Aaa       Interest Only
R                      $           50    5.510%(5)      AAA        N/R           Senior
CLASS M
CERTIFICATES
M-1                    $   55,500,000    2.900%(1)       AA        Aa2        Subordinate
M-2                    $   51,000,000    3.600%(1)       A          A2        Subordinate
M-F-1                  $    4,900,000    6.940%(5)       AA        Aa2        Subordinate
M-F-2                  $    4,900,000    7.420%(5)       A          A2        Subordinate
CLASS B
CERTIFICATES
B                      $   17,500,000    4.350%(1)      BBB+       Baa1       Subordinate
B-F                    $    5,200,000    7.880%(5)      BBB+       Baa3       Subordinate
TOTAL
OFFERED
CERTIFICATES           $1,000,000,050

                                 NON-OFFERED CERTIFICATES

X                      $            0       N/A         N/R        N/R        Subordinate
X-F                    $            0       N/A         N/R        N/R        Subordinate
P-F                    $           50       N/A         N/R        N/R        Subordinate/
                                                                               Penalties

(1) Approximate pass-through rate that would be applicable to the first distribution date based on a LIBOR determination date of February 21, 2002. After the first distribution date, interest will accrue on the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 and Class B Certificates based upon one-month LIBOR plus the applicable certificate margin, subject to a rate cap. After the first possible optional termination date for the group 1 and group 2 mortgage loans, these certificate margins will increase. For additional information on the calculation of the pass-through rates, see 'Description of the Certificates -- Distributions of Interest -- Group 1 and Group 2.'

(2) The Class A-IO Certificates are interest only certificates, will have no principal balance and will accrue interest on their notional amount which is initially $445,185,000. For any distribution date on or prior to the August 2004 distribution date, the Class A-IO notional amount will be equal to 58.50% of the aggregate class principal balance of the Class A-1, Class A-2 and Class A-3 Certificates. After the distribution date in
    August 2004, the Class A-IO notional amount will be zero.

(3) Approximate pass-through rate that would be applicable to the first distribution date based on a LIBOR determination date of February 21, 2002. After the first distribution date, interest will accrue on the Class A-IO Certificates at a per annum pass-through rate calculated as described herein under 'Description of the Certificates -- Distributions of Interest --
    Group 1 and Group 2'.

(4) The Class A-F-IO are interest only certificates, will have no principal balance and will accrue interest on their notional amount which is initially $29,300,000. The Class A-F-IO notional amount will be calculated as described in 'Description of the Certificates -- Glossary of Terms --
    Group 3'. After the distribution date in February 2004, the Class A-F-IO notional amount will be zero.

(5) The pass-through rate for each distribution date on the Class A-F, Class M-F-1, Class M-F-2, Class B-F and Class R Certificates is subject to a rate cap. After the first possible optional termination date for the loan group 3 mortgage loans, the pass-through rate will equal the applicable pass-through rate set forth above plus 0.50%, subject to a rate cap.

The offered certificates, other than the Class R Certificates, will be book-entry certificates. The Class R Certificates will be physical certificates. The initial class principal balances of the certificates are subject to a variance of no more than 5% prior to their issuance.

PREFUNDING ACCOUNT

On the closing date, the depositor will deposit approximately $177,175,251 into a segregated account maintained with the trustee, referred to in this prospectus supplement as the prefunding account. The trust will use approximately $104,530,637 of this amount to buy additional group 1 mortgage loans, approximately $46,684,072 of this amount to buy additional group 2 mortgage loans and approximately $25,960,542 of this amount to buy additional group 3 mortgage loans from the seller after the closing date and on or prior to May 24, 2002. The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust. If any amounts are left in the prefunding account after that date in respect of a loan group, the holders of the Class A-1, Class A-2, Class A-3 and Class A-F Certificates, as applicable, will receive that amount as a principal payment on the May 2002 distribution date in the manner described herein.

DEPOSITOR

Credit Suisse First Boston Mortgage Acceptance Corp. The depositor maintains its principal office at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

SELLER

DLJ Mortgage Capital, Inc. (referred to in this prospectus supplement as DLJMC) is the seller of all of the mortgage loans.

SERVICERS

Olympus Servicing, L.P. (referred to in this prospectus supplement as Olympus), Ocwen Federal Bank FSB (referred to in this prospectus supplement as Ocwen) and Fairbanks Capital Corp. (referred to in this prospectus supplement as Fairbanks) will initially service approximately 42.0%, 3.9% and 54.1% (by aggregate principal balance as of the cut-off date), respectively, of the initial mortgage loans.

SPECIAL SERVICER

Olympus Servicing, L.P.

TRUST

CSFB ABS Trust Series 2002-HE4.

TRUSTEE

U.S. Bank National Association.
CUSTODIANS

Bank One Trust Company, N.A.

LaSalle Bank National Association

CUT-OFF DATE

For any mortgage loan transferred to the trust on the closing date, February 1, 2002. For any subsequent mortgage loan, the date of transfer to the trust.

CLOSING DATE

February 26, 2002

DETERMINATION DATE

The business day immediately preceding the 18th day of each month.

DISTRIBUTION DATE

Distributions on the certificates will be made on the 25th day of each month or, if the 25th day is not a business day, the next business day, commencing on March 25, 2002.

RECORD DATE

For every class of offered certificates held in book-entry form, the business day immediately preceding each distribution date. For the Class R Certificates, the last business day of the month preceding each distribution date.

MORTGAGE POOL

On February 26, 2002, the trust will acquire a pool of initial mortgage loans which will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

As of the cut-off date, the initial mortgage pool consists of approximately 6,293 mortgage loans with an aggregate principal balance of approximately $822,824,849. As described herein, additional mortgage loans, referred to herein as the subsequent mortgage loans, may be added to the mortgage pool after the closing date.

The mortgage loans include conventional, adjustable-rate and fixed-rate, fully amortizing and balloon, first lien residential mortgage loans, all of which have original terms to stated maturity of up to 30 years.

The mortgage loans were originated generally in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines. As a result, such mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

The mortgage loans will be divided into three loan groups. Loan group 1 consists of 849 fixed-rate and 3,565 adjustable-rate initial mortgage loans with principal balances greater than $14,985 and less than or equal to $447,109, and with an aggregate outstanding principal balance as of the cut-off date of approximately $534,664,182. Loan group 2 consists of 475 fixed-rate and 488 adjustable-rate initial mortgage loans with principal balances greater than $10,643 and less than or equal to $820,159, and with an aggregate outstanding principal balance as of the cut-off date of approximately $199,121,110. Loan group 3 consists of 916 fixed-rate initial mortgage loans with principal balances greater than $15,181 and less than or equal to $559,493, and with an aggregate outstanding principal balance as of the cut-off date of approximately $89,039,558.

RELATIONSHIP BETWEEN LOAN GROUPS AND THE CERTIFICATES

The Class A-1 Certificates generally relate to the mortgage loans in loan group 1 and the Class A-2 and Class A-3 Certificates generally relate to the mortgage loans in loan group 2. The Class A-IO, Class M-1, Class M-2, Class B and
Class X Certificates generally relate to the mortgage loans in loan group 1 and loan group 2. The Class A-F, Class A-F-IO, Class R, Class M-F-1, Class M-F-2, Class B-F, Class P-F and Class X-F Certificates generally relate to the mortgage loans in loan group 3. The certificates generally receive distributions based on principal, interest and other amounts collected from the mortgage loans in the related loan group.

The Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class B and Class X Certificates are referred to herein as the group 1 and group 2 certificates, and the Class A-F, Class R, Class A-F-IO, Class M-F-1,
Class M-F-2, Classd B-F, Class P-F and Class X-F Certificates are referred to herein as the group 3 certificates.

Under certain limited circumstances described herein, the group 1 and group 2 offered certificates may receive excess interest collections otherwise distributable to the Class X-F Certificates.

INTEREST DISTRIBUTIONS

The amount of interest distributable to each class of certificates entitled to interest on each distribution date will generally equal:

the per annum pass-through rate for that class of certificates, multiplied by the applicable principal balance or notional amount of that class of certificates, minus the share of some types of interest shortfalls allocated to that class.

Interest distributions received on any distribution date for any class of group 1 and group 2 offered certificates represent interest accrued during the period commencing on the immediately preceding distribution date (or, in the case of the first distribution date (other than the Class A-IO Certificates), the closing date, and with respect to the Class A-IO Certificates, February 25,
2002) and ending on the day immediately preceding the related distribution date. Interest distributions received on any distribution date for any class of group 3 offered certificates represent interest accrued during the prior calendar month. Interest will accrue on each class of offered certificates (other than the Class A-IO, Class A-F, Class A-F-IO, Class M-F-1, Class M-F-2 and Class B-F Certificates) on the basis of a 360-day year and the actual number of days elapsed in each accrual period. Interest will accrue on the Class A-IO, Class A-F, Class A-F-IO, Class M-F-1, Class M-F-2 and Class B-F Certificates on the basis of a 360-day year and twelve 30-day months.

See 'Description of the Certificates -- Distributions of Interest -- Group 1 and Group 2' and 'Description of the Certificates -- Distributions of Interest -- Group 3' in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in 'Description of the Certificates' in this prospectus supplement. It is possible that, on any given distribution date, payments from the related mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the related subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates, with interest thereon, to the extent available.

PRINCIPAL DISTRIBUTIONS

The amount of principal distributable on any class of certificates on any distribution date will be determined by:

funds actually received or advanced on the related mortgage loans that are available to make principal distributions on the certificates;

the amount of excess interest from the related mortgage loans available to be paid as principal on the certificates as described below; and

with respect to the group 1 and group 2 offered certificates, certain excess interest amounts on the group 3 mortgage loans otherwise distributable to the Class X-F Certificates.

Funds actually received or advanced on the mortgage loans will consist of expected monthly scheduled payments, unexpected payments resulting from, among other things, prepayments by mortgagors or liquidations of defaulted mortgage loans (including any mortgage insurance proceeds, if any, on that mortgage loan), and advances made by the related servicer.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in March 2005, or on or after that date, and depending upon the delinquency performance of the mortgage loans.

We refer you to 'Description of the Certificates -- Distributions of Principal -- Group 1 and Group 2' and 'Description of the Certificates -- Distributions of Principal -- Group 3' in this prospectus supplement for more detail.

PREPAYMENT PREMIUMS ON THE MORTGAGE LOANS

The Class A-IO Certificates are entitled to prepayment premiums that the applicable servicer receives from collections on the mortgage loans in loan group 1 and loan group 2. The Class P-F Certificates are entitled to prepayment premiums that the applicable servicer receives from collections on the mortgage loans in loan group 3.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates includes overcollateralization, subordination features and, with respect to the group 1 and group 2 offered certificates, certain excess interest collections on the group 3 mortgage loans, if available, to cover certain Realized Losses on the mortgage loans in loan group 1 and loan group 2, to reduce delays in distributions and losses on some classes of certificates, in varying degrees. In addition, certain distributions of principal and interest on the Class A-1, Class A-2, Class A-3 and Class A-F Certificates will be insured by the Class A certificate guaranty insurance policy to be issued by Financial Security Assurance Inc.

Overcollateralization -- Group 1 and Group 2. The mortgage loans in loan group 1 and loan group 2 bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the group 1 and group 2 offered certificates and certain trust expenses. Except for the first distribution date, this excess interest will be applied to pay principal, as necessary, on the group 1 and group 2 offered certificates in the manner described herein in order to create and maintain the required level of overcollateralization. The overcollateralization will be available to absorb losses on the group 1 and group 2 mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the group 1 and group 2 mortgage loans to create and maintain the required level of overcollateralization.

Overcollateralization -- Group 3. The mortgage loans in loan group 3 bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the group 3 offered certificates and certain trust expenses. Except for the first distribution date, this excess interest will be applied to pay principal, as necessary, on the group 3 offered certificates in the manner described herein in order to create and maintain the required level of overcollateralization. The overcollateralization will be available to absorb losses on the group 3 mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the group 3 mortgage loans to create and maintain the required level of overcollateralization.

We refer you to 'Risk Factors', 'Description of the Certificates -- Credit Enhancement -- Group 1 and Group 2 -- Overcollateralization' and 'Description of the Certificates -- Credit Enhancement -- Group 3 -- Overcollateralization' in this prospectus supplement for more detail.

Subordination -- Group 1 and Group 2. There are two types of subordination available to the group 1 and group 2 offered certificates.

The group 1 and group 2 senior certificates will have a payment priority over the group 1 and group 2 subordinate certificates. Each class of such subordinate certificates will be subordinate to each other such class of subordinate certificates with a higher payment priority.

Losses that are realized when the unpaid principal balance on a group 1 or group 2 mortgage loan and accrued but unpaid interest on such mortgage loan exceeds the proceeds recovered upon liquidation (including any mortgage insurance proceeds on that mortgage loan and amounts withdrawn from the reserve fund in respect of that mortgage loan) will first reduce the available excess interest on the mortgage loans in loan group 1 or loan group 2, as applicable, and then reduce the overcollateralization amount. If excess interest and overcollateralization at that time are insufficient to cover these amounts, such losses on the group 1 or group 2 mortgage loans, as applicable, will be allocated to the group 1 and group 2 subordinate certificates, in the reverse order of their priority of payment, until the principal amount of such subordinate certificates is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of the senior certificates may never receive all of their principal distributions.

Subordination -- Group 3. There are two types of subordination available to the group 3 offered certificates.

The group 3 senior certificates will have a payment priority over the group 3 subordinate certificates. Each class of group 3 subordinate certificates will be subordinate to each other such class of group 3 subordinate certificates with a higher payment priority.

Losses that are realized when the unpaid principal balance on a group 3 mortgage loan and accrued but unpaid interest on such mortgage loan exceeds the proceeds recovered upon liquidation (including any mortgage insurance proceeds on that mortgage loan) will first reduce the available excess interest on the mortgage loans in loan group 3 and then reduce the overcollateralization amount. If excess interest and overcollateralization at that time are insufficient to cover these amounts, such losses on the group 3 mortgage loans will be allocated to the group 3 subordinate certificates, in the reverse order of their priority of payment, until the principal amount of such subordinate certificates is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of the group 3 senior certificates may never receive all of their principal distributions.

We refer you to 'Description of the Certificates -- Credit Enhancement -- Group 1 and Group 2 -- Overcollateralization' and 'Description of the Certificates -- Credit Enhancement -- Group 3 -- Overcollateralization' in this prospectus supplement for more detail.

Cross-Collateralization. Distributions otherwise available for distribution on the Class X-F Certificates will be available to cover certain losses on the group 1 and group 2 mortgage loans.

We refer you to 'Description of the Certificates -- Credit Enhancement --
Group 1 and Group 2 -- Cross-Collateralization of Distributions on the Class X-F Certificates' for more detail.

Class A Certificate Insurance Policy. The Class A-1, Class A-2, Class A-3 and Class A-F Certificates will have the benefit of the certificate guaranty insurance policy issued by Financial Security Assurance Inc. This insurance policy will, in general, guarantee accrued and unpaid interest on the Class A-1, Class A-2, Class A-3 and Class A-F Certificates on each distribution date and the principal amount then owing on the Class A-1, Class A-2, Class A-3 and Class A-F Certificates on the distribution date in August 2032. This insurance policy will not provide credit enhancement for any class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-F Certificates.

We refer you to 'Description of the Certificates -- The Class A Certificate Guaranty Insurance

Policy' in this prospectus supplement for more detail.

OPTIONAL TERMINATION

If the aggregate principal balance of the group 1 and group 2 mortgage loans declines below 10% of the aggregate principal balance of the group 1 and group 2 mortgage loans as of the cut-off date plus the applicable amount on deposit in the prefunding account on the closing date, then Olympus may purchase all of the group 1 and group 2 mortgage loans and the related property in the trust. If Olympus purchases all of the group 1 and group 2 mortgage loans, group 1 and group 2 certificateholders will receive a final distribution.

If the aggregate principal balance of the group 3 mortgage loans declines below 10% of the aggregate principal balance of the group 3 mortgage loans as of the cut-off date plus the applicable amount on deposit in the prefunding account on the closing date, then Olympus may purchase all of the group 3 mortgage loans and the related property in the trust. If Olympus purchases all of the group 3 mortgage loans, group 3 certificateholders will receive a final distribution.

If Olympus does not exercise an option to purchase the related mortgage loans as described above when it is first entitled to do so, the pass-through rates of the related offered certificates, except the Class A-IO and Class A-F-IO Certificates, will be increased as described in this prospectus supplement.

We refer you to 'Description of the Certificates -- Optional Termination' in this prospectus supplement for more detail.

ADVANCES

If the servicer of a mortgage loan reasonably believes that cash advances can be recovered from a delinquent mortgagor or other collections on that mortgage loan, then the servicer will make cash advances to the trust to cover delinquent mortgage loan payments of principal and interest with respect to the mortgage loans, other than the simple interest loans, and of interest only with respect to the simple interest mortgage loans. In the event that a balloon loan is not paid in full on its maturity date, the servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable. In no event will the servicer be obligated to advance the balloon payment due on any balloon loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

We refer you to 'Servicing of the Mortgage Loans -- Advances from the Servicers' in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund (other than the prefunding account, the capitalized interest account and the basis risk reserve funds) will comprise multiple REMICs; one or more underlying REMICs and the master REMIC. The assets of each underlying REMIC will generally consist of uncertificated regular interests. The assets of the Master REMIC will generally consist of uncertificated regular interests issued by the one or more underlying REMICs, which in the aggregate will correspond to the Certificates. All classes of offered certificates (other than the Class R Certificates) and the Class X, Class X-F and Class P-F Certificates will represent regular interests in a REMIC (exclusive of any rights of the Certificates to receive payments from the Basis Risk Reserve Fund or the Basis-F Risk Reserve Fund). The Class R Certificates will represent ownership of the residual interests in the REMICs.

ERISA CONSIDERATIONS

It is expected that the offered certificates, other than the Class R Certificates, may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. Sales of the Class R Certificates to these plans or retirement accounts are prohibited.

We refer you to 'ERISA Considerations' in this prospectus supplement and in the prospectus for more detail.

LEGAL INVESTMENT

At the end of the prefunding period, the Class A-1, Class A-2, Class A-3, Class A-IO, Class R, Class A-F, Class A-F-IO, Class M-1 and Class M-F-1 Certificates will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. All other classes of certificates offered by this prospectus supplement will not be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

RATINGS

The trust will not issue the offered certificates unless they have been assigned ratings at least as high as those designated on page S-3.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

                                  RISK FACTORS

    THIS PROSPECTUS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DESCRIBES THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO      The Underwriters intend to make a secondary market
MATURITY IF THEIR MARKETABILITY IS LIMITED     for the offered certificates but are not obligated to
                                               do so. There is currently no secondary market for the
                                               offered certificates. The Underwriters cannot give
                                               you any assurance that a secondary market will
                                               develop or, if it develops, that it will continue.
                                               Consequently, you may not be able to sell your
                                               offered certificates readily or at prices that will
                                               enable you to realize your desired yield. The market
                                               values of the offered certificates are likely to
                                               fluctuate; these fluctuations may be significant and
                                               could result in significant losses to you. The
                                               secondary markets for mortgage backed securities have
                                               experienced periods of illiquidity and can be
                                               expected to do so in the future. Illiquidity means
                                               you may not be able to find a buyer to buy your
                                               securities readily or at prices that will enable you
                                               to realize a desired yield. Illiquidity can have a
                                               severely adverse effect on the prices of securities
                                               that are especially sensitive to prepayment, credit
                                               or interest rate risk, or that have been structured
                                               to meet the investment requirements of limited
                                               categories of investors.

THE YIELD ON YOUR CERTIFICATES WILL VARY       The rate of principal distributions and yield to
DEPENDING ON THE RATE OF PREPAYMENTS; VARIOUS  maturity on your certificates will be directly
FACTORS AFFECT THE RATE OF PREPAYMENTS         related to the rate of principal payments on the
                                               related mortgage loans. Mortgagors may prepay a
                                               mortgage loan at any time.

                                               The rate of principal payments on the mortgage loans
                                               will be affected by, among other factors, the
                                               following:

                                                 the amortization schedules of the mortgage loans;

                                                 the rate of prepayments by mortgagors, including
                                                 prepayments resulting from refinancing;

                                                 liquidations of defaulted mortgage loans; and

                                                 repurchases of mortgage loans as a result of
                                                 defective documentation and breaches of
                                                 representations and warranties.

                                               The Class A-1 Certificates will receive principal
                                               payments primarily from the mortgage loans in loan
                                               group 1. The Class A-2 and Class A-3 Certificates
                                               will receive principal payments primarily from the
                                               mortgage loans in loan group 2. The Class A-F and
                                               Class R Certificates will receive principal payments
                                               primarily from the mortgage loans in loan group 3.
                                               The Class M-1, Class M-2 and Class B Certificates
                                               will receive principal payments from the mortgage
                                               loans in loan group 1 and loan group 2. The
                                               Class M-F-1, Class M-F-2 and Class B-F Certificates
                                               will receive principal payments from the mortgage
                                               loans in loan group 3. Therefore, the yields on the
                                               offered certificates will be sensitive to the rate
                                               and timing of principal prepayments and defaults on
                                               the mortgage loans in related loan group or loan
                                               groups.

                                               The rate of principal payments on pools of mortgage
                                               loans is influenced by a variety of economic,
                                               geographic, social and other factors. For example, if
                                               currently offered mortgage rates fall below the
                                               mortgage rates on the fixed-rate mortgage loans, the
                                               prepayment rate on those mortgage loans should
                                               increase. In addition, if mortgage rates decline,
                                               prepayments on the adjustable-rate mortgage loans may
                                               increase due to the availability of fixed-rate
                                               mortgage loans at lower mortgage rates. On the other
                                               hand, if currently offered mortgage rates rise above
                                               the mortgage rates on the fixed-rate and
                                               adjustable-rate mortgage loans, the prepayment rate
                                               should decrease.

                                               As of origination, approximately 97.0% of the initial
                                               mortgage loans in loan group 1, 90.4% of the initial
                                               mortgage loans in loan group 2, and 73.8% of the
                                               initial mortgage loans in loan group 3 each by
                                               principal balance of that loan group as of
                                               February 1, 2002, impose a penalty for certain early
                                               full or partial prepayments of a mortgage loan.
                                               Generally, the prepayment penalty may be imposed if a
                                               prepayment is made by a mortgagor during a specified
                                               period occurring during the first one to five years
                                               after origination and the amount of such prepayment
                                               is in excess of a certain amount. Such prepayment
                                               penalties may discourage mortgagors from prepaying
                                               their mortgage loans during the penalty period and,
                                               accordingly, affect the rate of prepayment of such
                                               mortgage loans even in a declining interest rate
                                               environment.

                                               All of the adjustable-rate initial mortgage loans
                                               have fixed interest rates for six months, two, three
                                               or five years following origination and then adjust.
                                               These mortgage loans may have higher prepayments as
                                               they approach their first adjustment dates because
                                               the mortgagors may want to avoid periodic changes to
                                               their monthly payments.

                                               The seller may be required to repurchase mortgage
                                               loans from the trust in the event certain breaches of
                                               representations and warranties have not been cured.
                                               In addition, Olympus, in its capacity as the special
                                               servicer, has the option to purchase mortgage loans
                                               from the trust that become ninety days or more
                                               delinquent. These purchases will have the same effect
                                               on the holders of the offered certificates as a
                                               prepayment of the mortgage loans.

THE YIELD TO MATURITY ON YOUR CERTIFICATES     The yield to maturity on each class of offered
WILL DEPEND ON VARIOUS FACTORS, INCLUDING THE  certificates will depend on a variety of factors,
RATE OF PREPAYMENTS                            including:

                                                 the rate and timing of principal payments on the
                                                 related mortgage loans (including prepayments,
                                                 defaults and liquidations, and repurchases due to
                                                 breaches of representations or warranties);

                                                 the pass-through rate for that class;

                                                 interest shortfalls due to mortgagor prepayments on
                                                 the related mortgage loans; and

                                                 the purchase price of that class.

                                               The rate of prepayments is one of the most important
                                               and least predictable of these factors.

                                               In general, if a class of certificates is purchased
                                               at a price higher than its outstanding principal
                                               balance and principal distributions on such class
                                               occur faster than assumed at the time of purchase,
                                               the yield will be lower than anticipated. Conversely,
                                               if a class of certificates is purchased at a price
                                               lower than its outstanding principal balance and
                                               principal distributions on that class occur more
                                               slowly than assumed at the time of purchase, the
                                               yield will generally be lower than anticipated.

THE VALUE OF YOUR CERTIFICATE MAY BE REDUCED   If the performance of the mortgage loans in any loan
IF LOSSES ARE HIGHER THAN EXPECTED             group is substantially worse than assumed by the
                                               rating agencies, the ratings of any class of
                                               certificates related to those mortgage loans may be
                                               lowered in the future. This would probably reduce the
                                               value of those certificates. None of the depositor,
                                               the seller, the servicers, the special servicer or
                                               any other entity will have any obligation to
                                               supplement any credit enhancement, or to take any
                                               other action to maintain any rating of the
                                               certificates. Consequently, if payments on the
                                               mortgage loans are insufficient to make all payments
                                               required on the certificates related to those
                                               mortgage loans, then you may incur a loss on your
                                               investment.

INADEQUATE AMOUNT OF SUBSEQUENT MORTGAGE       If the amount of subsequent mortgage loans purchased
LOANS WILL AFFECT THE TIMING AND RATE OF       by the trust is less than the amount deposited in the
RETURN ON AN INVESTMENT                        prefunding account in respect of a loan group on the
                                               closing date, holders of the Class A-1, Class A-2,
                                               Class A-3 and Class A-F Certificates, as applicable,
                                               may receive a payment of principal of the amount
                                               remaining in the prefunding account on the
                                               distribution date occurring in May 2002 in respect of
                                               the related loan group. The types of mortgage loans
                                               that can be purchased as subsequent mortgage loans
                                               are similar to the initial mortgage loans in the
                                               related loan group and the depositor expects that the
                                               characteristics of the mortgage loans as described in
                                               this prospectus supplement will not be materially
                                               changed by the addition of the subsequent mortgage
                                               loans.

UNDERWRITING GUIDELINES AND POTENTIAL          The mortgage loans were originated generally in
DELINQUENCIES                                  accordance with the underwriting guidelines described
                                               in this prospectus supplement. The underwriting
                                               standards typically differ from, and, with respect to
                                               a substantial number of mortgage loans, are generally
                                               less stringent than, the underwriting standards
                                               established by Fannie Mae or Freddie Mac. In
                                               addition, the mortgage loans may have been made to
                                               mortgagors with imperfect credit histories, ranging
                                               from minor delinquencies to bankruptcy, or mortgagors
                                               with relatively high ratios of monthly mortgage
                                               payments to income or relatively high ratios of total
                                               monthly credit payments to income. Consequently, the
                                               mortgage loans may experience rates of delinquency,
                                               foreclosure and bankruptcy that are higher, perhaps
                                               substantially higher, than those experienced by
                                               mortgage loans underwritten in accordance with
                                               stricter standards.

                                               Changes in the values of mortgaged properties related
                                               to the mortgage loans may have a greater effect on
                                               the delinquency, foreclosure, bankruptcy and loss
                                               experience of the mortgage loans in the trust than on
                                               mortgage loans originated under

                                               stricter guidelines. We cannot assure you that the
                                               values of the mortgaged properties have remained or
                                               will remain at levels in effect on the dates of
                                               origination of the related mortgage loans.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT     The subordination and overcollateralization features
                                               and, with respect to the group 1 and group 2
                                               certificates, certain excess interest collections on
                                               the group 3 mortgage loans, described in this
                                               prospectus supplement are intended to enhance the
                                               likelihood that certificateholders, particularly
                                               holders of classes of certificates with a higher
                                               payment priority, will receive regular payments of
                                               interest and principal. Such credit enhancements,
                                               however, are limited in nature and may be
                                               insufficient to cover all losses on the mortgage
                                               loans. The Class A-1, Class A-2, Class A-3 and
                                               Class A-F Certificates are insured by a certificate
                                               guaranty insurance policy issued by Financial
                                               Security Assurance Inc. None of the other classes of
                                               certificates are insured under such policy.

                                               OVERCOLLATERALIZATION

                                               In order to create overcollateralization, it will be
                                               necessary that the mortgage loans generate more
                                               interest than is needed to pay interest on the
                                               related certificates and the related fees and
                                               expenses of the trust. It is anticipated that the
                                               mortgage loans will generate more interest than is
                                               needed to pay those amounts, at least during certain
                                               periods, because the weighted average net mortgage
                                               rate on the mortgage loans in each loan group, less
                                               the rate at which the certificate insurer fee
                                               accrues, is expected to be higher than the weighted
                                               average pass-through rate on the related
                                               certificates. It cannot be assured, however, that
                                               enough excess interest will be generated to reach or
                                               maintain the overcollateralization level required by
                                               the rating agencies. The following factors will
                                               affect the amount of excess interest that the
                                               mortgage loans will generate:

                                                 Prepayments. Each time a mortgage loan is prepaid,
                                                 total excess interest after the date of prepayment
                                                 will be reduced because that mortgage loan will no
                                                 longer be outstanding and generating interest.
                                                 Prepayment of a disproportionately high number of
                                                 high mortgage rate mortgage loans would have a
                                                 greater adverse effect on future excess interest.

                                                 Defaults. The rate of defaults on the mortgage loans
                                                 may turn out to be higher than expected. Defaulted
                                                 mortgage loans may be liquidated, and liquidated
                                                 mortgage loans will no longer be outstanding and
                                                 generating interest.

                                                 Level of one-month LIBOR. If one-month LIBOR
                                                 increases, more money will be needed to distribute
                                                 interest to the Class A-1, Class A-2, Class A-3,
                                                 Class M-1, Class M-2 and Class B certificateholders,
                                                 so less money will be available as excess interest
                                                 collections on the group 1 and group 2 mortgage
                                                 loans. See 'The Mortgage Pool' herein.

                                               SUBORDINATION

                                               If excess interest and overcollateralization is
                                               insufficient to absorb losses, then certain classes
                                               of certificates will incur losses and may never
                                               receive all of their principal payments.

RISKS OF HOLDING CLASS A-IO AND CLASS A-F-IO   The yield on the Class A-IO Certificates will be
CERTIFICATES                                   extremely sensitive to the level of prepayments on
                                               the mortgage loans in loan group 1 and loan group 2.
                                               The yield on the Class A-F-IO Certificates will be
                                               sensitive to the level of prepayments on the mortgage
                                               loans in loan group 3. The yield on these
                                               certificates may be adversely affected by a faster
                                               than expected rate of prepayments on the related
                                               mortgage loans or an early termination of the trust.
                                               The Class A-IO Certificates will also be extremely
                                               sensitive to one-month LIBOR, with their yield to
                                               maturity being affected adversely by increases in
                                               such rate.

                                               In addition to interest distributions, the
                                               Class A-IO Certificates will also be entitled to all
                                               prepayment penalties collected by the servicers on
                                               the mortgage loans in loan group 1 and loan group 2.
                                               Generally, a prepayment penalty only remains
                                               applicable with respect to a mortgage loan for the
                                               limited time period specified in the terms of the
                                               mortgage note. As a result, the yield on the
                                               Class A-IO Certificates may also be adversely
                                               affected by a lower than expected rate of principal
                                               prepayments on the mortgage loans with prepayment
                                               penalties. Certain prepayment, LIBOR and/or default
                                               scenarios could lead to the failure of investors in
                                               the Class A-IO Certificates to recoup fully the
                                               amount of their initial investment.

                                               Under certain prepayment and/or default scenarios,
                                               investors in the Class A-F-IO Certificates may fail
                                               to recoup the amount of their initial investment.

                                               Prepayment penalties may be unenforceable
                                               (i) because of specific state law limitations,
                                               applicable in certain states, governing when and
                                               under what circumstances prepayment penalties may be
                                               collected, (ii) because of limitations on the
                                               enforceability of prepayment penalties resulting from
                                               the application of bankruptcy, insolvency,
                                               moratorium, receivership and other similar laws
                                               relating to creditors' rights generally,
                                               (iii) because, in certain cases, collectability of
                                               prepayment penalties may be limited due to
                                               acceleration in connection with a foreclosure or
                                               (iv) because of changes that may occur in state or
                                               federal law which may render prepayment penalties
                                               unenforceable or which may otherwise affect the
                                               collectability thereof. In addition, under certain
                                               circumstances set forth in the pooling and servicing
                                               agreement, a servicer is entitled to waive a
                                               prepayment penalty.

                                               See 'Yield Prepayment and Maturity Considerations --
                                               Yields on Class A-IO and Class A-F-IO Certificates'
                                               in this prospectus supplement for tables showing
                                               expected yields at different prepayment rates and,
                                               if applicable, levels of LIBOR.

RISKS OF HOLDING SUBORDINATE CERTIFICATES      The protection afforded the senior certificates in
                                               this transaction creates risks for the subordinate
                                               certificates. Prior

                                               to any purchase of subordinate certificates, consider
                                               the following factors that may adversely impact your
                                               yield:

                                                 Because the subordinate certificates receive interest
                                                 and principal distributions after the related senior
                                                 certificates receive such distributions, there is a
                                                 greater likelihood that the subordinate certificates
                                                 will not receive the distributions to which they are
                                                 entitled on any distribution date.

                                                 If a servicer determines not to advance a delinquent
                                                 payment on a mortgage loan because it deems that
                                                 amount is not recoverable, there may be a shortfall
                                                 in distributions on the related certificates which
                                                 could adversely impact the subordinate certificates.

                                                 The subordinate certificates are not expected to
                                                 receive principal distributions until, at the
                                                 earliest, the distribution date occurring in
                                                 March 2005.

                                                 Losses resulting from the liquidation of defaulted
                                                 mortgage loans will first reduce excess interest and
                                                 then reduce the level of overcollateralization. If
                                                 there is insufficient excess interest and
                                                 overcollateralization, losses on the mortgage loans
                                                 will be allocated to the related subordinate
                                                 certificates in reverse order of their priority of
                                                 payment. A loss allocation results in a reduction of
                                                 a certificate balance without a corresponding
                                                 distribution of cash to the holder. A lower
                                                 certificate balance will result in less interest
                                                 accruing on the certificate.

                                                 The earlier in the transaction that a loss on a
                                                 mortgage loan occurs, the greater the impact on the
                                                 yield on the related certificates.

                                               The risks described above for the subordinate
                                               certificates will affect the Class B Certificates
                                               most severely, then the Class M-2 Certificates and
                                               then the Class M-1 Certificates with respect to loan
                                               group 1 and loan group 2 and with respect to loan
                                               group 3, will affect the Class B-F Certificates most
                                               severely, then the Class M-F-2 Certificates and then
                                               the Class M-F-1 Certificates.

LOSSES ON THE MORTGAGE LOANS IN LOAN GROUP 1   Investors in the Class A-1, Class A-2 and Class A-3
OR LOAN GROUP 2 MAY REDUCE THE YIELD ON        Certificates should also be aware that because the
CLASS A CERTIFICATES RELATED TO THE OTHER      loan group 1 and loan group 2 subordinate
LOAN GROUP                                     certificates represent interests in loan group 1 and
                                               loan group 2, the class principal balances of the
                                               subordinate certificates could be reduced to zero as
                                               a result of realized losses on the mortgage loans in
                                               either of these loan groups. Therefore, the
                                               allocation of realized losses on the mortgage loans
                                               in either of these loan groups to the group 1 and
                                               group 2 subordinate certificates will reduce the
                                               subordination provided by the group 1 and group 2
                                               subordinate certificates to the Class A-1, Class A-2
                                               and Class A-3 Certificates, including the class of
                                               Class A Certificates related to the loan group that
                                               did not suffer such losses.

                                               See 'Description of the Certificates -- Credit
                                               Enhancement -- Group 1 and Group 2' and 'Description
                                               of the

                                               Certificates -- Credit Enhancement -- Group 3' in
                                               this prospectus supplement for more detail.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY     Applicable state laws generally regulate interest
RESULT IN LOSSES                               rates and other charges and require specific
                                               disclosures. In addition, other state laws, public
                                               policy and general principles of equity relating to
                                               the protection of consumers, unfair and deceptive
                                               practices and debt collection practices may apply to
                                               the origination, servicing and collection of the
                                               mortgage loans.

                                               The mortgage loans are also subject to federal laws
                                               including:

                                                 The federal Truth in Lending Act and Regulation Z
                                                 promulgated under the Truth in Lending Act, which
                                                 require particular disclosures to the borrowers
                                                 regarding the terms of the mortgage loans;

                                                 The Equal Credit Opportunity Act and Regulation B
                                                 promulgated under the Equal Credit Opportunity Act,
                                                 which prohibit discrimination on the basis of age,
                                                 race, color, sex, religion, marital status, national
                                                 origin, receipt of public assistance or the exercise
                                                 of any right under the Consumer Credit Protection
                                                 Act, in the extension of credit;

                                                 The Americans with Disabilities Act, which, among
                                                 other things, prohibits discrimination on the basis
                                                 of disability in the full and equal enjoyment of the
                                                 goods, services, facilities, privileges, advantages
                                                 or accommodations of any place of public
                                                 accommodation; and

                                                 The Fair Credit Reporting Act, which regulates the
                                                 use and reporting of information related to the
                                                 borrower's credit experience.

                                               Depending on the provisions of the applicable law and
                                               the specific facts and circumstances involved,
                                               violations of these laws, policies and principles may
                                               limit the ability of a servicer to collect all or
                                               part of the principal of or interest on the mortgage
                                               loans, may entitle the borrower to a refund of
                                               amounts previously paid and, in addition, could
                                               subject the trust fund, as owner of the mortgage
                                               loans, to damages and administrative enforcement.

CONSEQUENCES OF OWNING BOOK-ENTRY              Limit on Liquidity of Certificates. Issuance of the
CERTIFICATES                                   offered certificates, other than the Class R
                                               Certificates, in book-entry form may reduce the
                                               liquidity of such certificates in the secondary
                                               trading market since investors may be unwilling to
                                               purchase certificates for which they cannot obtain
                                               physical certificates.

                                               Limit on Ability to Transfer or Pledge. Since
                                               transactions in the book-entry certificates can be
                                               effected only through certain depositories,
                                               participating organizations, indirect participants
                                               and certain banks, your ability to transfer or pledge
                                               a book-entry certificate to persons or entities that
                                               are not affiliated with these organizations or
                                               otherwise to take actions in respect of such
                                               certificates, may be limited due to

                                               lack of a physical certificate representing the
                                               book-entry certificates.

                                               Delays in Distributions. You may experience some
                                               delay in the receipt of distributions on the
                                               book-entry certificates since the distributions will
                                               be forwarded by the trustee to a depository to credit
                                               the accounts of its participants which will
                                               thereafter credit them to your account either
                                               directly or indirectly through indirect participants,
                                               as applicable.

                                               We refer you to 'Description of the Certificates --
                                               Book-Entry Certificates' in this prospectus supplement
                                               for more detail.

MORTGAGE RATES MAY LIMIT PASS-THROUGH RATES    The rate at which interest accrues on each class of
ON THE OFFERED CERTIFICATES                    offered certificates, other than the Class A-F-IO
                                               Certificates, is subject to a rate cap. The rate cap
                                               for such offered certificates, other than the
                                               Class A-IO Certificates, in general, is based on the
                                               weighted average of the net mortgage rates of the
                                               mortgage loans in the related loan group or groups,
                                               less the premium on the certificate guaranty
                                               insurance policy. The rate cap for the Class A-IO
                                               Certificates, in general, is based on the weighted
                                               average of the net mortgage rates of the mortgage
                                               loans in loan group 1 and loan group 2 less the
                                               applicable premium on the certificate guaranty
                                               insurance policy and the weighted average
                                               pass-through rates on the Class A-1, Class A-2 and
                                               Class A-3 Certificates. If mortgage loans with
                                               relatively higher mortgage rates prepay, the
                                               applicable rate caps will be lower than otherwise
                                               would be the case.

                                               Your investment in a group 1 and group 2 offered
                                               certificate also involves the risk that the level of
                                               one-month LIBOR may change in a direction or at a
                                               rate that is different from the level of the index
                                               used to determine the interest rates on the related
                                               adjustable-rate mortgage loans. In addition, because
                                               the mortgage rates on the adjustable-rate mortgage
                                               loans adjust at different times and in different
                                               amounts, there may be times when one-month LIBOR plus
                                               the applicable margin could exceed the rate cap. This
                                               will have the effect of reducing the pass-through
                                               rates on those certificates, at least temporarily.
                                               The difference will be paid to you on future
                                               distribution dates only if there is enough cashflow
                                               generated from excess interest on the mortgage loans
                                               in loan group 1 and loan group 2, pursuant to the
                                               priorities set forth in this prospectus supplement.

INCREASED RISK OF LOSS AS A RESULT OF BALLOON  Approximately 1.5% of the initial mortgage loans in
LOANS                                          loan group 1, approximately 1.6% of the initial
                                               mortgage loans in loan group 2, and approximately
                                               5.0% of the initial mortgage loans in loan group 3,
                                               in each case by principal balance of that loan group
                                               as of February 1, 2002, are balloon loans. Balloon
                                               loans pose a special payment risk because the
                                               mortgagor must pay, and the applicable servicer is
                                               not obligated to advance, a lump sum payment of
                                               principal at the end of the loan term. If the
                                               mortgagor is unable to pay the lump sum or refinance
                                               such amount, you may suffer a loss if the collateral
                                               for such loan, and the other forms of credit
                                               enhancement, are insufficient or unavailable to cover
                                               the loss.

INCREASED RISK OF LOSS AS A RESULT OF          Approximately 33.2% of the initial mortgage loans, by
GEOGRAPHIC CONCENTRATION                       principal balance as of February 1, 2002, are secured
                                               by mortgaged properties located in California. If the
                                               California residential real estate market should
                                               experience an overall decline in property values
                                               after the dates of origination of the mortgage loans,
                                               the rates of delinquency, foreclosure, bankruptcy and
                                               loss on the mortgage loans may increase, as compared
                                               to those rates in a stable or improving real estate
                                               market. Also, California is more susceptible to
                                               various types of uninsurable hazards, such as
                                               earthquakes, brush fires, floods, mudslides and other
                                               natural disasters. If these occur, the rates of
                                               delinquency, foreclosure, bankruptcy and loss on the
                                               mortgage loans may increase.

THERE IS A RISK THAT THERE MAY BE A DELAY IN   Substantial delays could be encountered in connection
RECEIPT OF LIQUIDATION PROCEEDS AND            with the liquidation of defaulted mortgage loans.
LIQUIDATION PROCEEDS MAY BE LESS THAN THE      Further, liquidation expenses such as legal fees,
MORTGAGE LOAN BALANCE                          real estate taxes and maintenance and preservation
                                               expenses will reduce the portion of liquidation
                                               proceeds payable to you. If a mortgaged property
                                               fails to provide adequate security for the mortgage
                                               loan and the available credit enhancement is
                                               insufficient to cover the loss, you will incur a loss
                                               on your investment.

THERE ARE RISKS RELATING TO ALTERNATIVES TO    Certain mortgage loans are or may become delinquent
FORECLOSURE                                    after the closing date. The related servicer may
                                               either foreclose on a delinquent mortgage loan or,
                                               under certain circumstances, work out an agreement
                                               with the related mortgagor, which may involve waiving
                                               or modifying any term of the mortgage loan. If a
                                               servicer extends the payment period or accepts a
                                               lesser amount than stated in the mortgage note in
                                               satisfaction of the mortgage note, your yield may be
                                               reduced.

OLYMPUS SERVICING, L.P. ONLY RECENTLY BEGAN    Olympus only began to primary service mortgage loans
TO PRIMARY SERVICE MORTGAGE LOANS              in the second quarter of 2000. Because of Olympus's
                                               relative lack of experience in the primary servicing
                                               of mortgage loans, the foreclosure, delinquency and
                                               loss experience of the mortgage loans serviced by it
                                               may be higher than if the mortgage loans were
                                               serviced by a primary servicer with more experience.

IF SERVICING IS TRANSFERRED, DELINQUENCIES     It is anticipated that the servicing function with
MAY INCREASE                                   respect to a portion of the mortgage loans will be
                                               transferred to Olympus, Ocwen or Fairbanks after the
                                               closing date. Servicing transfers can result in a
                                               temporary increase in delinquencies on the
                                               transferred loans.

                                               In addition, the seller, as owner of the servicing
                                               rights of the mortgage loans Olympus services, may
                                               require that Olympus resign and appoint a successor
                                               servicer. If this happens, a transfer of servicing
                                               will occur that may result in a temporary increase in
                                               the delinquencies on the transferred mortgage loans.
                                               The seller will not own the servicing rights on the
                                               mortgage loans that either Ocwen or Fairbanks
                                               services.

RECENT EVENTS                                  On September 11, 2001 certain tragic events occurred
                                               at the World Trade Center in New York and in the
                                               Washington, D.C. area that have caused significant
                                               uncertainty with respect to global markets. The short
                                               term and long term

                                               impact of these events is uncertain, but could have a
                                               material effect on general economic conditions,
                                               consumer confidence and market liquidity. No
                                               assurance can be given as to the effect of these
                                               events on the rate of delinquencies and losses on the
                                               mortgage loans and servicing decisions with respect
                                               thereto. Any adverse impact as a result of these
                                               events would be borne by the holders of the offered
                                               certificates.

                                               The response of the United States to the events of
                                               September 11, 2001, has involved military operations.
                                               The Soldiers' and Sailors' Civil Relief Act of 1940,
                                               referred to herein as the Relief Act, provides relief
                                               to borrowers who enter active military service and to
                                               borrowers in reserve status who are called to active
                                               duty after the origination of their mortgage loan.
                                               The Relief Act provides generally that these
                                               borrowers may not be charged interest on a mortgage
                                               loan in excess of 6% per annum during the period of
                                               the borrower's active duty. These shortfalls are not
                                               required to be paid by the borrower at any future
                                               time, will not be advanced by a servicer and, to the
                                               extent excess interest is insufficient, will reduce
                                               accrued interest on each class of certificates on a
                                               pro rata basis. In addition, the act imposes
                                               limitations that would impair the ability of a
                                               servicer to foreclose on an affected loan during the
                                               borrower's period of active duty status, and, under
                                               some circumstances during an additional period
                                               thereafter.

                               THE MORTGAGE POOL

    The depositor will establish the CSFB ABS Trust Series 2002-HE4 on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the servicers, the special servicer, and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of initial mortgage loans that, in the aggregate, will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than thirty years. The mortgage loans will consist of fixed-rate and adjustable-rate mortgage loans and will be segregated into three loan groups.

    Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, some of the mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the mortgage loans to be included in the mortgage pool as it will be constituted at the closing date, although some characteristics may vary. Information presented below (expressed as a percentage, other than rates of interest), is approximate and is based on the Stated Principal Balances of the mortgage loans in the applicable loan group as of the cut-off date, unless otherwise indicated.

    Some capitalized terms used in this prospectus supplement will have the meanings given below under 'Description of the Certificates -- Glossary of Terms -- Group 1 and Group 2' and 'Description of the Certificates -- Glossary of Terms -- Group 3' or in the prospectus under 'Glossary.'

THE MORTGAGE LOANS

    The depositor will acquire approximately 6,293 initial mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of approximately $822,824,849 from DLJ Mortgage Capital, Inc. ('DLJMC') pursuant to a mortgage loan purchase agreement. These mortgage loans were previously purchased by DLJMC from various underlying sellers in one or more secondary market transactions.

    Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

    Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller. These mortgage loan representations and warranties will be made by the seller as of the closing date (or subsequent transfer date, as applicable). In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

     cure that breach,

     repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or substitute a replacement mortgage loan for that mortgage loan.

    However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation for the mortgage loans other than the cure, repurchase or substitution obligations described above. The obligations of Olympus and Ocwen are limited to their respective contractual servicing obligations under the pooling and servicing agreement.

    The mortgage pool will consist of three loan groups ('loan group 1', 'loan group 2' and 'loan group 3'). The initial mortgage loans in loan group 1 consist of 849 fixed-rate and 3,565 adjustable-rate mortgage loans with an aggregate stated principal balance (the 'group 1 loan balance') of approximately $534,664,182 as of the cut-off date. The initial mortgage loans in loan group 2 consist of 475 fixed-rate and 488 adjustable-rate mortgage loans with an aggregate stated principal balance (the 'group 2 loan balance') of approximately

$199,121,110 as of the cut-off date. The initial mortgage loans in loan group 3 consist of 916 fixed-rate mortgage loans with an aggregate stated principal balance (the 'group 3 loan balance') of approximately $89,039,558 as of the cut-off date. The mortgage loans in each loan group provide for the amortization of the amount financed over a series of substantially equal monthly payments, except for approximately 1.5% of the initial mortgage loans in loan group 1, 1.6% of the initial mortgage loans in loan group 2 and 5.0% of the initial mortgage loans in loan group 3, which are balloon loans and require a disproportionate principal payment at their respective stated maturities. Most of the mortgage loans in each loan group provide for payments due on the first day of each month.

    None of the initial mortgage loans in loan group 1, approximately 3.5% of the initial mortgage loans in loan group 2 and 21.5% of the initial mortgage loans in loan group 3, accrue interest on a simple interest basis. These mortgage loans are referred to in this prospectus supplement as the simple interest mortgage loans. Interest on a simple interest mortgage loan is charged to a borrower on the outstanding principal balance of the mortgage loan based on the number of days elapsed between the date through which interest was last paid on the mortgage loan through receipt of the borrower's most current monthly payment and the portion of each monthly payment that is allocated to interest and principal is adjusted based on the actual amount of interest charged on such basis. Scheduled monthly payments made by the mortgagors on the remaining mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest. The remaining mortgage loans accrue interest based on a 360-day year of twelve 30-day months.

    As of origination, approximately 97.0% of the initial mortgage loans in loan group 1, approximately 90.4% of the initial mortgage loans in loan group 2 and approximately 73.8% of the initial mortgage loans in loan group 3 provided for the payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to five years from the date of origination of such mortgage loan. Several mortgage loans that require the payment of a prepayment penalty, however, provide for brief periods during the five year period for prepayments to be made without incurring a prepayment penalty. The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note. Generally, if a mortgagor prepays more than 20% of the original loan amount in any 12 month period during the prepayment penalty term, the mortgagor must pay a penalty generally equal to the lesser of (a) six months' interest on the amount prepaid over 20% and (b) the amount authorized by law. As described above under 'Risk Factors -- Risks of Holding Class A-IO and Class A-F-IO Certificates,' applicable law may impose limitations on the amount of the prepayment penalty or render such prepayment penalty unenforceable. In addition, under certain circumstances described in the pooling and servicing agreement, the servicer may waive a prepayment penalty. Any such prepayment penalties on the mortgage loans in loan group 1 and loan group 2 will be distributed to the holders of the Class A-IO Certificates and any such prepayment penalties on the mortgage loans in loan group 3 will be distributed to the holders of the Class P-F Certificates, as described herein under 'Description of the Certificates.'

    The loan-to-value ratio (the 'LTV ratio') of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the balance of the mortgage on the mortgaged property, and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

    Except for one of the initial mortgage loans in loan group 2, none of the initial mortgage loans with an LTV ratio at origination of greater than 80% will be covered by a mortgage guaranty insurance policy.

    Substantially all of the initial adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index (as described below under ' -- The Indices'), as specified in the mortgage note, and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto. However, the first such adjustment for approximately 0.0%,

74.7%, 25.2%, and 0.1% of the adjustable-rate initial mortgage loans will occur after an initial period of six months, two, three or five years, respectively, following origination, and, of these mortgage loans, only one has had its initial adjustment. On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the nearest one-eighth of 1.0%, of the index (as described below) and a fixed percentage amount, referred to in this prospectus supplement as a gross margin. The mortgage rate on each adjustable-rate mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial rate cap, on the first adjustment date for such mortgage loan. In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date. Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

    Effective with the first monthly payment due on each adjustable-rate mortgage loan after each adjustment date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

    Approximately 90.8% of the initial mortgage loans have scheduled monthly payments due on the first day of the month. The remainder of the initial mortgage loans have scheduled monthly payments due on days other than the first day of the month.

    Each initial mortgage loan accrues interest at a rate, referred to as a mortgage rate, of not less than 6.00% per annum and not more than 14.99% per annum as of the cut-off date. As of the cut-off date, the weighted average mortgage rate of the initial mortgage loans was approximately 9.20% per annum.

    No initial mortgage loan is subject to a buydown agreement. Approximately 1.88% of the initial mortgage loans are balloon loans.

    None of the initial mortgage loans had a first due date prior to December 1, 1996 or after January 2, 2002 or a remaining term to maturity of less than 80 months or greater than 359 months as of the cut-off date. The latest maturity date of any initial mortgage loan is December 2, 2031.

    As of the cut-off date, approximately 1.5% of the initial mortgage loans are at least 30 days delinquent but not more than 59 days delinquent, and approximately 0.5% of the initial mortgage loans are at least 60 days delinquent but not more than 89 days delinquent (in each case based on the sum of the aggregate principal balance as of February 1, 2002 and the amount deposited to the prefunding account on the closing date). No mortgage loan will be more than 89 days delinquent as of the cut-off date. The initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding). Except for rates of interest, percentages, which are approximate, are stated by principal balance of the mortgage loans in the applicable loan group as of the cut-off date and have been rounded in order to total 100%.

    None of the group 1 or group 2 initial mortgage loans and approximately 7.6% of the group 3 initial mortgage loans (the 'Dividend Mortgage Loans') contain a provision generally entitling the mortgagor thereunder to an annual refund, at the end of each of the first four years of the life of the related mortgage loan, of a portion of the interest paid by such mortgagor during the preceding twelve months, provided the mortgagor is not currently delinquent and has not defaulted or prepaid. Accordingly, the applicable servicer will retain, each month on behalf of the trust, interest on each Dividend Mortgage Loan at the Dividend Rate then applicable for such mortgage loan and distribute such amount to the related mortgagor if the mortgagor satisfies all refund requirements. In such event, retained interest may not be available for distribution to certificateholders. If the mortgagor does not satisfy all refund requirements, the retained amounts will be remitted to the trust by the applicable servicer and will be available for distribution to certificateholders. The Dividend Mortgage Loans are either fixed rate mortgage loans or adjustable-rate mortgage loans with first adjustment dates scheduled to occur after an initial period of two or three years following the date of origination. The per annum 'Dividend Rate' for each Dividend Mortgage Loan is as follows:

                      DIVIDEND RATES OF THE MORTGAGE LOANS
                        THAT ARE DIVIDEND MORTGAGE LOANS

                               TWO YEAR DELAYED   THREE YEAR DELAYED
                               FIRST ADJUSTMENT    FIRST ADJUSTMENT      FIXED RATE
                                MORTGAGE LOANS      MORTGAGE LOANS     MORTGAGE LOANS
                                --------------      --------------     --------------
Year 1.......................        0.25%               0.25%              0.25%
Year 2.......................        0.25%               0.25%              0.25%
Year 3.......................        1.00%               0.25%              0.25%
Year 4.......................        0.25%               1.00%              0.50%
Year 5 and thereafter........        0.00%               0.00%              0.00%

THE GROUP 1 INITIAL MORTGAGE LOANS

    Loan group 1 consists of 849 fixed-rate and 3,565 adjustable-rate initial mortgage loans that are secured by first liens on the related mortgaged properties. The group 1 loan balance as of the cut-off date is equal to approximately $534,664,182. The group 1 initial mortgage loans have original terms to maturity ranging from 120 months to 360 months. The following statistical information, unless otherwise specified, is based upon the group 1 loan balance as of the cut-off date.

    All of the adjustable-rate group 1 initial mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index (as described below under ' -- The Indices'), as specified in the related mortgage note, and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto. However, the first such adjustment for approximately 73.2% and 26.8% of the adjustable-rate group 1 initial mortgage loans will occur after an initial period of two or three years, respectively, following origination. On each adjustment date for each group 1 adjustable-rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of one-eighth of 1.0%, of the index (as described below) and a fixed percentage amount, referred to in this prospectus supplement as a gross margin. The mortgage rate on each group 1 adjustable-rate mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial rate cap, on the first adjustment date for such mortgage loan. In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date. Each mortgage rate on each group 1 adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

    Effective with the first monthly payment due on each adjustable-rate group 1 mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. None of the group 1 mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

    Each group 1 mortgage loan has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

    Approximately 99.2% of the group 1 initial mortgage loans have scheduled monthly payments due on the first day of the month.

    As of origination, approximately 97.0% of the group 1 initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

    The fixed rate group 1 initial mortgage loans accrue interest at a rate, referred to as a mortgage rate, of not less than 6.50% per annum and not more than 14.99% per annum and as of the cut-off date the weighted average mortgage rate of the fixed rate group 1 initial mortgage loans was approximately 9.47% per annum.

    As of February 1, 2002, the adjustable-rate group 1 initial mortgage loans accrue interest at a current rate, referred to as a mortgage rate, of not less than 6.00% per annum and not more than 14.55% per annum and as of the cut-off date the weighted average mortgage rate of the adjustable-rate group 1 initial mortgage loans was approximately 9.31% per annum.

    No group 1 initial mortgage loan is subject to a buydown agreement. Approximately 1.5% of the initial mortgage loans in loan group 1 are balloon loans.

    None of the group 1 initial mortgage loans had a first due date prior to August 1, 2000 or after January 2, 2002 or a remaining term to maturity of less than 117 months or greater than 359 months as of the cut-off date. The latest maturity date of any group 1 initial mortgage loan is December 2, 2031.

    The group 1 initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

                         GROUP 1 INITIAL MORTGAGE LOANS

                    GROUP 1 INITIAL MORTGAGE LOANS
                   ORIGINAL LOAN-TO-VALUE RATIOS(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
   ORIGINAL LOAN-TO-VALUE      MORTGAGE        BALANCE       MORTGAGE
         RATIOS (%)             LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
Less than or equal to
 50.000......................      136     $ 11,329,290.71       2.1%
50.001 -  55.000.............       62        6,880,299.94       1.3
55.001 -  60.000.............      113       12,871,855.82       2.4
60.001 -  65.000.............      169       18,052,281.38       3.4
65.001 -  70.000.............      314       35,030,763.74       6.6
70.001 -  75.000.............      694       85,597,252.86      16.0
75.001 -  80.000.............    1,694      201,801,176.24      37.7
80.001 -  85.000.............      589       77,847,231.51      14.6
85.001 -  90.000.............      566       76,308,195.29      14.3
90.001 -  95.000.............       48        5,404,712.18       1.0
95.001 - 100.000.............       29        3,541,121.91       0.7
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average LTV ratio of the group 1 initial mortgage loans is expected to be approximately 78.4%.

                    GROUP 1 INITIAL MORTGAGE LOANS
                            CREDIT SCORE(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
        CREDIT SCORE            LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
Not Available................       17     $  1,338,921.59       0.3%
451 - 475....................        1           67,073.03       0.0
476 - 500....................       20        1,913,706.33       0.4
501 - 525....................      458       54,696,764.86      10.2
526 - 550....................      642       72,757,326.04      13.6
551 - 575....................      698       84,004,156.49      15.7
576 - 600....................      633       75,350,729.23      14.1
601 - 625....................      652       79,399,002.65      14.8
626 - 650....................      560       68,797,040.89      12.9
651 - 675....................      330       41,780,991.03       7.8
676 - 700....................      220       30,402,302.21       5.7
701 - 725....................       76        9,577,990.28       1.8
726 - 750....................       66        8,550,847.89       1.6
751 - 775....................       23        3,443,575.33       0.6
776 - 800....................       16        2,390,132.96       0.4
801 - 825....................        2          193,620.75       0.0
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average credit score of the group 1 initial mortgage loans for which credit scores are available is expected to be approximately 597.

                    GROUP 1 INITIAL MORTGAGE LOANS
              CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
    CURRENT MORTGAGE LOAN      MORTGAGE        BALANCE       MORTGAGE
    PRINCIPAL BALANCE ($)       LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
      0.01 -  50,000.00......      427     $ 17,654,623.45       3.3%
 50,000.01 - 100,000.00......    1,645      120,627,385.55      22.6
100,000.01 - 150,000.00......    1,065      131,533,857.60      24.6
150,000.01 - 200,000.00......      676      117,284,224.02      21.9
200,000.01 - 250,000.00......      368       82,244,678.72      15.4
250,000.01 - 300,000.00......      212       58,001,557.23      10.8
300,000.01 - 350,000.00......       13        4,232,053.95       0.8
350,000.01 - 400,000.00......        7        2,638,693.02       0.5
400,000.01 - 450,000.00......        1          447,108.02       0.1
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the average current principal balance of the group 1 initial mortgage loans is expected to be approximately $121,129.




                    GROUP 1 INITIAL MORTGAGE LOANS
              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCE(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
   ORIGINAL MORTGAGE LOAN      MORTGAGE        BALANCE       MORTGAGE
    PRINCIPAL BALANCE ($)       LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
      0.01 -  50,000.00......      425     $ 17,554,857.15       3.3%
 50,000.01 - 100,000.00......    1,646      120,627,160.63      22.6
100,000.01 - 150,000.00......    1,064      131,348,849.50      24.6
150,000.01 - 200,000.00......      677      117,369,319.13      21.9
200,000.01 - 250,000.00......      369       82,444,582.93      15.4
250,000.01 - 300,000.00......      212       58,001,557.23      10.8
300,000.01 - 350,000.00......       13        4,232,053.95       0.8
350,000.01 - 400,000.00......        7        2,638,693.02       0.5
400,000.01 - 450,000.00......        1          447,108.02       0.1
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) The average original principal balance of the group 1 initial mortgage loans is expected to be approximately $121,420.

                    GROUP 1 INITIAL MORTGAGE LOANS
                           MORTGAGE RATES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
     MORTGAGE RATES (%)         LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
 5.501 -  6.000..............        1     $    225,548.36       0.0%
 6.001 -  6.500..............        2          454,923.76       0.1
 6.501 -  7.000..............       47        8,791,032.06       1.6
 7.001 -  7.500..............      147       26,389,057.82       4.9
 7.501 -  8.000..............      324       48,383,349.29       9.1
 8.001 -  8.500..............      379       53,595,072.56      10.0
 8.501 -  9.000..............      699       90,746,278.90      17.0
 9.001 -  9.500..............      759       94,938,729.85      17.8
 9.501 - 10.000..............      834       97,284,820.48      18.2
10.001 - 10.500..............      466       48,024,078.27       9.0
10.501 - 11.000..............      337       30,649,425.59       5.7
11.001 - 11.500..............      178       16,478,368.43       3.1
11.501 - 12.000..............      100        8,568,734.92       1.6
12.001 - 12.500..............       67        5,066,301.76       0.9
12.501 - 13.000..............       49        3,482,930.27       0.7
13.001 - 13.500..............       12          931,295.04       0.2
13.501 - 14.000..............        6          321,842.58       0.1
14.001 - 14.500..............        4          240,469.13       0.0
14.501 - 15.000..............        3           91,922.49       0.0
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average mortgage rate of the group 1 initial mortgage loans is expected to be approximately 9.33% per annum.

                    GROUP 1 INITIAL MORTGAGE LOANS
                          OCCUPANCY TYPES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
       OCCUPANCY TYPES          LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
Investment/Non-Owner
 Occupied....................      375     $ 33,480,599.67       6.3%
Primary......................    3,990      495,484,354.01      92.7
Second Home..................       49        5,699,227.89       1.1
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) Based on representations of the related mortgagors at the time of origination.

                    GROUP 1 INITIAL MORTGAGE LOANS
                     ORIGINAL TERM TO MATURITY(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
      ORIGINAL TERM TO         MORTGAGE        BALANCE       MORTGAGE
      MATURITY (MONTHS)         LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
 61 - 120....................        1     $     46,575.55       0.0%
121 - 180....................      167       12,330,587.64       2.3
181 - 240....................        9          924,167.45       0.2
301 - 360....................    4,237      521,362,850.92      97.5
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average original term to maturity of the group 1 initial mortgage loans is expected to be approximately
    356 months.

                    GROUP 1 INITIAL MORTGAGE LOANS
                     REMAINING TERM TO MATURITY(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
      REMAINING TERM TO        MORTGAGE        BALANCE       MORTGAGE
      MATURITY (MONTHS)         LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
 61 - 120....................        1     $     46,575.55       0.0%
121 - 180....................      167       12,330,587.64       2.3
181 - 240....................        9          924,167.45       0.2
301 - 360....................    4,237      521,362,850.92      97.5
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 1 initial mortgage loans is expected to be approximately
    352 months.

                    GROUP 1 INITIAL MORTGAGE LOANS
             STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
            STATE               LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
California...................      943     $159,858,284.87      29.9%
Florida......................      536       52,278,142.19       9.8
New York.....................      180       26,549,069.09       5.0
Illinois.....................      236       25,806,639.58       4.8
New Jersey...................      161       22,418,214.97       4.2
Arizona......................      173       18,307,236.27       3.4
Massachusetts................      112       18,245,632.25       3.4
Colorado.....................      111       16,037,837.88       3.0
Michigan.....................      180       15,032,440.20       2.8
Minnesota....................      123       14,647,368.79       2.7
Connecticut..................      110       14,304,540.97       2.7
Ohio.........................      151       12,734,628.98       2.4
Washington...................       83       11,876,777.21       2.2
Georgia......................      105       11,457,973.71       2.1
Hawaii.......................       62       10,454,584.28       2.0
Other........................    1,148      104,654,810.33      19.6
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, no more than approximately 0.4% of the group 1 initial mortgage loans will be secured by mortgaged properties located in any one postal zip code area.




                    GROUP 1 INITIAL MORTGAGE LOANS
                   PURPOSE OF GROUP 1 MORTGAGE LOANS
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
        LOAN PURPOSE            LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
Purchase.....................    1,929     $223,616,614.16      41.8%
Refi Cashout.................    2,303      289,224,174.80      54.1
Refi R/T.....................      182       21,823,392.60       4.1
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

                    GROUP 1 INITIAL MORTGAGE LOANS
                     TYPES OF MORTGAGED PROPERTIES
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
        PROPERTY TYPE           LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
2-4 Family...................      401     $ 55,400,435.51      10.4%
Condo........................      250       27,858,500.01       5.2
Manufactured Housing.........       74        5,630,440.85       1.1
PUD..........................      102       13,558,975.47       2.5
Single Family................    3,587      432,215,829.74      80.8
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

                    GROUP 1 INITIAL MORTGAGE LOANS
                        DOCUMENTATION PROGRAMS
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
    DOCUMENTATION PROGRAM       LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
Full.........................    3,217     $374,123,162.93      70.0%
Stated Income/Stated
 Assets......................      943      122,135,803.32      22.8
No Doc.......................       24        4,015,260.68       0.8
Reduced......................      230       34,389,954.64       6.4
                                 -----     ---------------     -----
  Total......................    4,414     $534,664,181.57     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

            GROUP 1 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                           GROSS MARGINS(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
 RANGE OF GROSS MARGINS (%)     LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
3.501 -  4.000...............        2     $    516,586.74       0.1%
4.001 -  4.500...............       15        2,538,222.51       0.6
4.501 -  5.000...............       44        7,852,534.95       1.7
5.001 -  5.500...............      109       14,044,312.11       3.1
5.501 -  6.000...............      197       25,445,400.91       5.7
6.001 -  6.500...............      238       32,155,348.26       7.1
6.501 -  7.000...............    2,685      338,560,016.39      75.1
7.001 -  7.500...............       93       10,374,895.95       2.3
7.501 -  8.000...............       87        9,684,086.25       2.1
8.001 -  8.500...............       57        6,403,980.95       1.4
8.501 -  9.000...............       24        1,988,344.37       0.4
9.001 -  9.500...............        9          910,197.74       0.2
9.501 - 10.000...............        5          306,590.72       0.1
                                 -----     ---------------     -----
  Total......................    3,565     $450,780,517.85     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average gross margin of the group 1 initial mortgage loans is expected to be approximately 6.80% per annum.

            GROUP 1 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       MAXIMUM MORTGAGE RATES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
      RANGE OF MAXIMUM         MORTGAGE        BALANCE       MORTGAGE
     MORTGAGE RATES (%)         LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
13.001 - 13.500..............        1     $    227,586.64       0.1%
13.501 - 14.000..............       43        8,099,401.40       1.8
14.001 - 14.500..............      129       23,833,428.40       5.3
14.501 - 15.000..............      265       39,427,852.04       8.8
15.001 - 15.500..............      315       45,445,626.06      10.1
15.501 - 16.000..............      590       78,027,220.45      17.3
16.001 - 16.500..............      632       81,775,432.99      18.1
16.501 - 17.000..............      680       81,818,615.05      18.1
17.001 - 17.500..............      364       39,798,498.27       8.8
17.501 - 18.000..............      247       24,641,874.44       5.5
18.001 - 18.500..............      132       13,252,604.79       2.9
18.501 - 19.000..............       66        6,375,184.76       1.4
19.001 - 19.500..............       45        3,654,735.31       0.8
19.501 - 20.000..............       38        3,103,168.63       0.7
20.001 or more...............       18        1,299,288.64       0.3
                                 -----     ---------------     -----
  Total......................    3,565     $450,780,517.85     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 1 initial mortgage loans is expected to be approximately 16.31% per annum.

            GROUP 1 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       MINIMUM MORTGAGE RATES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
      RANGE OF MINIMUM         MORTGAGE        BALANCE       MORTGAGE
     MORTGAGE RATES (%)         LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
 6.001 -  6.500..............        1     $    227,586.64       0.1%
 6.501 -  7.000..............       43        8,099,401.40       1.8
 7.001 -  7.500..............      129       23,833,428.40       5.3
 7.501 -  8.000..............      266       39,589,187.74       8.8
 8.001 -  8.500..............      317       45,648,986.84      10.1
 8.501 -  9.000..............      590       78,066,975.00      17.3
 9.001 -  9.500..............      633       81,915,379.44      18.2
 9.501 - 10.000..............      679       81,728,816.65      18.1
10.001 - 10.500..............      365       39,706,130.23       8.8
10.501 - 11.000..............      245       24,302,078.77       5.4
11.001 - 11.500..............      133       13,336,218.81       3.0
11.501 - 12.000..............       68        6,593,689.87       1.5
12.001 - 12.500..............       44        3,571,121.28       0.8
12.501 - 13.000..............       37        2,959,337.77       0.7
13.001 - 13.500..............        9          745,157.19       0.2
13.501 - 14.000..............        3          284,387.00       0.1
14.001 - 14.500..............        2          146,119.95       0.0
14.501 - 15.000..............        1           26,514.87       0.0
                                 -----     ---------------     -----
  Total......................    3,565     $450,780,517.85     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 1 initial mortgage loans is expected to be approximately 9.31% per annum.




          GROUP 1 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
             NUMBER OF MONTHS TO NEXT RATE ADJUSTMENT
-------------------------------------------------------------------
                           NUMBER OF                     PERCENT OF
                           GROUP 1        AGGREGATE      GROUP 1
                           INITIAL        PRINCIPAL      INITIAL
   NUMBER OF MONTHS TO     MORTGAGE        BALANCE       MORTGAGE
  NEXT RATE ADJUSTMENT      LOANS        OUTSTANDING      LOANS
-------------------------------------------------------------------
10 - 12..................        1     $     55,200.86       0.0%
13 - 15..................        4          291,722.68       0.1
16 - 18..................      104       14,311,646.67       3.2
19 - 21..................    2,430      310,774,609.97      68.9
22 - 24..................       37        4,505,125.07       1.0
25 - 27..................        3          508,200.32       0.1
28 - 30..................       22        3,445,985.37       0.8
31 - 33..................      679       82,469,683.81      18.3
34 - 36..................      285       34,418,343.11       7.6
                             -----     ---------------     -----
  Total..................    3,565     $450,780,517.85     100.0%
                             -----     ---------------     -----
                             -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average months to next adjustment date of the group 1 initial mortgage loans is expected to be approximately 23 months.

            GROUP 1 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                         PERIODIC RATE CAP(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
    PERIODIC RATE CAP (%)       LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
1.0..........................       32     $  3,816,619.78       0.8%
1.4..........................        1           63,926.09       0.0
1.5..........................    3,531      446,748,110.67      99.1
2.1..........................        1          151,861.32       0.0
                                 -----     ---------------     -----
  Total......................    3,565     $450,780,517.85     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average periodic rate cap of the group 1 initial mortgage loans is expected to be approximately 1.5%.

            GROUP 1 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                          INITIAL RATE CAP(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 1        AGGREGATE      GROUP 1
                               INITIAL        PRINCIPAL      INITIAL
                               MORTGAGE        BALANCE       MORTGAGE
    INITIAL RATE CAP (%)        LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
1.5..........................      115     $ 16,810,824.70       3.8%
2.0..........................        7          732,223.39       0.2
3.0..........................    3,443      433,237,469.76      96.1
                                 -----     ---------------     -----
  Total......................    3,565     $450,780,517.85     100.0%
                                 -----     ---------------     -----
                                 -----     ---------------     -----

--------------
(1) As of the cut-off date, the weighted average initial rate cap of the group 1 initial mortgage loans is expected to be approximately 2.9%.

THE GROUP 2 INITIAL MORTGAGE LOANS

    Loan group 2 consists of 475 fixed-rate and 488 adjustable-rate initial mortgage loans that are secured by first liens on the related mortgaged properties. The group 2 loan balance as of the cut-off date is equal to approximately $199,121,110. The group 2 initial mortgage loans have original terms to maturity ranging from 84 months to 360 months. The following statistical information, unless otherwise specified, is based upon the group 2 loan balance as of the cut-off date.

    Substantially all of the adjustable-rate group 2 initial mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index (as described below under ' -- The Indices'), as specified in the related mortgage note, and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto. However, the first such adjustment for approximately 0.1%, 79.5%, 20.0% and 0.4% of the adjustable-rate group 2 initial mortgage loans will occur after an initial period of six months, two, three or five years, respectively, following origination. On each adjustment date for each adjustable-rate group 2 mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of one-eighth of 1.0% of the index (as described below) and a fixed percentage amount, referred to in this prospectus supplement as a gross margin. The mortgage rate on each adjustable-rate group 2 mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial rate cap, on the first adjustment date for such mortgage loan. In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date. Each mortgage rate on each adjustable-rate group 2 mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

    Effective with the first monthly payment due on each adjustable-rate group 2 mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. None of the group 2 mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

    Approximately 88.3% of the group 2 initial mortgage loans have scheduled monthly payments due on the first day of the month.

    As of origination, approximately 90.4% of the group 2 initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

    The fixed rate group 2 initial mortgage loans accrue interest at a rate, referred to as a mortgage rate, of not less than 7.00% per annum and not more than 13.88% per annum and as of the cut-off date the weighted average mortgage rate of the fixed rate group 2 initial mortgage loans was approximately 9.27% per annum.

    As of February 1, 2002, the adjustable-rate group 2 initial mortgage loans accrue interest at a current rate, referred to as a mortgage rate, of not less than 6.60% per annum and not more than 12.75% per annum and as of the cut-off date the weighted average mortgage rate of the adjustable-rate group 2 initial mortgage loans was approximately 8.86% per annum.

    No group 2 initial mortgage loan is subject to a buydown agreement. Approximately 1.6% of the initial mortgage loans in loan group 2 are balloon loans.

    None of the group 2 initial mortgage loans had a first due date prior to December 1, 1996 or after January 1, 2002 or a remaining term to maturity of less than 80 months or greater than 358 months as of the cut-off date. The latest maturity date of any group 2 initial mortgage loan is December 1, 2031.

    The group 2 initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

                         GROUP 2 INITIAL MORTGAGE LOANS

                    GROUP 2 INITIAL MORTGAGE LOANS
                   ORIGINAL LOAN-TO-VALUE RATIOS(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                               GROUP 2        AGGREGATE       GROUP 2
          ORIGINAL             INITIAL        PRINCIPAL       INITIAL
        LOAN-TO-VALUE          MORTGAGE        BALANCE        MORTGAGE
         RATIOS (%)            LOANS         OUTSTANDING       LOANS
-----------------------------------------------------------------------
Less than or equal to
 50.000......................      33      $  3,321,165.48       1.7%
50.001 -  55.000.............      19         3,077,063.06       1.5
55.001 -  60.000.............      14         2,749,543.02       1.4
60.001 -  65.000.............      25         4,994,038.79       2.5
65.001 -  70.000.............      61        13,108,463.43       6.6
70.001 -  75.000.............     119        27,746,041.58      13.9
75.001 -  80.000.............     285        56,766,084.16      28.5
80.001 -  85.000.............     172        35,702,973.03      17.9
85.001 -  90.000.............     176        42,919,281.11      21.6
90.001 -  95.000.............      48         7,063,840.53       3.5
95.001 - 100.000.............      11         1,672,615.48       0.8
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average LTV ratio of the group 2 initial mortgage loans is expected to be approximately 80.0%.

                    GROUP 2 INITIAL MORTGAGE LOANS
                            CREDIT SCORE(1)
-----------------------------------------------------------------------
                              NUMBER OF                      PERCENT OF
                               GROUP 2        AGGREGATE       GROUP 2
                               INITIAL        PRINCIPAL       INITIAL
                               MORTGAGE        BALANCE        MORTGAGE
        CREDIT SCORE            LOANS        OUTSTANDING       LOANS
-----------------------------------------------------------------------
476 - 500....................       4      $    571,591.93       0.3%
501 - 525....................      44         8,829,796.30       4.4
526 - 550....................     100        17,433,358.55       8.8
551 - 575....................     164        31,321,785.17      15.7
576 - 600....................     145        30,227,397.80      15.2
601 - 625....................     154        31,889,296.14      16.0
626 - 650....................     152        35,448,683.99      17.8
651 - 675....................     102        23,299,782.06      11.7
676 - 700....................      47        10,249,685.54       5.1
701 - 725....................      32         6,118,054.53       3.1
726 - 750....................       9         1,577,301.56       0.8
751 - 775....................       5           914,329.69       0.5
776 - 800....................       4           901,323.93       0.5
801 - 825....................       1           338,722.48       0.2
                                  ---      ---------------     -----
  Total:.....................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average credit score of the group 2 initial mortgage loans for which credit scores are available is expected to be approximately 610.

                    GROUP 2 INITIAL MORTGAGE LOANS
              CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)
-----------------------------------------------------------------------
                              NUMBER OF                     PERCENT OF
                               GROUP 2         AGGREGATE      GROUP 2
                               INITIAL         PRINCIPAL      INITIAL
    CURRENT MORTGAGE LOAN      MORTGAGE         BALANCE       MORTGAGE
    PRINCIPAL BALANCE ($)       LOANS         OUTSTANDING       LOANS
-----------------------------------------------------------------------
      0.01 -  50,000.00......     104      $  3,783,580.52       1.9%
 50,000.01 - 100,000.00......     247        18,111,233.35       9.1
100,000.01 - 150,000.00......     132        15,623,502.98       7.8
150,000.01 - 200,000.00......      69        12,094,217.34       6.1
200,000.01 - 250,000.00......      26         5,908,661.51       3.0
250,000.01 - 300,000.00......      29         8,114,067.82       4.1
300,000.01 - 350,000.00......     162        52,244,482.42      26.2
350,000.01 - 400,000.00......      92        34,591,706.58      17.4
400,000.01 - 450,000.00......      55        23,542,401.09      11.8
450,000.01 - 500,000.00......      29        13,991,190.79       7.0
500,000.01 - 550,000.00......       5         2,682,872.98       1.3
550,000.01 - 600,000.00......       5         2,897,900.49       1.5
600,000.01 - 650,000.00......       4         2,559,487.07       1.3
650,000.01 - 700,000.00......       1           698,860.99       0.4
700,000.01 - 750,000.00......       2         1,456,785.31       0.7
750,000.00+..................       1           820,158.42       0.4
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the average current principal balance of the group 2 initial mortgage loans is expected to be approximately $206,772.




                    GROUP 2 INITIAL MORTGAGE LOANS
             ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES(1)
-----------------------------------------------------------------------
                              NUMBER OF                     PERCENT OF
                               GROUP 2        AGGREGATE      GROUP 2
                               INITIAL        PRINCIPAL      INITIAL
   ORIGINAL MORTGAGE LOAN      MORTGAGE       BALANCE       MORTGAGE
    PRINCIPAL BALANCE ($)       LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
      0.01 -  50,000.00......     103      $  3,733,744.19       1.9%
 50,000.01 - 100,000.00......     248        18,161,069.68       9.1
100,000.01 - 150,000.00......     132        15,623,502.98       7.8
150,000.01 - 200,000.00......      69        12,094,217.34       6.1
200,000.01 - 250,000.00......      26         5,908,661.51       3.0
250,000.01 - 300,000.00......      29         8,114,067.82       4.1
300,000.01 - 350,000.00......     162        52,244,482.42      26.2
350,000.01 - 400,000.00......      91        34,192,138.42      17.2
400,000.01 - 450,000.00......      56        23,941,969.24      12.0
450,000.01 - 500,000.00......      29        13,991,190.79       7.0
500,000.01 - 550,000.00......       5         2,682,872.98       1.3
550,000.01 - 600,000.00......       5         2,897,900.49       1.5
600,000.01 - 650,000.00......       4         2,559,487.07       1.3
700,000.01 - 750,000.00......       3         2,155,646.30       1.1
750,000.00+..................       1           820,158.42       0.4
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) The average original principal balance of the group 2 initial mortgage loans is expected to be approximately $207,297.

                    GROUP 2 INITIAL MORTGAGE LOANS
                           MORTGAGE RATES(1)
-----------------------------------------------------------------------
                              NUMBER OF                     PERCENT OF
                               GROUP 2       AGGREGATE       GROUP 2
                               INITIAL       PRINCIPAL       INITIAL
                               MORTGAGE       BALANCE        MORTGAGE
     MORTGAGE RATES (%)         LOANS        OUTSTANDING      LOANS
-----------------------------------------------------------------------
 6.501 -  7.000..............       9      $  3,713,427.25       1.9%
 7.001 -  7.500..............      43        15,513,508.05       7.8
 7.501 -  8.000..............      87        26,678,792.46      13.4
 8.001 -  8.500..............     108        31,082,652.34      15.6
 8.501 -  9.000..............     182        43,754,442.48      22.0
 9.001 -  9.500..............     121        22,450,426.16      11.3
 9.501 - 10.000..............     163        25,391,586.14      12.8
10.001 - 10.500..............      99        13,826,036.08       6.9
10.501 - 11.000..............      82         9,492,040.29       4.8
11.001 - 11.500..............      26         3,271,200.08       1.6
11.501 - 12.000..............      26         3,010,987.67       1.5
12.001 - 12.500..............       6           355,564.34       0.2
12.501 - 13.000..............       7           409,002.64       0.2
13.001 - 13.500..............       1            57,536.35       0.0
13.501 - 14.000..............       3           113,907.33       0.1
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average mortgage rate of the group 2 initial mortgage loans is expected to be approximately 8.98% per annum.

                    GROUP 2 INITIAL MORTGAGE LOANS
                          OCCUPANCY TYPES(1)
-----------------------------------------------------------------------
                              NUMBER OF                     PERCENT OF
                               GROUP 2        AGGREGATE       GROUP 2
                               INITIAL        PRINCIPAL       INITIAL
                               MORTGAGE        BALANCE        MORTGAGE
       OCCUPANCY TYPES          LOANS        OUTSTANDING       LOANS
-----------------------------------------------------------------------
Investment/Non-Owner
 Occupied....................      43      $  5,769,404.46       2.9%
Primary......................     918       192,608,967.13      96.7
Second Home..................       2           742,738.08       0.4
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) Based on representations of the related mortgagors at the time of origination.

                    GROUP 2 INITIAL MORTGAGE LOANS
                     ORIGINAL TERM TO MATURITY(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
      ORIGINAL TERM TO          MORTGAGE       BALANCE        MORTGAGE
      MATURITY (MONTHS)          LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
 61 - 120....................       6      $    170,272.31       0.1%
121 - 180....................      62         6,041,965.64       3.0
181 - 240....................      25         1,483,054.34       0.7
301 - 360....................     870       191,425,817.38      96.1
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average original term to maturity of the group 2 initial mortgage loans is expected to be approximately 353 months.

                    GROUP 2 INITIAL MORTGAGE LOANS
                     REMAINING TERM TO MATURITY(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
      REMAINING TERM TO         MORTGAGE       BALANCE        MORTGAGE
      MATURITY (MONTHS)          LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
 61 - 120....................       6      $    170,272.31       0.1%
121 - 180....................      62         6,041,965.64       3.0
181 - 240....................      25         1,483,054.34       0.7
241 - 300....................       1           130,121.98       0.1
301 - 360....................     869       191,295,695.40      96.1
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 2 initial mortgage loans is expected to be approximately 350 months.

                    GROUP 2 INITIAL MORTGAGE LOANS
             STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
                                MORTGAGE       BALANCE        MORTGAGE
            STATE                LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
California...................     290      $100,114,368.63      50.3%
Florida......................     147        18,948,362.51       9.5
Illinois.....................      62        10,763,618.49       5.4
New York.....................      22         6,258,706.91       3.1
Texas........................      66         5,592,721.71       2.8
Massachusetts................      15         4,586,057.32       2.3
Connecticut..................      14         4,160,285.82       2.1
Ohio.........................      47         4,109,152.70       2.1
Colorado.....................      21         3,889,381.73       2.0
New Jersey...................      16         3,741,864.12       1.9
Virginia.....................      20         3,628,719.54       1.8
Michigan.....................      24         3,420,796.93       1.7
Washington...................      12         2,882,724.75       1.4
Pennsylvania.................      25         2,572,140.54       1.3
Arizona......................      10         2,422,776.67       1.2
Other........................     172        22,029,431.29      11.1
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, no more than approximately 1.3% of the group 2 initial mortgage loans will be secured by mortgaged properties located in any one postal zip code area.




                    GROUP 2 INITIAL MORTGAGE LOANS
                  PURPOSE OF GROUP 2 MORTGAGED LOANS
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
                                MORTGAGE       BALANCE        MORTGAGE
        LOAN PURPOSE             LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
Purchase.....................     321      $ 67,757,185.50      34.0%
Refi Cashout.................     540       111,158,243.96      55.8
Refi R/T.....................     102        20,205,680.21      10.1
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

                    GROUP 2 INITIAL MORTGAGE LOANS
                     TYPES OF MORTGAGED PROPERTIES
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
                                MORTGAGE       BALANCE        MORTGAGE
        PROPERTY TYPE            LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
2-4 Family...................      47      $  9,651,031.13       4.8%
Condo........................      51         7,426,952.48       3.7
Manufactured Housing.........      36         2,328,054.29       1.2
PUD..........................      41        10,356,709.04       5.2
Single Family................     788       169,358,362.72      85.1
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

                    GROUP 2 INITIAL MORTGAGE LOANS
                        DOCUMENTATION PROGRAMS
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
                                MORTGAGE       BALANCE        MORTGAGE
    DOCUMENTATION PROGRAM        LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
Full.........................     679      $126,251,259.50      63.4%
Stated Income/Stated
 Assets......................     138        37,047,525.84      18.6
No Doc.......................       9         2,031,443.77       1.0
Reduced......................     137        33,790,880.56      17.0
                                  ---      ---------------     -----
  Total......................     963      $199,121,109.67     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

            GROUP 2 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                           GROSS MARGINS(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
       RANGE OF GROSS           MORTGAGE       BALANCE        MORTGAGE
         MARGINS (%)             LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
 2.501 -  3.000..............       1      $    578,998.45       0.4%
 4.001 -  4.500..............       6         2,082,692.34       1.5
 4.501 -  5.000..............      26         6,026,153.49       4.3
 5.001 -  5.500..............      29         7,323,207.85       5.2
 5.501 -  6.000..............      73        20,228,120.03      14.4
 6.001 -  6.500..............      96        25,911,833.07      18.5
 6.501 -  7.000..............     212        71,526,156.81      51.0
 7.001 -  7.500..............      21         2,966,442.40       2.1
 7.501 -  8.000..............      14         2,131,711.71       1.5
 8.001 -  8.500..............       8         1,425,695.21       1.0
 8.501 -  9.000..............       1            75,881.94       0.1
10.501 - 11.000..............       1            41,229.92       0.0
                                  ---      ---------------     -----
  Total......................     488      $140,318,123.21     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average gross margin of the group 2 initial mortgage loans is expected to be approximately 6.49% per annum.

            GROUP 2 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       MAXIMUM MORTGAGE RATES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
      RANGE OF MAXIMUM          MORTGAGE       BALANCE        MORTGAGE
     MORTGAGE RATES (%)          LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
11.501 - 12.000..............       1      $    578,998.45       0.4%
12.501 - 13.000..............       2         1,067,256.48       0.8
13.001 - 13.500..............       1           820,158.42       0.6
13.501 - 14.000..............       8         3,170,170.17       2.3
14.001 - 14.500..............      53        19,640,808.83      14.0
14.501 - 15.000..............      73        23,828,307.81      17.0
15.001 - 15.500..............      80        23,602,042.68      16.8
15.501 - 16.000..............     104        30,090,579.35      21.4
16.001 - 16.500..............      57        12,890,570.06       9.2
16.501 - 17.000..............      53        12,886,266.32       9.2
17.001 - 17.500..............      31         7,891,540.86       5.6
17.501 - 18.000..............      17         3,058,109.86       2.2
18.001 - 18.500..............       4           514,699.46       0.4
18.501 - 19.000..............       2           171,849.19       0.1
19.501 - 20.000..............       2           106,765.26       0.1
                                  ---      ---------------     -----
  Total......................     488      $140,318,123.21     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 2 initial mortgage loans is expected to be approximately 15.58% per annum.

            GROUP 2 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                       MINIMUM MORTGAGE RATES(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
      RANGE OF MINIMUM          MORTGAGE       BALANCE        MORTGAGE
     MORTGAGE RATES (%)          LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
 3.501 -  4.000..............       1      $    578,998.45       0.4%
 6.501 -  7.000..............       7         3,053,209.63       2.2
 7.001 -  7.500..............      34        12,857,533.34       9.2
 7.501 -  8.000..............      49        17,435,882.49      12.4
 8.001 -  8.500..............      67        24,399,147.29      17.4
 8.501 -  9.000..............      98        32,306,298.58      23.0
 9.001 -  9.500..............      71        17,636,170.53      12.6
 9.501 - 10.000..............      68        15,535,410.04      11.1
10.001 - 10.500..............      42         8,801,248.81       6.3
10.501 - 11.000..............      33         5,190,950.17       3.7
11.001 - 11.500..............      12         1,665,720.35       1.2
11.501 - 12.000..............       4           750,788.27       0.5
12.501 - 13.000..............       2           106,765.26       0.1
                                  ---      ---------------     -----
  Total......................     488      $140,318,123.21     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 2 initial mortgage loans is expected to be approximately 8.84% per annum.




            GROUP 2 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
              NUMBER OF MONTHS TO NEXT RATE ADJUSTMENT(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
     NUMBER OF MONTHS TO        MORTGAGE       BALANCE        MORTGAGE
    NEXT RATE ADJUSTMENT         LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
 1 -  3......................       1      $    130,121.98       0.1%
16 - 18......................      20         5,788,969.19       4.1
19 - 21......................     342       103,806,705.44      74.0
22 - 24......................       9         1,906,255.87       1.4
28 - 30......................       2           598,337.09       0.4
31 - 33......................     101        23,669,175.84      16.9
34 - 36......................      12         3,839,559.35       2.7
37+..........................       1           578,998.45       0.4
                                  ---      ---------------     -----
  Total......................     488      $140,318,123.21     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average months to next adjustment date of the group 2 initial mortgage loans is expected to be approximately 23 months.

            GROUP 2 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                         PERIODIC RATE CAPS(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
                                MORTGAGE       BALANCE        MORTGAGE
    PERIODIC RATE CAP (%)        LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
1.0..........................     238      $ 48,785,771.88      34.8%
1.5..........................     249        90,953,352.88      64.8
2.0..........................       1           578,998.45       0.4
                                  ---      ---------------     -----
  Total......................     488      $140,318,123.21     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average periodic rate cap of the group 2 initial mortgage loans is expected to be approximately 1.3%.

            GROUP 2 INITIAL ADJUSTABLE-RATE MORTGAGE LOANS
                         INITIAL RATE CAPS(1)
-----------------------------------------------------------------------
                               NUMBER OF                     PERCENT OF
                                GROUP 2       AGGREGATE       GROUP 2
                                INITIAL       PRINCIPAL       INITIAL
                                MORTGAGE       BALANCE        MORTGAGE
    INITIAL RATE CAP (%)         LOANS       OUTSTANDING       LOANS
-----------------------------------------------------------------------
1.0..........................       1      $    130,121.98       0.1%
1.5..........................      12         3,732,546.51       2.7
2.0..........................      11         3,983,788.20       2.8
3.0..........................     464       132,471,666.53      94.4
                                  ---      ---------------     -----
  Total......................     488      $140,318,123.21     100.0%
                                  ---      ---------------     -----
                                  ---      ---------------     -----

--------------
(1) As of the cut-off date, the weighted average initial rate cap of the group 2 initial mortgage loans is expected to be approximately 2.9%.

THE GROUP 3 INITIAL MORTGAGE LOANS

    Loan group 3 consists of 916 fixed-rate initial mortgage loans that are secured by first liens on the related mortgaged properties. The group 3 loan balance as of the cut-off date is equal to approximately $89,039,558. The group 3 initial mortgage loans have original terms to maturity ranging from 120 months to 360 months. The following statistical information, unless otherwise specified, is based upon the group 3 loan balance as of the cut-off date.

    Approximately 46.3% of the group 3 initial mortgage loans have scheduled monthly payments due on the first day of the month.

    As of origination, approximately 73.8% of the group 3 initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

    The group 3 initial mortgage loans accrue interest at a rate, referred to as a mortgage rate, of not less than 6.65% per annum and not more than 13.38% per annum and as of the cut-off date the weighted average mortgage rate of the group 3 initial mortgage loans was approximately 8.93% per annum.

    None of the group 3 initial mortgage loan is subject to a buydown agreement. Approximately 5.0% of the initial mortgage loans in loan group 3 are balloon loans.

    None of the group 3 initial mortgage loans had a first due date prior to August 1, 2001 or after January 1, 2002 or a remaining term to maturity of less than 114 months or greater than 358 months as of the cut-off date. The latest maturity date of any group 3 initial mortgage loan is December 1, 2031.

    The group 3 initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

                         GROUP 3 INITIAL MORTGAGE LOANS

                    GROUP 3 INITIAL MORTGAGE LOANS
                   ORIGINAL LOAN-TO-VALUE RATIOS(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
   ORIGINAL LOAN-TO-VALUE        MORTGAGE      BALANCE        MORTGAGE
         RATIO (%)                 LOANS     OUTSTANDING       LOANS
-----------------------------------------------------------------------
Less than or equal to
 50,000.......................      51      $ 3,601,270.18       4.0%
50.001 -  55.000..............      15          832,109.41       0.9
55.001 -  60.000..............      25        2,272,351.76       2.6
60.001 -  65.000..............      38        3,607,197.45       4.1
65.001 -  70.000..............      60        5,217,020.91       5.9
70.001 -  75.000..............     102        8,938,995.74      10.0
75.001 -  80.000..............     291       29,975,200.79      33.7
80.001 -  85.000..............     199       20,086,452.23      22.6
85.001 -  90.000..............     114       11,595,548.22      13.0
90.001 -  95.000..............      14        2,223,398.61       2.5
95.001 - 100.000..............       7          690,012.70       0.8
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) As of the cut-off date, the weighted average LTV ratio of the group 3 initial mortgage loans is expected to be approximately 77.6%.

                    GROUP 3 INITIAL MORTGAGE LOANS
                            CREDIT SCORE(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
                                 MORTGAGE      BALANCE        MORTGAGE
         CREDIT SCORE             LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
501 - 525.....................      12      $ 1,093,125.73       1.2%
526 - 550.....................      90        7,228,536.75       8.1
551 - 575.....................     142       12,719,892.91      14.3
576 - 600.....................     155       13,844,716.08      15.5
601 - 625.....................     131       13,165,210.17      14.8
626 - 650.....................     119       11,850,104.76      13.3
651 - 675.....................     106       11,458,727.31      12.9
676 - 700.....................      67        6,971,822.15       7.8
701 - 725.....................      38        4,017,717.53       4.5
726 - 750.....................      31        3,610,007.08       4.1
751 - 775.....................      15        1,890,951.60       2.1
776 - 800.....................       6          705,519.97       0.8
801 - 825.....................       4          483,225.97       0.5
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) As of the cut-off date, the weighted average credit score of the group 3 initial mortgage loans for which credit scores are available is expected to be approximately 626.

                    GROUP 3 INITIAL MORTGAGE LOANS
              CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
    CURRENT MORTGAGE LOAN        MORTGAGE      BALANCE        MORTGAGE
    PRINCIPAL BALANCE ($)         LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
      0.01 -  50,000.00.......     201      $ 7,897,216.85       8.9%
 50,000.01 - 100,000.00.......     411       29,532,095.72      33.2
100,000.01 - 150,000.00.......     152       18,490,930.64      20.8
150,000.01 - 200,000.00.......      78       13,284,305.77      14.9
200,000.01 - 250,000.00.......      40        8,904,319.17      10.0
250,000.01 - 300,000.00.......      21        5,777,886.01       6.5
300,000.01 - 350,000.00.......       7        2,320,915.65       2.6
350,000.01 - 400,000.00.......       2          777,068.84       0.9
400,000.01 - 450,000.00.......       1          403,048.01       0.5
500,000.01 - 550,000.00.......       1          534,625.29       0.6
550,000.01 - 600,000.00.......       2        1,117,146.05       1.3
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) As of the cut-off date, the average current principal balance of the group 3 initial mortgage loans is expected to be approximately $97,205.




                    GROUP 3 INITIAL MORTGAGE LOANS
              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCE(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
    ORIGINAL MORTGAGE LOAN       MORTGAGE      BALANCE        MORTGAGE
    PRINCIPAL BALANCE ($)         LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
      0.01 -  50,000.00.......     199      $ 7,797,377.90       8.8%
 50,000.01 - 100,000.00.......     412       29,533,041.21      33.2
100,000.01 - 150,000.00.......     153       18,589,824.10      20.9
150,000.01 - 200,000.00.......      77       13,084,355.28      14.7
200,000.01 - 250,000.00.......      41        9,104,269.66      10.2
250,000.01 - 300,000.00.......      21        5,777,886.01       6.5
300,000.01 - 350,000.00.......       7        2,320,915.65       2.6
350,000.01 - 400,000.00.......       2          777,068.84       0.9
400,000.01 - 450,000.00.......       1          403,048.01       0.5
500,000.01 - 550,000.00.......       1          534,625.29       0.6
550,000.01 - 600,000.00.......       2        1,117,146.05       1.3
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) The average original principal balance of the group 3 initial mortgage loans is expected to be approximately $97,556.

                    GROUP 3 INITIAL MORTGAGE LOANS
                           MORTGAGE RATES(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
                                 MORTGAGE      BALANCE        MORTGAGE
      MORTGAGE RATES (%)          LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
 6.501 -  7.000...............       9      $ 1,894,312.57       2.1%
 7.001 -  7.500...............      39        5,120,569.52       5.8
 7.501 -  8.000...............      96       12,954,316.59      14.5
 8.001 -  8.500...............     134       15,470,840.03      17.4
 8.501 -  9.000...............     193       18,613,981.12      20.9
 9.001 -  9.500...............     152       12,691,413.32      14.3
 9.501 - 10.000...............     148       11,607,119.84      13.0
10.001 - 10.500...............      52        3,159,465.63       3.5
10.501 - 11.000...............      54        4,986,141.72       5.6
11.001 - 11.500...............      24        1,705,944.69       1.9
11.501 - 12.000...............       8          494,355.09       0.6
12.001 - 12.500...............       6          294,747.69       0.3
13.001 - 13.500...............       1           46,350.19       0.1
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) As of the cut-off date, the weighted average mortgage rate of the group 3 initial mortgage loans is expected to be approximately 8.93% per annum.

                    GROUP 3 INITIAL MORTGAGE LOANS
                          OCCUPANCY TYPES(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
                                 MORTGAGE      BALANCE        MORTGAGE
       OCCUPANCY TYPES            LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
Investment/Non-Owner
 Occupied.....................      76      $ 5,930,977.55       6.7%
Primary.......................     829       82,281,990.64      92.4
Second Home...................      11          826,589.82       0.9
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) Based on representations of the related mortgagors at the time of origination.

                    GROUP 3 INITIAL MORTGAGE LOANS
                     ORIGINAL TERM TO MATURITY(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
       ORIGINAL TERM TO          MORTGAGE      BALANCE        MORTGAGE
      MATURITY (MONTHS)           LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
 61 - 120.....................      10      $   398,371.87       0.4%
121 - 180.....................     159       11,749,045.15      13.2
181 - 240.....................      31        1,927,684.97       2.2
241 - 300.....................       3          399,134.28       0.4
301 - 360.....................     713       74,565,321.73      83.7
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) As of the cut-off date, the weighted average original term to maturity of the group 3 initial mortgage loans is expected to be approximately 332 months.

                    GROUP 3 INITIAL MORTGAGE LOANS
                     REMAINING TERM TO MATURITY(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
      REMAINING TERM TO          MORTGAGE      BALANCE        MORTGAGE
      MATURITY (MONTHS)           LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
 61 - 120.....................      10      $   398,371.87       0.4%
121 - 180.....................     159       11,749,045.15      13.2
181 - 240.....................      31        1,927,684.97       2.2
241 - 300.....................       3          399,134.28       0.4
301 - 360.....................     713       74,565,321.73      83.7
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 3 initial mortgage loans is expected to be approximately 328 months.

                    GROUP 3 INITIAL MORTGAGE LOANS
             STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
                                 MORTGAGE      BALANCE        MORTGAGE
            STATE                 LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
California....................      67      $12,980,818.29      14.6%
Texas.........................     118       12,095,269.13      13.6
Pennsylvania..................     112        7,849,089.95       8.8
Florida.......................      56        5,867,832.52       6.6
Ohio..........................      69        4,914,398.65       5.5
Indiana.......................      71        4,666,071.10       5.2
North Carolina................      60        4,274,363.21       4.8
New York......................      25        3,449,756.12       3.9
Illinois......................      38        3,115,946.04       3.5
Colorado......................      17        2,558,772.72       2.9
Georgia.......................      25        2,315,616.71       2.6
Arizona.......................      19        2,303,132.72       2.6
Washington....................      14        2,018,125.97       2.3
New Jersey....................      13        2,000,501.99       2.2
Kentucky......................      24        1,815,650.75       2.0
Other.........................     188       16,814,212.14      18.9
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

--------------
(1) As of the cut-off date, no more than approximately 0.6% of the group 3 initial mortgage loans will be secured by mortgaged properties located in any one postal zip code area.




                    GROUP 3 INITIAL MORTGAGE LOANS
                   PURPOSE OF GROUP 3 MORTGAGE LOANS
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
                                 MORTGAGE      BALANCE        MORTGAGE
         LOAN PURPOSE             LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
Purchase......................     142      $15,404,196.01      17.3%
Refi Cashout..................     760       71,989,816.91      80.9
Refi R/T......................      14        1,645,545.08       1.8
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

                    GROUP 3 INITIAL MORTGAGE LOANS
                     TYPES OF MORTGAGED PROPERTIES
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
                                 MORTGAGE      BALANCE        MORTGAGE
        PROPERTY TYPE             LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
2-4 Family....................      46      $ 5,112,807.81       5.7%
Condo.........................      29        2,528,134.39       2.8
Manufactured Housing..........      63        4,212,632.88       4.7
PUD...........................      42        7,049,135.40       7.9
Single Family.................     736       70,136,847.51      78.8
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

                    GROUP 3 INITIAL MORTGAGE LOANS
                        DOCUMENTATION PROGRAMS
-----------------------------------------------------------------------
                                NUMBER OF                    PERCENT OF
                                 GROUP 3      AGGREGATE       GROUP 3
                                 INITIAL      PRINCIPAL       INITIAL
                                 MORTGAGE      BALANCE        MORTGAGE
    DOCUMENTATION PROGRAM         LOANS      OUTSTANDING       LOANS
-----------------------------------------------------------------------
Full..........................     756      $68,845,615.20      77.3%
Stated Income/Stated Assets...      87       11,032,568.79      12.4
No Doc........................      50        6,894,063.84       7.7
Reduced.......................      23        2,267,310.17       2.5
                                   ---      --------------     -----
  Total.......................     916      $89,039,558.00     100.0%
                                   ---      --------------     -----
                                   ---      --------------     -----

PREFUNDING AND CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

    On the closing date, the excess of the aggregate class principal balance of the offered certificates over the aggregate Stated Principal Balance of the initial mortgage loans as of the cut-off date, which amounts are not collectively expected to exceed approximately $177,175,251, will be deposited into a prefunding account (the 'Prefunding Account'), established and maintained by the trustee on behalf of the certificateholders. Approximately $104,530,637 of the amount deposited therein will be used to purchase additional group 1 mortgage loans, approximately $46,684,072 of such amount will be used to purchase additional group 2 mortgage loans and approximately $25,960,542 of such amount will be used to purchase additional group 3 mortgage loans. Any investment income earned from amounts in the Prefunding Account shall be paid to the depositor, and will not be available for payments on the certificates. During the period from the closing date to May 24, 2002 (the 'Prefunding Period'), the depositor is expected to purchase mortgage loans ('Subsequent Mortgage Loans') from the seller and sell such Subsequent Mortgage Loans to the trust. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Prefunding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Prefunding Account in respect of the loan group allocated those Subsequent Mortgage Loans and increase the aggregate Stated Principal Balance of the related loan group.

    The characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

    The obligation of the trust to purchase Subsequent Mortgage Loans during the prefunding period is subject to the following requirements:

     each Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of its cut-off date;

     the servicer of each Subsequent Mortgage Loan will be one of the servicers of the initial mortgage loans;

     each Subsequent Mortgage Loan may not have a final maturity date later than May 2032;

     the remaining term to stated maturity of each Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

     each Subsequent Mortgage Loan will have an LTV ratio not greater than 100.0%;

     each Subsequent Mortgage Loan will have a principal balance not greater than $750,000;

     each Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property; and

     each Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies.

    Following the purchase of such Subsequent Mortgage Loans by the trust, the mortgage loans, including the Subsequent Mortgage Loans, will have the following characteristics as of their respective cut-off dates:

    With respect to loan group 1 and loan group 2 (in the aggregate):

     a weighted average mortgage rate of at least 9.15% per annum;

     a weighted average remaining term to stated maturity of less than 355 months;

     a weighted average LTV ratio of not more than 81.0%;

     no more than 3.5% of the mortgage loans by aggregate cut-off date principal balance will be balloon loans;

     no more than 40.0% of the mortgage loans by aggregate cut-off date principal balance will be concentrated in one state; and

     no more than 10.0% of the mortgage loans by aggregate cut-off date principal balance will relate to non-owner occupied properties.

    With respect to loan group 3:

     a weighted average mortgage rate of at least 8.85% per annum;

     a weighted average remaining term to stated maturity of less than 350 months;

     a weighted average LTV ratio of not more than 80.0%;

     no more than 7.5% of the mortgage loans by aggregate cut-off date principal balance will be balloon loans;

     no more than 20.0% of the mortgage loans by aggregate cut-off date principal balance will be concentrated in one state; and

     no more than 10.0% of the mortgage loans by aggregate cut-off date principal balance will relate to non-owner occupied properties.

THE INDICES

    The index applicable to the determination of the mortgage rates for substantially all of the mortgage loans in loan group 1 and loan group 2 will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the 'Six-Month LIBOR Index') and as most recently available either (1) as of the first business day a specified period of time prior to such adjustment date, (2) as of the first business day of the month preceding the month of such adjustment date or (3) the last business day of the second month preceding the month in which such adjustment date occurs, as specified in the related mortgage note.

UNDERWRITING STANDARDS

    The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

    All of the mortgage loans are 'conventional mortgage loans' (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the mortgage loans typically differ from, and, with respect to a substantial number of mortgage loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may be made in the event that compensating factors are demonstrated by a prospective mortgagor. In general, neither the seller nor the depositor has re-underwritten any mortgage loan.

    Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, no income will have been required to be stated (or verified) in connection with the loan application.

    Based on the data provided in the application and certain verifications (if required), a determination will have been made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

    Certain of the mortgage loans have been originated under 'reduced documentation,' 'no ratio' or 'no documentation' programs which require less documentation and verification than do traditional 'full documentation' programs. Generally, under a 'reduced documentation' program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a 'no ratio' program, certain mortgagors with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a 'no documentation' program, no verification of a mortgagor's income or assets is undertaken by the originator.

    The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

    A substantial portion of the mortgage loans were classified in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such mortgage loans is expected to be greater than if such mortgage loans had been classified in relatively higher categories.

ASSIGNMENT OF THE MORTGAGE LOANS

    Pursuant to the pooling and servicing agreement, on the closing date for the initial mortgage loans and on any subsequent transfer date for the subsequent mortgage loans, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the applicable cut-off date.

    In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

    The trustee or its custodian will review each mortgage file within 90 days of the closing date or a subsequent transfer date, as applicable, or promptly after the trustee's or its custodian's receipt of any document permitted to be delivered after such date and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan, a deleted mortgage loan, from the trust and substitute in its place another mortgage loan, a replacement mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

     have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date), have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan and with respect to the adjustable-rate mortgage loans, have a maximum mortgage rate and minimum mortgage rate not less than the respective rates for the deleted mortgage loan, have the same index as the deleted mortgage loan and a gross margin equal to or greater than the deleted mortgage loan, have an LTV ratio not higher than that of the deleted mortgage loan,

     have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan, and comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

    This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                                   THE SELLER

    The information set forth in this section contains a brief description of the seller of the mortgage loans. The primary obligation of the seller under the pooling and servicing agreement is to repurchase a related mortgage loan in the event of a breach of a representation and warranty or if the related mortgage loan file is defective.

    DLJ Mortgage Capital, Inc. ('DLJMC'), a Delaware corporation, is an affiliate of the depositor, Credit Suisse First Boston Corporation and Olympus. The principal executive offices of DLJMC are located at Eleven Madison Avenue, New York, New York 10010.

                          SERVICING OF MORTGAGE LOANS

GENERAL

    Under the pooling and servicing agreement, Olympus will act as servicer of approximately 42.0% of the initial mortgage loans, Ocwen will act as servicer of approximately 3.9% of the initial mortgage loans and Fairbanks Capital Corp. will act as servicer of approximately 54.1% of the initial mortgage loans, in each case by aggregate principal balance as of February 1, 2002. However, Olympus, in its capacity as special servicer under the pooling and servicing agreement, may elect to act as servicer of any mortgage loan which becomes 90 days or more delinquent. Upon the transfer of the servicing of any such delinquent mortgage loan to Olympus, the prior servicer of any such mortgage loan, other than Olympus, will have no servicing obligations with respect to that delinquent mortgage loan. Olympus may be replaced as special servicer by holders of the Class X and Class X-F Certificates representing a majority of the aggregate percentage interests of such classes. All references herein to servicer include Olympus in its capacity as special servicer under the pooling and servicing agreement, unless otherwise indicated.

    Each servicer will be responsible for servicing the mortgage loans under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans it services for itself or others. None of the servicers will have any servicing obligations with respect to the mortgage loans it does not service.

    Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans it services and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans serviced by it, net of the related servicing compensation payable to the related servicer. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the determination date. No collection account may be commingled with other similar accounts that a servicer maintains.

    The pooling and servicing agreement prohibits the resignation of a servicer, except upon (a) appointment of a successor servicer or special servicer (which may be with respect to all or a portion of the mortgage loans), as applicable and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates (without regard to the FSA Policy), or (b) a determination that its duties thereunder are no longer permitted under applicable law as evidenced by an opinion of counsel. In addition, the seller, as owner of the servicing rights for the mortgage loans Olympus services, may require that Olympus resign and appoint a successor servicer with respect to those loans Olympus services, provided such entity delivers to the trustee the letter from each rating agency described in the previous sentence. No such resignation will be effective until a successor servicer or special servicer, as applicable, has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. In connection with the appointment of a successor servicer or special servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment and FSA consents.

    Under the pooling and servicing agreement, each servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, each servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that servicer alone were servicing the related mortgage loans.

OLYMPUS SERVICING, L.P.

    Olympus Servicing, L.P., a Delaware limited partnership, formerly known as Vesta Servicing, L.P., formerly known as Calmco Servicing, L.P., is an affiliate of the depositor, the seller and Credit Suisse First Boston Corporation. The principal executive offices of Olympus are located at 9600 Great Hills Trail, Suite 200-W, Austin, Texas 78759.

    Calmco Servicing, L.P. changed its name to Vesta Servicing, L.P. on June 7, 2001, and Vesta Servicing, L.P. changed its name to Olympus Servicing, L.P. on November 30, 2001. Calmco Servicing, L.P. was formed in July 1998 as successor in interest to Calmco Inc., a Delaware corporation established in December 1995 as an indirect subsidiary of the seller and an affiliate of the depositor to perform default servicing for subprime residential mortgage loans. Olympus currently acts through its general partner, Olympus GP LLC, a Delaware limited liability company, which owns a 1.3% interest in Olympus.

    Olympus currently is an approved servicer for Fannie Mae, Freddie Mac, the Department of Housing and Urban Development (both Title I and Title II loans) and the Veterans Administration. Olympus is also approved as a servicer by Fitch, Inc. and Standard & Poor's, and appears on Standard & Poor's Select Servicer List. In addition, Olympus is rated 'RSS2+' (full approval with noted strengths) by Fitch, Inc. for special servicing and rated 'RPS1 - ' (full approval with overall superior performance) by Fitch, Inc. for primary subprime servicing. Olympus maintains all material licenses throughout the United States for state regulated third party collections and servicing.

    As of December 31, 2001, Olympus had a net worth of approximately $3.78 million and currently has approximately $10.5 billion worth of assets under management.

    Delinquency and Foreclosure Statistics.

                                    OLYMPUS
                LOAN DELINQUENCY AND LOAN FORECLOSURE EXPERIENCE
          (EXPRESSED AS PERCENTAGES OF THE TOTAL LOAN PORTFOLIO AS OF
                              THE FOLLOWING DATES)

                                                          AS OF                  AS OF
                                                       DECEMBER 31,           DECEMBER 31,
                                                         2000(3)                2001(3)
                                                   --------------------   --------------------
                                                                 BY                     BY
                                                    BY NO.    PRINCIPAL    BY NO.    PRINCIPAL
                                                   OF LOANS    BALANCE    OF LOANS    BALANCE
                                                   --------    -------    --------    -------
Period of Delinquency(1)(2)
    30-59 days...................................    3.46%      3.08%      4.30%       3.61%
    60-89 days...................................    1.03%      0.88%      1.28%       1.08%
    90 days or more..............................    6.86%      4.95%      1.75%       1.21%
Total Delinquent Loans...........................   11.35%      8.91%      7.32%       5.90%
Loans in Foreclosure.............................    4.08%      4.36%      4.99%       4.53%

---------

(1) Foreclosure and REO loans are grouped together, and are not included in Delinquency Status categories (30-59, 60-89, 90+).

(2) Loans in bankruptcy status are included in Delinquency Status categories (30-59, 60-89, 90+).

(3) Excludes loans with a zero principal balance.

                                                  AS OF                           AS OF
                                          DECEMBER 31, 2000(3)             DECEMBER 31, 2001(3)
                                      -----------------------------   ------------------------------
                                      NUMBER OF        DOLLAR         NUMBER OF         DOLLAR
                                        LOANS          AMOUNT           LOANS           AMOUNT
                                        -----          ------           -----           ------
Period of Delinquency
    30-59 days......................      571     $   39,925,723.76     3,748     $   382,912,424.72
    60-89 days......................      170     $   11,383,894.22     1,111     $   114,294,434.28
    90 days or more.................    1,134     $   64,095,584.57     1,522     $   128,792,957.85
Current.............................   13,975     $1,123,416,325.70    76,392     $ 9,502,654,420.50
Loans in Foreclosure................      675     $   56,430,172.25     4,346     $   480,120,625.47
Total...............................   16,525     $1,295,251,700.50    87,119     $10,608,774,862.82

    It is unlikely that the loss, delinquency and foreclosure experience of the mortgage loans included in the mortgage pool will correspond to the loss, delinquency and foreclosure experience of Olympus's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the loss, delinquency and foreclosure experience for Olympus's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage pool will depend on the results obtained over the life of the mortgage pool. In particular, investors should note that newly originated or acquired mortgage loans will not be added to the mortgage pool, and the mortgage pool will therefore consist of a static pool of mortgage loans, whereas newly originated or acquired mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the mortgage pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, rates of delinquencies, losses and foreclosure should be higher than those previously experienced by Olympus. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies, losses and foreclosures with respect to the mortgage pool. Finally, the mortgage pool is unique, and may not be representative of the mortgage loans in Olympus's overall portfolio.

OCWEN FEDERAL BANK FSB

    Ocwen is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ('OCN'). As of December 31, 2001, OCN had approximately $1.711 billion in assets, approximately $1.332 billion in liabilities and approximately $379 million in equity. As of December 31, 2001, Ocwen's core capital ratio was approximately 13.64% and its total risk-based capital ratio was approximately 23.33%. For the year ended December 31, 2001, OCN's net loss was approximately $124.8 million, which included a non-cash provision of $83 million to increase OCN's valuation allowance on its deferred tax asset. As of November 29, 2001, Standard and Poor's and Fitch's rating outlooks for OCN and Ocwen are negative. On November 13, 2001, Standard & Poor's lowered its credit rating on OCN and its subsidiaries, Ocwen and Ocwen Capital Trust I. On November 29, 2001, Fitch lowered its credit ratings on OCN and on Ocwen's subordinated debt while affirming its credit ratings on OCN's long-term senior debt, OCN's short-term ratings, and Ocwen's short-term rating.

    OCN is a financial services company headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans, as well as the related development of loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

    The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                     OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                 AS OF
                                           DECEMBER 31, 1999
                                ---------------------------------------
                                                      PERCENT   PERCENT
                                BY NO.                  BY        BY
                                  OF     BY DOLLAR    NO. OF    DOLLAR
                                LOANS      AMOUNT      LOANS    AMOUNT
                                -----      ------      -----    ------
Total Portfolio...............  91,948   $8,080,272   100.00%   100.00%
Period of Delinquency(1)......
   30-59 days.................   4,194   $  348,575     4.56%     4.31%
   60-89 days.................   1,873   $  157,404     2.04%     1.95%
   90 days or more............  13,853   $1,173,259    15.07%    14.52%
Total Delinquent Loans........  19,920   $1,679,238    21.66%    20.78%
Loans in Foreclosure(2).......   5,629   $  514,476     6.12%     6.37%

                                                 AS OF
                                           DECEMBER 31, 2000
                                ---------------------------------------
                                                      PERCENT   PERCENT
                                BY NO.                  BY        BY
                                  OF     BY DOLLAR    NO. OF    DOLLAR
                                LOANS      AMOUNT      LOANS    AMOUNT
                                -----      ------      -----    ------
Total Portfolio...............  87,846   $7,436,096   100.00%   100.00%
Period of Delinquency(1)......
   30-59 days.................   4,654   $  383,087     5.30%     5.15%
   60-89 days.................   2,164   $  178,911     2.46%     2.41%
   90 days or more............  14,119   $1,192,144    16.07%    16.03%
Total Delinquent Loans........  20,937   $1,754,142    23.83%    23.59%
Loans in Foreclosure(2).......   6,015   $  530,414     6.85%     7.13%

                                                 AS OF
                                           DECEMBER 31, 2001
                                ----------------------------------------
                                                       PERCENT   PERCENT
                                BY NO.                   BY        BY
                                  OF      BY DOLLAR    NO. OF    DOLLAR
                                LOANS      AMOUNT       LOANS    AMOUNT
                                -----      ------       -----    ------
Total Portfolio...............  186,955  $17,422,016   100.00%   100.00%
Period of Delinquency(1)......
   30-59 days.................  8,520    $   719,620     4.56%     4.13%
   60-89 days.................  3,755    $   324,753     2.01%     1.86%
   90 days or more............  22,709   $ 1,896,796    12.15%    10.89%
Total Delinquent Loans........  34,984   $ 2,941,169    18.71%    16.88%
Loans in Foreclosure(2).......  10,286   $   908,884     5.50%     5.22%

---------

(1) Includes 22,060 loans totaling $1,780,255 for December 31, 2001 which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading 'Total Delinquent Loans.'

                                     OCWEN
                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                       AS OF                   AS OF                   AS OF
                                 DECEMBER 31, 1999       DECEMBER 31, 2000       DECEMBER 31, 2001
                               ---------------------   ---------------------   ----------------------
                                BY NO.    BY DOLLAR     BY NO.    BY DOLLAR     BY NO.     BY DOLLAR
                               OF LOANS     AMOUNT     OF LOANS     AMOUNT     OF LOANS     AMOUNT
                               --------     ------     --------     ------     --------     ------
Total Portfolio..............   91,948    $8,080,272    87,846    $7,436,096   186,955    $17,422,016
Foreclosed Loans(1)..........    2,913    $  232,157     2,982    $  236,264     3,983    $   301,782
Foreclosure Ratio(2).........     3.17%         2.87%     3.39%         3.18%     2.13%          1.73%

---------

(1) For the purposes of these tables, 'Foreclosed Loans' means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The 'Foreclosure Ratio' is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                     OCWEN
                          LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                    AS OF               AS OF               AS OF
                                              DECEMBER 31, 1999   DECEMBER 31, 2000   DECEMBER 31, 2001
                                              -----------------   -----------------   -----------------
Total Portfolio(1)..........................     $8,080,272          $7,436,096          $17,422,016
Net Gains/(Losses)(2)(3)....................     $ (139,000)         $ (282,261)         $  (266,262)
Net Gains/(Losses) as a Percentage of Total
  Portfolio.................................          (1.72)%             (3.80)%              (1.53)%

---------

(1) 'Total Portfolio' on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) 'Net Gains/(Losses)' are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes $131,965 as of December 31, 2001 of losses attributable to loans which were delinquent at the time of transfer to Ocwen.

    While the above delinquency, foreclosure and loss experiences reflect Ocwen's experiences for the periods indicated, we can give you no assurances that the delinquency, foreclosure and loss experiences on the mortgage loans in the trust will be similar. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the tables is based on all of the loans in Ocwen's relevant servicing portfolio. The mortgage loans in the trust may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the mortgage loans in Ocwen's servicing portfolio.

FAIRBANKS CAPITAL CORP.

    The information contained herein with regard to Fairbanks Capital Corp. ('Fairbanks') has been provided by Fairbanks. None of the Depositor, the Trustee, the Originators, the other Servicers, or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

    General. Fairbanks commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party mortgage loan portfolios since 1994. Fairbanks conducts operations in Salt Lake City, Utah, Hatboro, Pennsylvania and will be conducting operations in Jacksonville, Florida.

    Fairbanks is approved by the U.S. Department of Housing and Urban Development as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans. Fairbanks was incorporated on February 24, 1989 under the laws of the State of Utah. Fairbanks' corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165-0250.

    Collection and Performance Standards. Fairbanks will be required to service the mortgage loans serviced by it (the 'Fairbanks Serviced Loans') in accordance with the terms of the pooling and servicing agreement, including the servicer performance standards described therein. The pooling and servicing agreement specifies performance standards designed to measure a servicer's performance in servicing the mortgage loans against measurable benchmarks. A servicer is subject to termination as a servicer under the pooling and servicing agreement upon certain severe or sustained failures to meet the performance standards, as described in the pooling and servicing agreement.

    Servicing Portfolio. At December 31, 2001 and December 31, 2000, Fairbanks serviced a total portfolio of 225,934 and 174,247 mortgage loans and real estate owned, respectively, having aggregate unpaid principal balances of approximately $14.106 billion and approximately $12.058 billion, respectively, for itself and others.

    Fairbanks' Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Fairbanks as of the date indicated. Fairbanks' portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. For example, the delinquency and loss experience of Fairbanks' servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the mortgage loans in the mortgage pool and loans and financial assets having a geographic distribution that varies from the geographic distribution of the mortgage loans in the mortgage pool. In addition, Fairbanks' consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the mortgage pool. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage pool. The actual delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fairbanks. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool. Finally, the statistics shown below represent the delinquency experience for

Fairbanks' mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. It should be noted that Fairbanks' business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and Fairbanks has been an active participant in the market for such servicing rights over the past several years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of Fairbanks in the periods ended on December 31, 2001, December 31, 2000 and December 31, 1999.

              FAIRBANKS' DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                     AS OF DECEMBER 31, 2001              AS OF DECEMBER 31, 2000
                                ----------------------------------   ----------------------------------
                                                           % BY                                 % BY
                                NO. OF     PRINCIPAL    PRINCIPAL    NO. OF     PRINCIPAL    PRINCIPAL
                                 LOANS    BALANCE(2)    BALANCE(4)    LOANS    BALANCE(2)    BALANCE(4)
                                 -----    ----------    ----------    -----    ----------    ----------
Current Loans.................  146,090   $ 8,773,115      62.20%    124,057   $ 8,532,766      70.76%
Period of Delinquency(3)
   30-59 Days.................   17,813     1,146,710       8.13%     13,479       951,019       7.89%
   60-89......................    4,374       297,317       2.11%      3,439       244,210       2.03%
   90 Days or more............    5,718       311,464       2.21%      2,275       132,348       1.10%
                                -------   -----------     ------     -------   -----------     ------
Total Delinquencies...........   27,905     1,755,491      12.45%     19,193     1,327,577      11.01%
Foreclosures..................   27,376     1,992,691      14.13%     15,514     1,140,819       9.46%
Bankruptcies..................   17,710     1,143,619       8.11%     10,426       721,034       5.98%
                                -------   -----------     ------     -------   -----------     ------
Total
 Foreclosures/Bankruptcies....   45,086     3,136,310      22.23%     25,940     1,861,853      15.44%
Real Estate Owned.............    6,853       440,739       3.12%      5,057       336,219       2.79%
                                -------   -----------     ------     -------   -----------     ------
Total Portfolio...............  225,934   $14,105,655     100.00%    174,247   $12,058,415     100.00%
                                -------   -----------     ------     -------   -----------     ------
                                -------   -----------     ------     -------   -----------     ------

                                    AS OF DECEMBER 31, 1999
                                --------------------------------
                                                         % BY
                                NO. OF   PRINCIPAL    PRINCIPAL
                                LOANS    BALANCE(2)   BALANCE(4)
                                -----    ----------   ----------
Current Loans.................  24,987   $2,025,167      68.15%
Period of Delinquency(3)
   30-59 Days.................   2,377      195,139       6.57%
   60-89......................     627       53,946       1.82%
   90 Days or more............   1,670       94,914       3.19%
                                ------   ----------     ------
Total Delinquencies...........   4,674      343,999      11.58%
Foreclosures..................   3,768      311,504      10.48%
Bankruptcies..................   2,774      189,048       6.36%
                                ------   ----------     ------
Total
 Foreclosures/Bankruptcies....   6,542      500,552      16.84%
Real Estate Owned.............   1,340      102,080       3.43%
                                ------   ----------     ------
Total Portfolio...............  37,543   $2,971,798     100.00%
                                ------   ----------     ------
                                ------   ----------     ------

---------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

(4) Certain totals may not equal 100% due to rounding.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The expense fees (the 'Expense Fees') are payable out of the interest payments on each mortgage loan. The rate at which the Expense Fees accrue is expected to be approximately 0.52% for each mortgage loan. The Expense Fees consist of the servicing fee of 0.50% per annum, fees payable to the trustee and the Credit Risk Manager and any lender paid mortgage insurance premiums. Upon any servicing transfer of a delinquent mortgage loan to Olympus in its capacity as special servicer, Olympus will be entitled to receive the servicing fee and other compensation due to a servicer under the pooling and servicing agreement with respect to that mortgage loan accruing following the servicing transfer. No additional servicing compensation will be paid to Olympus in connection with its special servicing functions. Each servicer is obligated to pay some ongoing expenses associated with the trust that it incurs in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the related servicer out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under ' -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.' Each servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, other than prepayment premiums. Each servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the related collection account.

    The mortgage rate of a mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

    When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

    Each servicer is obligated to remit to the trust on the day before each distribution date with respect to each mortgage loan it services an amount equal to the lesser of:

     any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month; and

     the monthly servicing fee payable to it equal to 0.50% per annum of the aggregate Stated Principal Balance of the mortgage loans.

    Any remaining shortfall in interest collections resulting from partial principal prepayments and the timing of principal prepayments in full, to the extent not covered by excess interest collections, may result in a shortfall in interest distributions on the certificates.

ADVANCES FROM THE SERVICERS

    Subject to the limitations described below, and only with respect to the loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received from the mortgage loans it services that are not required to be distributed on that distribution date, an amount equal to the sum of (a) with respect to all mortgage loans it services, other than the simple interest mortgage loans, the aggregate of payments of principal of and interest on such mortgage loans, net of the related servicing fee, and (b) with respect to the simple interest mortgage loans, the aggregate of payments of interest on such mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

    In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan it services to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, each servicer is obligated to make advances through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to the related certificateholders on the related distribution date. Any failure by any servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If any servicer is terminated as a result of the occurrence of an event of default, the trustee, in its capacity as successor servicer, or such other successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see 'The Agreement -- Event of Default and Rights in the Case of Events of Default' in the prospectus. The servicers shall not be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

OPTIONAL PURCHASE OF DEFAULTED LOANS

    Subject to conditions set forth in the pooling and servicing agreement, Olympus, in its capacity as special servicer, may, at its option, purchase from the trust any mortgage loan which is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the principal balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed servicer advances.

THE CREDIT RISK MANAGER

    The Murrayhill Company, a Colorado corporation (the 'Credit Risk Manager'), will act as the trust's representative in advising certain servicers regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the applicable servicer in performing its advisory and monitoring functions.

    The Credit Risk Manager will be entitled to receive a Credit Risk Manager fee until the termination of the trust or until its removal by a vote of the holders of certificates representing at least 66 2/3% of the aggregate outstanding Class Principal Balance of the certificates. Such fee will be paid from the trust in accordance with the pooling and servicing agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

    The CSFB Mortgage Pass-Through Certificates, Series 2002-HE4 will consist of the Class A-1, Class A-2, Class A-3, Class A-F, Class A-IO, Class A-F-IO, Class R Certificates, which are collectively referred to as the senior certificates, and the Class M-1, Class M-2, Class M-F-1, Class M-F-2, Class B, Class B-F, Class P-F, Class X and Class X-F Certificates, which are collectively referred to as the subordinate certificates. Only the senior certificates and the Class M-1, Class M-2, Class M-F-1, Class M-F-2, Class B and Class B-F Certificates, which are collectively referred to as the offered certificates, are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Class Principal Balances or Notional Amount, subject to the permitted variance, and pass-through rates set forth or described on page S-3 of this prospectus supplement.

    As used herein, the Class A-1 Certificates generally relate to the mortgage loans in loan group 1, the Class A-2 and Class A-3 Certificates generally relate to the mortgage loans in loan group 2 and the Class A-F and Class R Certificates generally relate to the mortgage loans in loan group 3. The Class A-IO, Class M-1, Class M-2, Class B and Class X Certificates generally relate to the mortgage loans in both loan group 1 and loan group 2. The Class A-F-IO, Class M-F-1, Class M-F-2, Class B-F, Class P-F and Class X-F Certificates generally relate to the mortgage loans in loan group 3.

    The Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class B and Class X Certificates are referred to herein as the group 1 and group 2 certificates, and the Class A-F, Class A-F-IO, Class R, Class M-F-1, Class M-F-2, Class B-F, Class P-F and Class X-F Certificates are referred to herein as the group 3 certificates.

    The Class A-IO Certificates will be entitled to interest at its pass-through rate on the Class A-IO Notional Amount and to all prepayment premiums received on the mortgage loans in loan group 1 and loan group 2. The Class A-F-IO Certificates will be entitled to interest at its pass-through rate on the Class A-F-IO Notional Amount.

    The Class X and Class X-F Certificates will be issued without principal amounts or interest rates, and will be entitled only to such amounts as are described herein and in the pooling and servicing agreement.

    The Class P-F Certificates will be issued without a pass-through rate, and will be entitled to all prepayment penalties received on the mortgage loans in loan group 3.

    Distributions on the certificates will be made on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing in March 2002, to the persons in whose names those certificates are registered as of the related record date. For any distribution date and each class of offered certificates, the record date is the business day immediately preceding that distribution date so long as the certificates remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date.

    Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance or notional balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

BOOK-ENTRY CERTIFICATES

    The offered certificates, other than the Class R Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

    Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

    Unless and until definitive certificates are issued, it is anticipated that the only 'certificateholder' of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

    For a description of the procedures applicable to the DTC registered certificates, see 'Description of the Securities -- Book-Entry Registration' in the prospectus.

    Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

     DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

     the depositor, at its sole option, in writing, elects to terminate the book-entry system through DTC; or

     after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

    In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

    According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

SIMPLE INTEREST EXCESS SUB-ACCOUNT

    The pooling and servicing agreement requires that Olympus establish and maintain a sub-account of the collection account for each loan group (a 'Simple Interest Excess Sub-Account'). Olympus will transfer to the Simple Interest Excess Sub-Account all Net Simple Interest Excess for the related loan group during each collection period. 'Net Simple Interest Excess' means, for any loan group, as of any determination date for each Simple Interest Qualifying Loan, the excess, if any, of the aggregate amount of Simple Interest Excess (net of reimbursement to Olympus for simple interest advancing as provided below) over the amount of Simple Interest Shortfall. 'Simple Interest Shortfall' means as of any determination date for each Simple Interest Qualifying Loan in that loan group, the excess, if any, of (i) 30 days' interest on the principal balance of such mortgage loan at the mortgage rate, over (ii) the portion of the Scheduled Payment received from the mortgagor for such mortgage loan allocable to interest with respect to the related Collection Period. 'Simple Interest Excess' means, as of any determination date for each Simple Interest Qualifying Loan in that loan group, the excess, if any, of (i) the portion of the Scheduled Payment received from the mortgagor for such mortgage loan allocable to interest with respect to the related Collection Period, over (ii) 30 days' interest on the principal balance of such mortgage loan at the mortgage rate. 'Net Simple Interest Shortfall' means, for a loan group, as of any determination date for each Simple Interest Qualifying Loan in that loan group, the excess, if any, of the aggregate Simple Interest Shortfalls over the aggregate Simple Interest Excess for the related period. A 'Simple Interest Qualifying Loan,' as of any determination date, is any simple interest mortgage loan that was neither prepaid in full during the related Collection Period, nor delinquent with respect to a payment that became due during the related Collection Period as of the close of business on the determination date following such Collection Period.

    Olympus will withdraw amounts on deposit in each Simple Interest Excess Sub-Account for deposit to the collection account prior to each distribution date to pay Net Simple Interest Shortfalls.

    All funds in the Simple Interest Excess Sub-Account may be invested in permitted investments. So long as no event of default by Olympus shall have occurred and be continuing, any net investment earnings on funds held in the Simple Interest Excess Sub-Account are for the account of Olympus. Olympus will be required to reimburse the Simple Interest Excess Sub-Account for any net investment losses.

    None of the initial mortgage loans serviced by Ocwen or Fairbanks are simple interest mortgage loans.

DETERMINATION OF LIBOR

    With respect to each distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR business day prior to the first day of the related Accrual Period ('LIBOR Determination Date'). Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with Olympus, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with Olympus, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with Olympus, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the offered certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

PREFUNDING ACCOUNT

    On the closing date, the depositor will deposit cash in the aggregate amount of approximately $177,175,251 (the 'Prefunding Account Deposit') into the Prefunding Account. Approximately $104,530,637 of the Prefunding Account Deposit will be available for the purchase of additional group 1 mortgage loans, approximately $46,684,072 of the Prefunding Account Deposit will be available for the purchase of additional group 2 mortgage loans and approximately $25,960,542 of the Prefunding Account Deposit will be available for the purchase of additional group 3 mortgage loans. All mortgage loans purchased by the trust through application of amounts on deposit in the Prefunding Account are referred to in this prospectus supplement as the subsequent mortgage loans. The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the mortgage pool prior to the closing date. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the Prefunding Account is reduced to zero, (ii) an event of default occurs under the pooling and servicing agreement or (iii) May 24, 2002 (the 'Prefunding Period'), the amount on deposit in the Prefunding Account will be allocated for purchase of subsequent mortgage loans from the depositor in accordance with the applicable provisions of the pooling and servicing agreement. Subsequent mortgage loans purchased by the trust and added to the trust on any date during the Prefunding Period, a subsequent transfer date, must satisfy the criteria set forth in the pooling and servicing agreement. On the distribution date in May 2002, any remaining amounts in the Prefunding Account in respect of a loan group will be applied to reduce the Class Principal Balance of the Class A-1, Class A-2,
Class A-3 and/or Class A-F Certificates, as applicable, as described herein. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Prefunding Account, no assurance can be given that such a distribution will not occur on the distribution date in May 2002. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount of the Prefunding Account Deposit.

    Amounts on deposit in the Prefunding Account will be invested in permitted investments as defined in the pooling and servicing agreement. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the business day prior to the May 2002 distribution date. All interest and any other investment earnings on amounts on deposit in the prefunding account will be distributed to the depositor on the May 2002 distribution date. The Prefunding Account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

CAPITALIZED INTEREST ACCOUNT

    On the closing date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the capitalized interest account. The amount on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of offered certificates that may arise as a result of the utilization of the Prefunding Account for the purchase by the trust of subsequent mortgage loans after the closing date. Any amounts remaining in the capitalized interest account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the May 2002 distribution date as specified in the pooling and servicing agreement. The capitalized interest account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

GLOSSARY OF TERMS -- ALL GROUPS

    The defined terms listed below apply to all of the loan groups and are sometimes used in this prospectus supplement to refer to a particular loan group by the adjectival use of the words 'group 1', 'group 2' and 'group 3.'

    AGGREGATE COLLATERAL BALANCE -- As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the prefunding account.

    AGGREGATE LOAN BALANCE -- As of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the mortgage loans as of the last day of the related collection period.

    AGGREGATE LOAN GROUP BALANCE -- As of any date of determination and loan group, will be equal to the aggregate of the Stated Principal Balances of the mortgage loans in that loan group as of the last day of the related collection period.

    AGGREGATE LOAN GROUP COLLATERAL BALANCE -- As of any date of determination and loan group, will be equal to applicable Aggregate Loan Group Balance of such loan group plus the amount, if any, then on deposit in the prefunding account related to that loan group.

    CARRYFORWARD INTEREST -- For any class of offered certificates and distribution date, the sum of (1) the amount, if any, by which (x) the sum of
(A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) with respect to the offered certificates (other than the Class A-IO and Class A-F-IO Certificates), interest on such amount for the related Accrual Period at the applicable pass-through rate.

    CLASS PRINCIPAL BALANCE -- For any class of certificates, other than Class A-IO and Class A-F-IO Certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

     all amounts previously distributed to holders of certificates of that class as payments of principal; and

     in the case of any class of subordinate certificates, any reductions to the Class Principal Balance thereof due to Realized Losses, as described below under ' -- Credit Enhancement Group 1 and Group 2 -- Application of Realized Losses' and ' -- Credit Enhancement -- Group 3 -- Application of Realized Losses.'

    COLLECTION PERIOD -- For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

    CURRENT INTEREST -- For any class of offered certificates and distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance or Notional Amount, as applicable, during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any applicable Interest Shortfalls to the extent not covered by related excess interest.

    DEFERRED AMOUNT -- For any class of subordinate certificates and distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

    INTEREST REMITTANCE AMOUNT -- For any distribution date and loan group, the sum of (1) all interest collected (other than Payaheads and Simple Interest Excess, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans in the related loan group during the related Prepayment Period, less (x) the servicing fee, the Credit Risk Manager fee and mortgage insurance premiums with respect to such mortgage loans and
(y) unreimbursed Advances and other amounts due to the applicable servicer or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the applicable servicer with respect to the related mortgage loans and distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (4) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest and (5) any amounts withdrawn from the Simple Interest Sub-Account and the Capitalized Interest Account, in either case to pay interest on the related certificates with respect to such distribution date.

    INTEREST SHORTFALL -- For any distribution date and loan group, is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net mortgage rate) on mortgage loans in such loan group resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by applicable Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940.

    LIBOR CERTIFICATES -- The offered certificates, other than the Class A-F, Class R, Class A-F-IO, Class M-F-1, Class M-F-2, Class B-F and Class A-IO Certificates.

    LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan as to which the related servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

    NOTIONAL AMOUNT -- Either of the Class A-IO or Class A-F-IO Notional Amount, as applicable.

    NET LIQUIDATION PROCEEDS -- All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of a defaulted mortgage loan, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

    NET MORTGAGE RATE -- As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee rate.

    OPTIMAL INTEREST REMITTANCE AMOUNT -- For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans in the related loan group as of the first day of the related Collection Period less the product of (a) the per annum rate at which the FSA premium is calculated (as set forth in the pooling and servicing agreement) multiplied by (b) the aggregate Class Principal Balance of either the Class A-1 Certificates or the Class A-2 and Class A-3 Certificates or the Class A-F Certificates, as applicable for such loan group, divided by the applicable Aggregate Loan Group Collateral Balance as of the first day of the related Collection Period, divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans.

    PAYAHEAD -- Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

    PREPAYMENT PERIOD -- For any distribution date and any principal prepayment in full received on a mortgage loan, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any partial principal prepayment received on a mortgage loan, the calendar month preceding that distribution date.

    PRINCIPAL REMITTANCE AMOUNT -- For any distribution date and loan group, will be equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to such mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received on such mortgage loans during the related Prepayment Period, (3) the outstanding principal balance of each such mortgage loan that was repurchased by the seller or servicers during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans in the related loan group during the calendar month immediately preceding that distribution date allocable to principal, (5) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected with respect to such mortgage loans during the calendar month preceding the applicable distribution date, to the extent allocable to principal, (6) with respect to loan group 1 and loan group 2, any amount otherwise distributable on the Class X-F Certificates on such distribution date to cover certain Realized Losses on the group 1 and group 2 mortgage loans as described under ' -- Credit Enhancement -- Cross-Collateralization of Distributions on the Class X-F Certificates' and
(7) with respect to the May 2002 distribution date, the amount remaining in the prefunding account at the end of the Prefunding Period in respect of that loan group.

    SCHEDULED PAYMENT -- For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

    STATED PRINCIPAL BALANCE -- For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and
(ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

    SUBSTITUTION AMOUNT -- The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan, plus unpaid interest accrued thereon.

GLOSSARY OF TERMS -- GROUP 1 AND GROUP 2

    The defined terms listed below apply to loan group 1 and loan group 2 and the group 1 and group 2 certificates. Certain additional defined terms applicable to loan group 1 and loan group 2 and the group 1 and group 2 certificates are defined under ' -- Glossary of Terms -- All Groups' above.

    ACCRUAL PERIOD -- For any class of group 1 and group 2 offered certificates, other than the Class A-IO Certificates, and any distribution date, the period commencing on the immediately preceding distribution date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related distribution date. For the Class A-IO Certificates, the period commencing on the 25th day of the month preceding the related distribution date and ending on the 24th day of the month of such distribution date.

    BASIS RISK SHORTFALL -- For any class of LIBOR Certificates, and any distribution date, the sum of

    (1) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable distribution date,

    (2) any Basis Risk Shortfall remaining unpaid from prior distribution dates, and

    (3) 30 days interest on the amount in clause (2) calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate.

    B PRINCIPAL PAYMENT AMOUNT -- For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balances of the Class A-1, Class A-2,
Class A-3, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class B Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 93.00% and
(ii) the Aggregate Loan Group Collateral Balances of loan group 1 and loan group 2 for such distribution date and (B) the amount, if any, by which
(i) such Aggregate Loan Group Collateral Balances for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balances as of the cut-off date (including applicable amounts in the prefunding account at closing).

    CLASS A-IO NET FUNDS CAP -- For any distribution date and the Class A-IO Certificates, will be a per annum rate equal to the weighted average of
(1)(A) the Class A-1 Net Funds Cap (without adjustment for the actual number of days in the accrual period) over (B) the rate obtained by multiplying (i) 12 and
(ii) the percentage obtained by dividing the Current Interest due the Class A-1 Certificates on that distribution date by the Class Principal Balance of the Class A-1 Certificates immediately prior to that distribution date; and
(2)(X) the Class A-2 and Class A-3 Net Funds Cap (without adjustment for the actual number of days in the accrual period) over (Y) the rate obtained by multiplying (i) 12 and (ii) the percentage obtained by dividing the Current Interest due the Class A-2 and Class A-3 Certificates on that distribution date by the Class Principal Balance of the Class A-2 and Class A-3 Certificates immediately prior to that distribution date; weighted according to the respective Class Principal Balances of (I) the Class A-1 Certificates and
(II) the Class A-2 and Class A-3 Certificates, respectively.

    CLASS A-1 NET FUNDS CAP -- For any distribution date and the Class A-1 Certificates, will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal

Interest Remittance Amount for loan group 1 and such date and (2) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 1 for the immediately preceding distribution date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

    CLASS A-2 AND CLASS A-3 NET FUNDS CAP -- For any distribution date and the Class A-2 and Class A-3 Certificates will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of
(1) the Optimal Interest Remittance Amount for loan group 2 and such date and
(2) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 2 for the immediately preceding distribution date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

    CLASS A-IO NOTIONAL AMOUNT -- For any distribution date on or prior to the August 2004 distribution date will equal 58.50% of the aggregate of the Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to that distribution date. After the August 2004 distribution date, the Class A-IO Notional Amount will equal zero.

    DELINQUENCY RATE -- For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans in loan group 1 and loan group 2 which are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Group Collateral Balances of loan group 1 and loan group 2 as of the close of business on the last day of such month.

    GROUP 1 ALLOCATION AMOUNT -- For any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount of loan group 1 and the denominator of which is the aggregate Principal Remittance Amount of loan group 1 and loan group 2, in each case for that distribution date.

    GROUP 2 ALLOCATION AMOUNT -- For any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount of loan group 2 and the denominator of which is the Principal Remittance Amount of loan group 1 and loan group 2, in each case for that distribution date.

    GROUP 1 EXCESS INTEREST AMOUNT -- For any distribution date, the product of the amount of Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) of the Monthly Excess Cashflow waterfall set forth below under 'Credit Enhancement -- Group 1 and Group 2 -- Overcollateralization' and a fraction the numerator of which is the Principal Remittance Amount for loan group 1 and the denominator of which is the aggregate Principal Remittance Amount of loan group 1 and loan group 2, in each case for that distribution date.

    MAXIMUM INTEREST RATE -- For the Class A-1, Class A-2 and Class A-3 Certificates and any distribution date, an annual rate equal to the weighted average of (i) the weighted average maximum mortgage rates minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rates of the fixed-rate mortgage loans in the related loan group. For the Class M-1, Class M-2 and Class B Certificates and any distribution date, an annual rate equal to the weighted average of (x) the weighted average maximum mortgage rates minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in loan group 1 and loan group 2 and the (y) Net Mortgage Rates of the fixed-rate mortgage loans in loan group 1 and loan group 2.

    M-1 PRINCIPAL PAYMENT AMOUNT -- For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate of the Class Principal Balances of the Class A-1,Class A-2 and Class A-3 Certificates after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of
(i) approximately 77.52% and (ii) the Aggregate Loan Group Collateral Balances for loan group 1 and loan group 2 for such distribution date and (B) the amount, if any, by which (i) such Aggregate Loan Group Collateral Balances for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balances as of the cut-off date (including the applicable amounts in the prefunding account as of closing).

    M-2 PRINCIPAL PAYMENT AMOUNT -- For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which

(x) the sum of (i) the aggregate Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates and the Class Principal Balance of the Class M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 89.05% and (ii) the Aggregate Loan Group Collateral Balance for loan group 1 and loan group 2 for such distribution date and (B) the amount, if any, by which (i) such Aggregate Loan Group Collateral Balances for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balances as of the cut-off date (including the applicable amounts in the prefunding account as of closing).

    MONTHLY EXCESS CASHFLOW -- For any distribution date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

    OVERCOLLATERALIZATION AMOUNT -- For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Loan Group Collateral Balance of loan group 1 and loan group 2 for such distribution date exceeds (y) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3,
Class M-1, Class M-2 and Class B Certificates after giving effect to payments on such distribution date.

    OVERCOLLATERALIZATION DEFICIENCY -- For any distribution date and the group 1 and group 2 certificates, will be equal to the amount, if any, by which
(x) the Targeted Overcollateralization Amount for such distribution date exceeds
(y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the group 1 and group 2 certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

    OVERCOLLATERALIZATION RELEASE AMOUNT -- For any distribution date, will be equal to the lesser of (x) the Principal Remittance Amount for loan group 1 and loan group 2 for such distribution date and (y) the amount, if any, by which
(1) the Overcollateralization Amount, calculated for this purpose on the basis of the assumption that 100% of the aggregate of such Principal Remittance Amounts for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the group 1 and group 2 certificates, exceeds
(2) the Targeted Overcollateralization Amount for such date.

    PRINCIPAL PAYMENT AMOUNT -- For any distribution date, will be equal to the Principal Remittance Amounts of loan group 1 and loan group 2 for such date minus the Overcollateralization Release Amount, if any, for such date.

    ROLLING THREE MONTH DELINQUENCY RATE -- For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

    SENIOR ENHANCEMENT PERCENTAGE -- For any distribution date, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2 and Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Group Collateral Balances of loan group 1 and loan group 2 for such distribution date.

    SENIOR PRINCIPAL PAYMENT AMOUNT -- For any distribution date on or after the Stepdown Date, and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 64.98% and (ii) the Aggregate Loan Group Collateral Balances for loan group 1 and loan group 2 for such distribution date and
(B) the amount, if any, by which (i) such Aggregate Loan Group Collateral Balances for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balances as of the cut-off date (including applicable amounts on deposit in the prefunding account as of the closing date).

    STEPDOWN DATE -- The date occurring on the later of (x) the distribution date in March 2005 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in loan group 1 and loan group 2 during the related Collection Period but before giving effect to payments on the group 1 and group 2 certificates on such distribution date) is greater than or equal to approximately 35.02%.

    SUBORDINATE NET FUNDS CAP -- For any distribution date and the Class M-1, Class M-2 and Class B Certificates, will be a per annum rate equal to a weighted average of (i) the Class A-1 Net Funds Cap and (ii) the Class A-2 and Class A-3 Net Funds Cap for such distribution date, weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

    SUBORDINATE GROUP 1 BALANCE -- For any distribution date will be the aggregate of the Stated Principal Balances of the group 1 mortgage loans as of the last day of the related collection period less the Class Principal Balance of the Class A-1 Certificates.

    SUBORDINATE GROUP 2 BALANCE -- For any distribution date will be the aggregate of the Stated Principal Balances of the group 2 mortgage loans as of the last day of the related collection period less the aggregate Class Principal Balance of the Class A-2 and Class A-3 Certificates.

    TARGETED OVERCOLLATERALIZATION AMOUNT -- For any distribution date prior to the Stepdown Date, 3.50% of the Aggregate Loan Group Collateral Balances of loan group 1 and loan group 2 as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 7.00% of such Aggregate Loan Group Collateral Balances for such distribution date, or (b) 0.50% of such Aggregate Loan Group Collateral Balances as of the cut-off date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date; provided, however, that the Targeted Overcollateralization Amount shall not exceed the aggregate Class Principal Balances of the group 1 and group 2 certificates.

    TRIGGER EVENT -- A Trigger Event will occur for any distribution date if the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 43.00% of the Senior Enhancement Percentage for such distribution date.

DISTRIBUTIONS OF INTEREST -- GROUP 1 AND GROUP 2 CERTIFICATES

    The pass-through rate for each of the LIBOR Certificates for each distribution date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that distribution date plus the related certificate margin and, as applicable, (ii) the applicable Net Funds Cap. The pass-through rate for the Class A-IO Certificates for each distribution date is a per annum rate equal to the lesser of (i) the excess, if any, of 8.00% over one-month LIBOR for that distribution date and (ii) the Class A-IO Net Funds Cap.

    If Olympus does not exercise its option to purchase the group 1 and group 2 mortgage loans when it is first entitled to do so, as described herein under ' -- Optional Termination' herein, then with respect to each succeeding distribution date, the certificate margin will increase for the LIBOR Certificates as indicated in the table below.

    The certificate margins for the offered certificates are as follows:

                                                               CERTIFICATE
                CLASS OF LIBOR CERTIFICATES                      MARGIN
                ---------------------------                  ---------------
                                                              (1)      (2)
A-1........................................................  0.345%   0.690%
A-2........................................................  0.440%   0.880%
A-3........................................................  0.330%   0.660%
M-1........................................................  1.050%   1.550%
M-2........................................................  1.750%   2.250%
B..........................................................  2.500%   3.000%

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(1) Prior to and on the first optional termination date for the group 1 and group 2 mortgage loans.

(2) After the first optional termination date for the group 1 and group 1 mortgage loans.

    The amount of interest payable on each distribution date in respect of each class of group 1 and group 2 offered certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of group 1 and group 2 offered certificates, other than the Class A-IO Certificates, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. Interest will accrue on the Class A-IO Certificates on the basis of a 360-day year and twelve 30-day months.

    With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of LIBOR Certificates, such class will be entitled to the amount of such Basis Risk Shortfall in accordance with the priority of payments described herein under ' -- Credit Enhancement -- Group 1 and Group 2 -- Overcollateralization.' Such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the 'Basis Risk Reserve Fund'). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 and amounts that would otherwise be paid on the Class X Certificates.

    On each distribution date, the Interest Remittance Amount for loan group 1 and loan group 2 and such date will be paid in the following order of priority:

     (1) from the Interest Remittance Amount for loan group 2 to the trustee, the portion of the trustee fee for such distribution date relating to the mortgage loans in loan group 1 and loan group 2;

     (2) from the Interest Remittance Amount for loan group 2, to FSA, any premium due with respect to the Class A certificate guaranty insurance policy and the Class A-1, Class A-2 and Class A-3 Certificates;

     (3) from the Interest Remittance Amount for loan group 1, to the trustee, any such trustee fee remaining after giving effect to clause (1);

     (4) from the Interest Remittance Amount for loan group 1, to FSA, any such premium with respect to the Class A certificate guaranty insurance policy remaining unpaid after giving effect to clauses (2);

     (5) from the Interest Remittance Amount for loan group 1 and loan group 2, to the Class A-1, Class A-2, Class A-3 and Class A-IO Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such classes and such distribution date, applied in accordance with the allocation rules set forth below;

     (6) first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1 to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-1, Class A-2 and Class A-3 Certificates, together with interest thereon at the rate set forth in the pooling and servicing agreement;

     (7) first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

     (8) first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

     (9) first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class B Certificates, Current Interest and any Carryforward Interest for such class and such distribution date; and

    (10) for application as part of Monthly Excess Cashflow for such distribution date, as described under ' -- Credit Enhancement --
         Group 1 and Group 2 -- Overcollateralization' below, any such
         Interest Remittance Amount remaining after application pursuant to clauses (1) through (9) above (such amount, 'Monthly Excess Interest') for such distribution date.

    The Interest Remittance Amount for loan group 1 and loan group 2 distributed pursuant to clause (5) above will be applied to the senior certificates as follows:

    (a) amounts distributed to the Class A-1 Certificates will reduce the Interest Remittance Amount for loan group 1 before any reduction to the Interest Remittance Amount for loan group 2 in respect of such distribution; and

    (b) amounts distributed to the Class A-2, Class A-3 and Class A-IO Certificates shall reduce the Interest Remittance Amount for loan group 2 before any reduction to the Interest Remittance Amount for loan group 1 in respect of such distributions.

DISTRIBUTIONS OF PRINCIPAL -- GROUP 1 AND GROUP 2

    Distributions of principal on the Class A-1, Class A-2 and Class A-3 Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below. Distributions of principal on the Class M-1, Class M-2 and Class B Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Class A-1, Class A-2 and Class A-3 Certificates.

    The Principal Payment Amount will be paid on each distribution date as follows:

    I. On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Principal Payment Amount will be paid in the following order of priority:

       (i) (a) from the Principal Remittance Amount of loan group 1, sequentially, first to (x) the Class A-1 Certificates and then to
           (y) the Class A-2 and Class A-3 Certificates, pro rata, in that order, until the respective Class Principal Balance of such classes has been reduced to zero; and

           (b) from the Principal Remittance Amount of loan group 2, sequentially, first to (x) the Class A-2 and Class A-3 Certificates, pro rata, and then to (y) the Class A-1 Certificates, in that order, until the respective Class Principal Balance of such classes has been reduced to zero.

       (ii) to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-1, Class A-2 and Class A-3 Certificates, to the extent not paid pursuant to ' -- Distribution of Interest -- Group 1 and Group 2' above, together with interest thereon at the rate set forth in the pooling and servicing agreement;

      (iii) to the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

       (iv) to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

        (v) to the Class B Certificates, until the Class Principal Balance of such class has been reduced to zero; and

       (vi) for application as part of Monthly Excess Cashflow for such distribution date, as described under ' -- Credit Enhancement -- Group 1 and Group 2 -- Overcollateralization' below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (v) above.

    II. On each distribution date (a) on or after the Stepdown Date and
        (b) with respect to which a Trigger Event has not occurred, the Principal Payment Amount for such date will be paid in the following order of priority:

       (i) (a) from the Principal Remittance Amount of loan group 1, sequentially, first to (x) the Class A-1 Certificates and then to
           (y) the Class A-2 and Class A-3 Certificates, pro rata, the Group 1 Allocation Amount, until the respective Class Principal Balance is reduced to zero; and

           (b) from the Principal Remittance Amount of loan group 2, sequentially, first to (x) the Class A-2 and Class A-3 Certificates, pro rata, and then to (y) the Class A-1 Certificates, the Group 2 Allocation Amount, until the respective Class Principal Balance is reduced to zero.

      (ii) to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-1, Class A-2 and Class A-3 Certificates, to the extent not otherwise paid pursuant to ' -- Distributions of Interest -- Group 1 and Group 2' and subclause I under ' -- Distribution of Principal -- Group 1 and Group 2' above, together with interest thereon at the rate set forth in the pooling and servicing agreement;

     (iii) to the Class M-1 Certificates, the M-1 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

      (iv) to the Class M-2 Certificates, the M-2 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

       (v) to the Class B Certificates, the B Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero; and

       (vi) for application as part of Monthly Excess Cashflow for such distribution date, as described under ' -- Credit Enhancement -- Group 1 and Group 2 -- Overcollateralization' below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (v) above.

CREDIT ENHANCEMENT -- GROUP 1 AND GROUP 2

    Credit enhancement for the group 1 and group 2 offered certificates consists of the subordination of the subordinate certificates; the priority of application of Realized Losses; overcollateralization; certain excess interest distributions otherwise payable on the Class X-F Certificates, if available, to cover certain Realized Losses on the mortgage loans in loan group 1 and loan group 2 and with respect to the Class A-1, Class A-2 and Class A-3 Certificates, the Class A certificate guaranty insurance policy. For a description of the Class A certificate guaranty insurance policy, see ' -- The Class A Certificate Guaranty Insurance Policy,' below.

    SUBORDINATION. The rights of holders of the group 1 and group 2 subordinate certificates to receive payments with respect to the related mortgage loans will be subordinated to such rights of holders of each class of group 1 and group 2 offered certificates having a higher priority of payment, as described under ' -- Distributions of Interest -- Group 1 and Group 2' and ' -- Distributions of Principal -- Group 1 and Group 2.' This subordination is intended to enhance the likelihood of regular receipt by holders of group 1 and group 2 offered certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the related mortgage loans.

    The limited protection afforded to holders of classes of group 1 and group 2 certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of group 1 and group 2 certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

    APPLICATION OF REALIZED LOSSES. If a group 1 or group 2 mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan. The amount of such insufficiency is a 'Realized Loss.' Realized Losses on mortgage loans in loan group 1 and loan group 2 will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

    If on any distribution date, after giving effect to all Realized Losses incurred with respect to mortgage loans in loan group 1 and loan group 2 during the Collection Period for such distribution date and payments of principal on such distribution date (other than amounts withdrawn from the Basis-F Risk Reserve Fund), the aggregate Class Principal Balance of the group 1 and group 2 offered certificates exceeds the Aggregate Loan Group Collateral Balances of loan group 1 and loan group 2 for such distribution date (such excess, an 'Applied Loss Amount'), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B Certificates, until the Class Principal Balance thereof has been reduced to zero; second, the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; and third, the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero. As described below under ' -- Cross-Collateralization of Distributions on the Class X-F Certificates', the amount allocated in reduction of the Class Principal Balance on any distribution date may be reduced to the extent of withdrawals from the Basis-F Risk Reserve Fund to cover losses on that distribution date. The Class Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates will not be reduced by the allocation of Applied Loss Amounts.

    Holders of group 1 and group 2 subordinate certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

    OVERCOLLATERALIZATION. The weighted average net mortgage rates of the group 1 and group 2 mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the group 1 and group 2 offered certificates plus certain related expenses of the trust, thus generating excess interest collections. Monthly Excess Interest will be available on each distribution date, except for the first distribution date, to accelerate the reduction of the aggregate Class Principal Balance of the group 1 and group 2 certificates. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the group 1 and group 2 certificates to amortize more rapidly than the Aggregate Loan Group Balances of loan group 1 and loan group 2, thus creating and maintaining overcollateralization. However, Realized Losses on the mortgage loans in loan group 1 and loan group 2 will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

    In addition, to the extent that a Trigger Event has not occurred and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the aggregate Principal Remittance Amount of loan group 1 and loan group 2 will not be applied in reduction of the aggregate Class Principal Balance of the group 1 and group 2 certificates, but will instead, be applied as described below.

    On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

     (1) (A) except for the first distribution date, until the aggregate Class Principal Balance of the group 1 and group 2 offered certificates equals the Aggregate Loan Group Collateral Balances for loan group 1 and loan group 2 for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date
         (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such distribution date, to the group 1 and group 2 offered certificates, in the following order of priority:

         (a) (i) to the extent of the Monthly Excess Interest derived from loan group 1, sequentially, first to (x) the Class A-1 Certificates and then to (y) the Class A-2 and Class A-3 Certificates, pro rata, in that order, the Group 1 Excess Interest Amount, until the respective Class Principal Balance has been reduced to zero; and

             (ii) sequentially, first to (x) the Class A-2 and Class A-3 Certificates, pro rata, and then to (y) the Class A-1 Certificates, in that order, until the respective Class Principal Balance has been reduced to zero;

         (b) to the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (c) to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (d) to the Class B Certificates, until the Class Principal Balance of such class has been reduced to zero; and

        (B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under ' -- Distributions of Principal -- Group 1 and Group 2,' after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

     (2) to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-1, Class A-2 and Class A-3 Certificates, to the extent not otherwise paid pursuant to ' -- Distributions of Interest -- Group 1 and Group 2' and ' -- Distributions of Principal -- Group 1 and Group 2' above, together with interest thereon at the rate set forth in the pooling and servicing agreement;

     (3) to the Class M-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

     (4) to the Class M-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

     (5) to the Class B Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

     (6) to the Basis Risk Reserve Fund and payable to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on amounts due, any applicable Basis Risk Shortfall for each such class;

     (7) to the Basis Risk Reserve Fund and payable to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such class;

     (8) to the Basis Risk Reserve Fund and payable to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such class;

     (9) to the Basis Risk Reserve Fund and payable to the Class B Certificates, any applicable Basis Risk Shortfall for such class;

    (10) to the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

    (11) to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

    (12) to the Class R Certificate, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (12).

    CROSS-COLLATERALIZATION OF DISTRIBUTIONS ON THE CLASS X-F CERTIFICATES. On any distribution date, distributions, if any, allocable to the Class X-F Certificates will instead be distributed on the group 1 and group 2 offered certificates, as principal, up to the amount of any Applied Loss Amount otherwise allocable on such distribution date. Such amounts, if necessary, will be deposited to the Basis-F Risk Reserve Fund and then withdrawn and included with the Principal Remittance Amounts for loan group 1 and loan group 2 on that distribution date. If amounts are not distributable on the Class X-F Certificates on any distribution date when an Applied Loss Amount is calculated for loan group 1 and loan group 2, future distributions on the Class X-F Certificates will not be available to compensate the group 1 and group 2 certificateholders for such losses. On any distribution date, any amounts withdrawn from the Basis-F Risk Reserve Fund and included with the Principal Remittance Amounts for loan group 1 and loan group 2 in respect of Applied Loss Amounts shall reduce the amount otherwise allocated to the reduction of the Class Certificate Balance of the group 1 and group 2 subordinate certificates.

GLOSSARY OF TERMS -- GROUP 3

    The defined terms listed below apply to loan group 3 and the group 3 certificates. Certain additional defined terms applicable to loan group 3 and the group 3 certificates are defined under ' -- Glossary of Terms -- All Groups' above.

    ACCRUAL PERIOD -- For any class of group 3 offered certificates and any distribution date, the calendar month preceding that distribution date.

    B-F PRINCIPAL PAYMENT AMOUNT -- For any distribution date on or after the Stepdown-F Date and as long as a Trigger-F Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balances of the Class A-F, Class M-F-1 and Class M-F-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class B-F Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 95.50% and (ii) the Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date and (B) the amount, if any, by which (i) such Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balance of loan group 3 as of the cut-off date (including applicable amounts in the prefunding account at closing).

    BASIS-F RISK SHORTFALL -- For any class of group 3 certificates (other than the Class A-F-IO Certificates) and any distribution date, the sum of,

    (1) the excess, if any, of related Current Interest calculated on the basis of the lesser of (x) the fixed pass-through rate for such class and
        (y) the Maximum-F Interest Rate, over the related Current Interest for the applicable distribution date,

    (2) any Basis-F Risk Shortfall remaining unpaid from prior distribution dates; and

    (3) 30 days interest on the amount in clause (2) calculated on the basis of the lesser of (x) the fixed pass-through rate for such class and
        (y) the Maximum-F Interest Rate.

    CLASS A-F-IO NOTIONAL AMOUNT -- For any distribution date on or prior to the February 2004 distribution date will be equal to the lesser of (1) the amount set forth in Annex II to this prospectus supplement for such distribution date and (2) the Aggregate Loan Group Balance of loan group 3 for such distribution date. After the February 2004 distribution date, the Class A-F-IO Notional Amount will equal zero.

    DELINQUENCY-F RATE -- For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans in loan group 3 which are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 3 as of the close of business on the last day of such month.

    GROUP 3 NET FUNDS CAP -- For any distribution date and each class of group 3 offered certificates (other than the Class A-F-IO Certificates), will be a per annum rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for loan group 3 and such date less the Current Interest for the Class A-F-IO Certificates for such date and (2) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 3 for the immediately preceding distribution date.

    M-F-1 PRINCIPAL PAYMENT AMOUNT -- For any distribution date on or after the Stepdown-F Date and as long as a Trigger-F Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the Class Principal Balance of the Class A-F Certificates after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-F-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 77.93% and
(ii) the Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date and (B) the amount, if any, by which (i) such Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balance of loan group 3 as of the cut-off date (including applicable amounts in the prefunding account as of closing).

    M-F-2 PRINCIPAL PAYMENT AMOUNT -- For any distribution date on or after the Stepdown-F Date and as long as a Trigger-F Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-F and Class M-F-1 Certificates after giving effect to payments on such distribution date and
(ii) the Class Principal Balance of the Class M-F-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of
(i) approximately 86.46% and (ii) the Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date and (B) the amount, if any, by which
(i) such Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balance of loan group 3 as of the cut-off date (including applicable amounts in the prefunding account as of closing).

    MAXIMUM-F INTEREST RATE -- 12.00% per annum.

    MONTHLY-F EXCESS CASHFLOW -- For any distribution date, an amount equal to the sum of the Monthly-F Excess Interest and the Overcollateralization-F Release Amount, if any, for such date.

    OVERCOLLATERALIZATION-F AMOUNT -- For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date exceeds (y) the aggregate Class Principal Balance of the Class A-F, Class R, Class M-F-1, Class M-F-2 and
Class B-F Certificates after giving effect to payments on such distribution date.

    OVERCOLLATERALIZATION-F DEFICIENCY -- For any distribution date and the group 3 certificates, will be equal to the amount, if any, by which (x) the Targeted-F Overcollateralization Amount for such distribution date exceeds
(y) the Overcollateralization-F Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the group 3 certificates resulting from the payment of the Principal-F Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

    OVERCOLLATERALIZATION-F RELEASE AMOUNT -- For any distribution date, will be equal to the lesser of (x) the Principal Remittance Amount for loan group 3 for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization-F Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of such Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the group 3 certificates, exceeds (2) the Targeted-F Overcollateralization Amount for such date.

    PRINCIPAL-F PAYMENT AMOUNT -- For any distribution date will be equal to the Principal Remittance Amount for loan group 3 for such date minus the Overcollateralization-F Release Amount, if any, for such date.

    ROLLING-F THREE MONTH DELINQUENCY RATE -- For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency-F Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

    SENIOR-F ENHANCEMENT PERCENTAGE -- For any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-F-1, Class M-F-2 and Class B-F Certificates and the Overcollateralization-F Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date.

    SENIOR-F PAYMENT AMOUNT -- For any distribution date on or after the Stepdown-F Date and as long as a Trigger-F Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balance of the Class A-F Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of
(i) approximately 69.41% and (ii) the Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date and (B) the amount, if any, by which
(i) such Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date exceeds (ii) 0.50% of such Aggregate Loan Group Collateral Balance of loan group 3 as of the cut-off date (including applicable amounts on deposit in the prefunding account as of the closing date).

    STEPDOWN-F DATE -- The date occurring on the later of (x) the distribution date in March 2005 and (y) the first distribution date on which the Senior-F Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in loan group 3 during the related Collection Period but before giving effect to payments on the group 3 certificates on such distribution date) is greater than or equal to approximately 30.59%.

    TARGETED-F OVERCOLLATERALIZATION AMOUNT -- For any distribution date prior to the Stepdown-F Date, 2.25% of the Aggregate Loan Group Collateral Balance of loan group 3 as of the cut-off date; with respect to any distribution date on or after the Stepdown-F Date and with respect to which a Trigger-F Event has not occurred, the greater of (a) 4.50% of such Aggregate Loan Group Collateral Balance of loan group 3 for such distribution date, or (b) 0.50% of such Aggregate Loan Group Collateral Balance of loan group 3 as of the cut-off date; with respect to any distribution date on or after the Stepdown-F Date with respect to which a Trigger-F Event for loan group 3 has occurred and is continuing, the Targeted-F Overcollateralization Amount for the distribution date immediately preceding such distribution date; provided, however, that the Targeted-F Overcollateralization Amount shall not exceed the aggregate Class Principal Balance of the group 3 certificates.

    TRIGGER-F EVENT -- A Trigger-F Event will occur for any distribution date if the Rolling-F Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 49.00% of the Senior-F Enhancement Percentage for such distribution date.

DISTRIBUTIONS OF INTEREST -- GROUP 3

    The pass-through rate for the Class A-F, Class R, Class M-F-1, Class M-F-2 and Class B-F Certificates for each distribution date is a per annum rate equal to the lesser of (a) 5.51%, 5.51%, 6.94%, 7.42% and 7.88%, respectively and
(b) the Group 3 Net Funds Cap. The pass-through rate for the Class A-F-IO Certificates for each distribution date is 5.50% per annum.

    If Olympus does not exercise its option to purchase the group 3 mortgage loans when it is first entitled to do so, as described herein under ' -- Optional Termination', then with respect to each succeeding distribution date, the percentage set forth in clause (a) above for each class of group 3 offered certificates will increase by 0.50%.

    With respect to each distribution date, to the extent that a Basis-F Risk Shortfall exists for any class of group 3 offered certificates (other than the Class A-F-IO Certificates), such class will be entitled to the amount of such Basis-F Risk Shortfall in accordance with the priority of payments described herein under ' -- Credit Enhancement -- Group 3 -- Overcollateralization.' Such class will be entitled to receive the amount of any Basis-F Risk Shortfall from Monthly-F Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the 'Basis-F Risk Reserve Fund'). The source of funds on deposit in the Basis-F Risk Reserve Fund will be limited to an initial deposit of $5,000 and amounts that would otherwise be paid on the Class X-F Certificates.

    On each distribution date, the Interest Remittance Amount for loan group 3 and such date will be paid in the following order of priority

    1. to the trustee, the portion of the trustee fee for such distribution date relating to the mortgage loans in loan group 3;

    2. to FSA, any premium due with respect to the Class A certificate guaranty insurance policy and the Class A-F Certificates;

    3. concurrently, to the Class A-F, Class A-F-IO and Class R Certificates, pro rata, based on amounts due, Current Interest and any Carryforward Interest for such classes and such distribution date;

    4. to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-F Certificates, together with interest thereon at the rate set forth in the pooling and servicing agreement;

    5. to the Class M-F-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

    6. to the Class M-F-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

    7. to the Class B-F Certificates, Current Interest and any Carryforward Interest for such class and such distribution date; and

    8. for application as part of Monthly-F Excess Cashflow for such distribution date, as described under ' -- Credit Enhancement --
       Group 3 -- Overcollateralization' below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (7) above (such amount, 'Monthly-F Excess Interest') for such distribution date.

DISTRIBUTIONS OF PRINCIPAL -- GROUP 3

    Distributions of principal on the Class A-F and Class R Certificates will be made primarily from the Principal-F Payment Amount, to the extent of available funds, as described below. Distributions of principal on the Class M-F-1, Class M-F-2, Class B-F and Class P-F Certificates will be made primarily from the Principal-F Payment Amount after distributions of principal have been made on the Class A-F and Class R Certificates.

    The Principal-F Payment Amount will be paid on each distribution date as follows:

     I. On each distribution date (a) prior to the Stepdown-F Date or (b) with respect to which a Trigger-F Event has occurred, the Principal-F Payment Amount will be paid in the following order of priority:

        (i) to the Class R and then to the Class A-F Certificates, until their respective Class Principal Balances have been reduced to zero;

        (ii) to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-F Certificates, to the extent not paid pursuant to ' -- Distributions of Interest -- Group 3' above, together with interest thereon at the rate set forth in the pooling and servicing agreement;

        (iii) to the Class M-F-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

        (iv) to the Class M-F-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

        (v) to the Class B-F Certificates, until the Class Principal Balance of such class has been reduced to zero;

        (vi) if the group 3 offered certificates are no longer outstanding, to the Class P-F Certificates, until the Class Principal Balance thereof is reduced to zero; and

        (vii) for application as part of Monthly-F Excess Cashflow for such distribution date, as described under ' -- Credit Enhancement -- Group 3 -- Overcollateralization' below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through
        (vi) above.

    II. On each distribution date (a) on or after the Stepdown-F Date and
        (b) with respect to which a Trigger-F Event has not occurred, the Principal-F Payment Amount for such date will be paid in the following order of priority:

        (i) to the Class A-F Certificates, the Senior-F Payment Amount, until the Class Principal Balance thereof is reduced to zero;

        (ii) to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-F Certificates, to the extent not otherwise paid pursuant to ' -- Distributions of Interest -- Group 3' and subclause I under
        ' -- Distributions of Principal -- Group 3' above, together with interest thereon at the rate set forth in the pooling and servicing agreement;

        (iii) to the Class M-F-1 Certificates, the M-F-1 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

        (iv) to the Class M-F-2 Certificates, the M-F-2 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

        (v) to the Class B-F Certificates, the B-F Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

        (vi) if the group 3 offered certificates are no longer outstanding, to the Class P-F Certificates, until the Class Principal Balance thereof is reduced to zero; and

        (vii) for application as part of Monthly-F Excess Cashflow for such distribution date, as described under ' -- Credit Enhancement -- Group 3 -- Overcollateralization' below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through
        (vi) above.

CREDIT ENHANCEMENT -- GROUP 3

    Credit enhancement for the group 3 offered certificates consists of the subordination of the group 3 subordinate certificates, the priority of application of Realized Losses on the mortgage loans in loan group 3, overcollateralization and with respect to the Class A-F Certificates, the Class A certificate guaranty insurance policy. For a description of the Class A certificate guaranty insurance policy, see ' -- The Class A Certificate Guaranty Insurance Policy,' below.

    SUBORDINATION. The rights of holders of the group 3 subordinate certificates to receive payments with respect to the related mortgage loans will be subordinated to such rights of holders of each class of group 3 offered certificates having a higher priority of payment, as described under ' -- Distributions of Interest -- Group 3' and ' -- Distributions of
Principal -- Group 3.' This subordination is intended to enhance the likelihood of regular receipt by holders of group 3 offered certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the related mortgage loans.

    The limited protection afforded to holders of classes of group 3 certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of group 3 certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

    APPLICATION OF REALIZED LOSSES. If a group 3 mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan. The amount of such insufficiency is a 'Realized Loss.' Realized Losses on mortgage loans in loan group 3 will have the effect of reducing amounts payable in respect of the Class X-F Certificates (both through the application of Monthly-F Excess Interest to fund such deficiency and through a reduction in the Overcollateralization-F Amount for the related distribution date).

    If on any distribution date, after giving effect to all Realized Losses incurred with respect to mortgage loans in loan group 3 during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the group 3 offered certificates exceeds the Aggregate Loan Balance for loan group 3 for such distribution date (such excess, an 'Applied Loss Amount'), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B-F Certificates, until the Class Principal Balance thereof has been reduced to zero; second, the Class M-F-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; and third, the Class M-F-1 Certificates, until the Class Principal Balance thereof has been reduced to zero. The Class Principal Balance of the Class A-F Certificates will not be reduced by the allocation of Applied Loss Amounts.

    Holders of group 3 subordinate certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly-F Excess Cashflow as described below.

    OVERCOLLATERALIZATION. The weighted average net mortgage rates of the group 3 mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the group 3 certificates plus certain related expenses of the trust, thus generating excess interest collections. Monthly-F Excess Interest will be available on each distribution date, except for the first distribution date, to accelerate the reduction of the aggregate Class Principal Balance of the group 3 certificates. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the group 3 certificates to amortize more rapidly than the Aggregate Loan Collateral Balance of loan group 3, thus creating and maintaining overcollateralization. However, Realized Losses on the mortgage loans in loan group 3 will reduce overcollateralization, and could result in an Overcollateralization-F Deficiency.

    In addition, to the extent that a Trigger-F Event has not occurred and the Overcollateralization-F Amount exceeds the Targeted-F Overcollateralization Amount, a portion of the Principal Remittance Amount of loan group 3 will not be applied in reduction of the aggregate Class Principal Balance of the group 3 certificates, but will instead, be applied as described below.

    On each distribution date, the Monthly-F Excess Cashflow will be distributed in the following order of priority:

     (1) (A) except for the first distribution date, until the aggregate Class Principal Balance of the group 3 offered certificates equals the Aggregate Loan Group Collateral Balance for loan group 3 for such distribution date minus the Targeted-F Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown-F Date or (b) with respect to which a Trigger-F Event has occurred, to the extent of Monthly-F Excess Interest for such distribution date, to the group 3 offered certificates, in the following order of priority:

         (a) to the Class A-F Certificates, until the Class Principal Balance thereof has been reduced to zero;

         (b) to the Class M-F-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (c) to the Class M-F-2 Certificates, until the Class Principal Balance of such class has been reduced to zero; and

         (d) to the Class B-F Certificates, until the Class Principal Balance of such class has been reduced to zero.

         (B) on each distribution date on or after the Stepdown-F Date and with respect to which a Trigger-F Event has not occurred, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under ' -- Distributions of Principal -- Group 3,' after giving effect to the distribution of the Principal-F Payment Amount for such date, in accordance with the priorities set forth therein;

     (2) to FSA, any reimbursement for amounts paid under the Class A certificate guaranty insurance policy relating to the Class A-F Certificates, to the extent not otherwise paid pursuant to ' -- Distributions of Interest -- Group 3' and ' -- Distributions of Principal -- Group 3' above, together with interest thereon at the rate set forth in the pooling and servicing agreement;

     (3) to the Class M-F-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

     (4) to the Class M-F-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

     (5) to the Class B-F Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

     (6) to the Basis-F Risk Reserve Fund and payable to the Class A-F Certificates, any Basis-F Risk Shortfall;

     (7) to the Basis-F Risk Reserve Fund and payable to the Class M-F-1 Certificates, any Basis-F Risk Shortfall;

     (8) to the Basis-F Risk Reserve Fund and payable to the Class M-F-2 Certificates, any Basis-F Risk Shortfall;

     (9) to the Basis-F Risk Reserve Fund and payable to the Class B-F Certificates, any Basis-F Risk Shortfall;

    (10) to the Basis-F Risk Reserve Fund, any amounts required to be paid thereto;

    (11) except as provided above under ' -- Credit Enhancement -- Group 1 and Group 2 -- Cross-Collateralization of Distributions on the Class X-F Certificates,' to the Class X-F Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

    (12) to the Class R Certificate, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (12).

THE CLASS A CERTIFICATE GUARANTY INSURANCE POLICY

    The following summary of terms of the Class A certificate guaranty insurance policy to be issued by Financial Security Assurance Inc., which is referred to in this prospectus supplement as FSA, does not purport to be complete and is qualified in its entirety by reference to the Class A certificate guaranty insurance policy.

    Simultaneously with the issuance of the offered certificates, FSA will deliver the Class A certificate guaranty insurance policy to the trustee for the benefit of the holders of the Class A-1, Class A-2, Class A-3 and Class A-F Certificates. Under the Class A certificate guaranty insurance policy, FSA unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of a Class A-1, Class A-2, Class A-3 and Class A-F Certificate the full and complete payment of (1) Guaranteed Distributions on the Class A-1, Class A-2, Class A-3 and Class A-F Certificates and (2) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

    'Guaranteed Distribution' means, (i) with respect to any distribution date, the amount, if any, by which the amount available to be paid as interest to the Class A-1, Class A-2, Class A-3 and Class A-F Certificates, pursuant to the priority of payment set forth in the pooling and servicing agreement, is less than the Current Interest and Carryforward Interest plus any Interest Shortfalls allocable to the Class A-1, Class A-2, Class A-3 and Class A-F Certificates, and
(ii) to the extent unpaid on the Final Scheduled Distribution Date, after payment of all other amounts due to the Class A-1, Class A-2, Class A-3 and Class A-F Certificates, any remaining Class Principal Balance of such classes of certificates.

    Payment of claims on the Class A certificate guaranty insurance policy made in respect of Guaranteed Distributions will be made by FSA following receipt by FSA of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the third business day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the Class A-1, Class A-2, Class A-3 or Class A-F Certificates, as applicable.

    The Class A Certificate guaranty insurance policy does not cover amounts owed in respect of Basis Risk Shortfall.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Class A certificate guaranty insurance policy, FSA shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below or (b) the first to occur of (1) the fourth business day following receipt by FSA from the trustee of

    (A) a certified copy of the order (the 'Order') of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Class A-1, Class A-2, Class A-3 or Class A-F Certificate is required to return principal or interest paid on such certificate during the term of the Class A certificate guaranty insurance policy because those distributions were avoidable as preference payments under applicable bankruptcy law,

    (B) a certificate of the holder of the Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, that the Order has been entered and is not subject to any stay, and

    (C) an assignment duly executed and delivered by the holder of the Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, in the form as is reasonably required by FSA and provided to the holder of the Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, by FSA, irrevocably assigning to FSA all rights and claims of the holder of the Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, relating to or arising under the Class A-1, Class A-2, Class A-3 or Class A-F Certificates, as applicable, against the trust or otherwise with respect to the preference payment, or (2) the date of receipt by FSA from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to the date of receipt, FSA shall have received written notice from the trustee that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any holder of a Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, directly, unless a holder of a Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the trustee for distribution to the holder of the Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, upon proof of payment reasonably satisfactory to FSA. In connection with the foregoing, FSA shall have the rights provided pursuant to the pooling and servicing agreement to the holders of the Class A-1, Class A-2, Class A-3 or Class A-F Certificates, as applicable, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of a Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, in the conduct of any proceeding with respect to a preference claim.

    The terms 'receipt' and 'received,' with respect to the Class A certificate guaranty insurance policy, shall mean actual delivery to FSA and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the Class A certificate guaranty insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and FSA or the fiscal agent shall promptly so advise the trustee and the trustee may submit an amended notice.

    Under the Class A certificate guaranty insurance policy, 'business day' means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, or any other location of any successor servicer or successor trustee are authorized or obligated by law, executive order or governmental decree to be closed.

    FSA's obligations under the Class A certificate guaranty insurance policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the trustee as provided in the Class A certificate guaranty insurance policy whether or not those funds are properly applied by the trustee.

    FSA shall be subrogated to the rights of the holder of a Class A-1, Class A-2, Class A-3 or Class A-F Certificate, as applicable, to receive payments of principal and interest to the extent of any payment by FSA under the Class A certificate guaranty insurance policy.

    To the fullest extent permitted by applicable law, FSA agrees under the Class A certificate guaranty insurance policy not to assert, and waives, for the benefit of each holder of the Class A-1, Class A-2, Class A-3 and Class A-F Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to FSA to avoid payment of its obligations under the Class A certificate guaranty insurance policy in accordance with the express provisions of the Class A certificate guaranty insurance policy.

    Claims under the Class A certificate guaranty insurance policy constitute direct, unsecured and unsubordinated obligations of FSA ranking not less than pari passu with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the Class A certificate guaranty insurance policy and claims against FSA under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of FSA. The terms of the Class A certificate guaranty insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund. The Class A certificate guaranty insurance policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the offered certificates. The Class A certificate guaranty insurance policy is not covered by the property/casualty insurance security fund specified in
Article 76 of the New York Insurance Law. The Class A certificate guaranty insurance policy is governed by the laws of the State of New York.

FSA

    The following information has been supplied by FSA for inclusion in this prospectus supplement. Accordingly, the seller, the servicers and the trustee do not make any representation as to the accuracy and completeness of this information.

    GENERAL. Financial Security Assurance Inc., which is referred to in this prospectus supplement as FSA, is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

    FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

    FSA is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ('Holdings'). Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

    The principal executive offices of FSA are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is
(212) 826-0100.

    REINSURANCE. Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

    RATINGS. FSA's insurance financial strength is rated 'Aaa' by Moody's Investors Service, Inc. and 'AAA' by Fitch, Inc. FSA's insurer financial strength is rated 'AAA' by Standard & Poor's Rating Services and Standard & Poor's (Australia) Pty. Ltd. FSA's claims-paying ability is rated 'AAA' by Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See 'Ratings' in this prospectus supplement.

    CAPITALIZATION. The following table sets forth the capitalization of FSA and its subsidiaries as of September 30, 2001, on the basis of accounting principles generally accepted in the United States of America:

                                                             SEPTEMBER 30, 2001
                                                             ------------------
                                                               (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums)................................................      $  646,496
                                                                 ----------
Surplus Notes..............................................         120,000
                                                                 ----------
Minority Interest..........................................          43,818
                                                                 ----------
Shareholder's Equity:
    Common Stock...........................................          15,000
    Additional Paid-In Capital.............................         792,914
    Accumulated Other Comprehensive Income (net of deferred
      income taxes)........................................          93,780
    Accumulated Earnings...................................         768,422
                                                                 ----------
Total Shareholder's Equity.................................       1,670,116
                                                                 ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity........................      $2,480,430
                                                                 ----------
                                                                 ----------

    For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

    (a) Annual Report on Form 10-K for the year ended December 31, 2000; and

    (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

    All financial statements of FSA and its subsidiaries included in documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before the termination of the offering of the Class A-1 and Class A-2 Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

    The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the depositor at Eleven Madison Avenue, 4th Floor, New York, NY 10010.

    The depositor, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of FSA included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be new registration statement relating to the certificates offered herein, and the offering of such certificates at that time shall be deemed to be the initial bona fide offering thereof.

    INSURANCE REGULATION. FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires that each financial guaranty insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

FINAL SCHEDULED DISTRIBUTION DATE

    The Final Scheduled Distribution Date for the offered certificates is the distribution date in August 2032 which is the distribution date three months after the latest maturing mortgage loan in any loan group. As to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

OPTIONAL TERMINATION

    On any distribution date on or after which the sum of the Aggregate Loan Group Collateral Balance for the group 1 and group 2 mortgage loans is less than or equal to 10% of the sum of the Aggregate Loan Group Collateral Balance for the group 1 and group 2 mortgage loans as of the cut-off date (including applicable amounts on deposit in the prefunding account as of the closing date), Olympus will (subject to the terms of the pooling and servicing agreement) have the option to purchase the group 1 and group 2 mortgage loans, any related REO Property and any other related property remaining in the trust related to loan group 1 and loan group 2. On any distribution date on or after which the Aggregate Loan Group Collateral Balance for the group 3 mortgage loans is less than or equal to 10% of the Aggregate Loan Group Collateral Balance for the group 3 mortgage loans as of the cut-off date (including applicable amounts on deposit in the prefunding account as of the closing date), Olympus will (subject to the terms of the pooling and servicing agreement) have the option to purchase the group 3 mortgage loans, any related REO Property and any other related property remaining in the trust related to loan group 3.

    Any such purchase shall be at a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the applicable mortgage loans plus accrued interest thereon at the applicable mortgage rate to the date of purchase, (ii) the fair market value of all other related property, and
(iii) any unreimbursed Advances and servicing fee and other amounts payable to the servicers and the trustee with respect to the mortgage loans so purchased. If the related option is exercised, an early retirement of the related certificates will occur. Distributions on the certificates relating to any optional termination will first be paid to the related senior certificates and then to the various classes of related subordinate certificates sequentially, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

THE TRUSTEE

    U.S. Bank National Association will be the trustee under the pooling and servicing agreement. The depositor and the servicers may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. Offered certificates may be surrendered at the corporate trust office of the trustee located at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Structured Finance or at other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATES

    The Class R Certificates will be subject to the restrictions on transfer described in the prospectus under 'Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.' The pooling and servicing agreement provides that the Class R Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See 'ERISA Considerations' in this prospectus supplement. Each Class R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

    The yields to maturity (or to early termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans. Such yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow or Monthly-F Excess Cashflow, as applicable, the purchase price for the offered certificates and other factors.

    Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Approximately 84.3% of the initial mortgage loans in loan group 1 and 70.5% of the initial mortgage loans in loan group 2, each by aggregate loan balance as of February 1, 2002, are adjustable-rate mortgage loans. As is the case with fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to 'lock in' a lower fixed interest rate. The mortgage loans that are fixed rate for a certain period of time and then begin to adjust may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience. Other factors affecting prepayment of the mortgage loans include such factors as changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.

    As of origination, approximately 97.0% of the initial mortgage loans in loan group 1, approximately 90.4% of the initial mortgage loans in loan group 2 and approximately 73.8% of the initial mortgage loans in loan group 3, each by aggregate loan balance as of February 1, 2002, are subject to prepayment premiums during intervals ranging generally from one to five years following origination, as described under 'The Mortgage Pool -- The Mortgage Loans' herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

    The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the related mortgage loans, the greater the effect on the yield on the certificates. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller. The seller will represent and warrant that as of the closing date, each mortgaged property was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected mortgage loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date, the seller will not have any such obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related mortgage loans in whole or in part. Any repurchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

    Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years.

    The yields to investors in the offered certificates will be affected by the exercise by Olympus of its right to purchase the mortgage loans, as described under 'Description of the Certificates -- Optional Termination' herein, or its failure to exercise such right.

    If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated.

    The pass-through rates applicable to the LIBOR Certificates and the Class A-IO Certificates, will be affected by the level of one-month LIBOR from time to time, and by the mortgage rates of the mortgage loans from time to time as described under 'Risk Factors -- Mortgage rates may limit pass-through rates.'

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of certificates until the distribution date in the next month. As a result, one month of interest shortfall accrues on the amount of such principal prepayment in part.

    To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a prepayment in full on a mortgage loan between its due dates each servicer will pay Compensating Interest to the limited extent and in the manner described under 'Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.'

    To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full, or to the extent that there is an interest deficiency from a prepayment in part on a mortgage loan, such remaining deficiency will be covered by excess interest collections on the mortgage loans. If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

MANDATORY PREPAYMENT

    In the event that at the end of the Prefunding Period there are any remaining amounts on deposit in the prefunding account, the holders of the Class A-1, Class A-2, Class A-3 and Class A-F Certificates, as applicable, will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the prefunding account in respect of the related loan group. Although there can be no assurance, the depositor anticipates that there should be no material principal payment to the holders of the Class A-1, Class A-2, Class A-3 or Class A-F Certificates due to a lack of subsequent mortgage loans.

OVERCOLLATERALIZATION

    The yields of the offered certificates will be affected by the application of the Monthly Excess Cashflow or Monthly-F Excess Cashflow, as applicable, as described herein and by the amount of the related overcollateralization. The amount of such Monthly Excess Cashflow or Monthly-F Excess Cashflow, as applicable, will be affected by the delinquency, default and prepayment experience of the related mortgage loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

SUBORDINATION

    The senior certificates are senior to the subordinate certificates. Within group 1 and group 2, the Class M-1 Certificates are senior to the Class M-2, Class B and Class X Certificates, the Class M-2 Certificates are senior to the Class B and Class X Certificates and the Class B Certificates are senior to the Class X Certificates. Within group 3, the Class M-F-1 Certificates are senior to the Class M-F-2, Class B-F and Class X-F Certificates, the Class M-F-2 Certificates are senior to the Class B-F and Class X-F Certificates, and the Class B-F Certificates are senior to the Class X-F Certificates. As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority. In addition, Applied Loss Amounts will be allocated among the related subordinate certificates, other than the Class X and Class X-F Certificates, in reverse order of priority of payment. As a result, the yields of the subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the related mortgage loans than the yields of the senior certificates and classes of subordinate certificates which have a relatively higher priority of payment.

THE PASS-THROUGH RATES

    The pass-through rate for each class of LIBOR Certificates, the Class A-IO Certificates and group 3 offered certificates (other than the Class A-F-IO Certificates) is subject to a rate cap, as follows:

    (a) for the Class A-1 Certificates, the Class A-1 Net Funds Cap;

    (b) for the Class A-2 and Class A-3 Certificates, the Class A-2 and Class A-3 Net Funds Cap;

    (c) for the Class A-IO Certificate, the Class A-IO Net Funds Cap;

    (d) for the Class M-1, Class M-2 and Class B Certificates, the Subordinate Net Funds Cap; and

    (e) for the Class A-F, Class R, Class M-F-1, Class M-F-2 and Class B-F Certificates, the Group 3 Net Funds Cap.

If the mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans in such loan groups with lower mortgage rates, the related Net Funds Cap would be lower than otherwise would be the case. Thus, the effective pass-through rates on these certificates will be dependent on the prepayment experience on the related mortgage loans.

    Although the holders of the LIBOR Certificates will be entitled to receive the related Basis Risk Shortfall and the holders of the group 3 offered certificates (other than the Class A-F-IO Certificates) will be entitled to receive the Basis-F Risk Shortfall, to the extent funds are available as described in the priorities set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on these certificates do not address the likelihood of payment of any Basis Risk Shortfall or Basis-F Risk Shortfall.

    Increases in one month LIBOR will adversely effect the yield on the Class A-IO Certificates.

WEIGHTED AVERAGE LIFE

    Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

    Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The two prepayment models used in this prospectus supplement represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the adjustable-rate mortgage loans, a 100% prepayment assumption assumes prepayment rates of 6.00% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 22/17% per annum in each month thereafter until the eighteenth month. Beginning in the eighteenth month and in each month thereafter during the life of the mortgage loan, 100% of the prepayment assumption assumes a constant prepayment rate of 28.00% per annum. For the fixed-rate mortgage loans, a 100% prepayment assumption assumes prepayment rates of 4.00% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 16/11% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% of the prepayment assumption assumes a constant prepayment rate of 20.00% per annum. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

    The tables below were prepared based on the following assumptions among other things (collectively, the 'Modeling Assumptions'):

     the initial Class Principal Balances of the offered certificates are as set forth on page S-3 of this prospectus supplement and the pass-through rates of each class of offered certificates are as described herein;

     with respect to each mortgage loan, other than a subsequent mortgage loan, each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in March 2002;

     principal prepayments are received in full on the last day of each month commencing in February 2002 and there are no Interest Shortfalls;

     there are no defaults or delinquencies on the mortgage loans;

     distribution dates occur on the 25th day of each month, commencing in March 2002;

     there are no purchases or substitutions of the mortgage loans;

     the mortgage rate of each adjustable-rate mortgage loan is adjusted on the next applicable adjustment date to equal the value of the Index set forth below plus the related gross margin, subject to any initial rate cap or periodic rate cap;

     the rate at which the certificate insurer fee is calculated is 0.06% per annum on the outstanding balance of the Class A-1, Class A-2, Class A-3 and Class A-F Certificates.

     the mortgage rates of the adjustable-rate mortgage loans adjust semi-annually based on Six-Month LIBOR, as described at 'The Mortgage Pool -- The Indices'

     for all LIBOR Determination Dates, the value of Six-Month LIBOR is 2.04%, and the value of One-Month LIBOR is 1.85%;

     the certificates are issued on February 26, 2002;

     prepayment premiums have been collected on the mortgage loans equal to 6 months' interest on 80% of the prepayment amount received from loans with prepayment penalties during the penalty term;

     amounts are withdrawn from the capitalized interest account in connection with the March distribution date in an amount required to support interest distributions, based on the initial prefunding account balance on the certificates at a rate equal to 8.25% per annum;

     with respect to the subsequent mortgage loans, each scheduled payment of principal and interest is timely received on the first day of each month, commencing in April 2002;

     with regard to the Dividend Mortgage Loans, the mortgage rate was reduced by the applicable amount (as shown on page S-23 in each period through and including the fourth anniversary date on the loans; and

     the mortgage loans were aggregated into assumed mortgage loans having the following characteristics:


                                                    NET      ORIGINAL    REMAINING     REMAINING            MONTHS TO
                        PRINCIPAL      MORTGAGE   MORTGAGE   TERM TO    AMORTIZATION    BALLOON    GROSS    INTEREST
                         BALANCE         RATE      RATE*     MATURITY       TERM         TERM      MARGIN     RATE
                           ($)           (%)        (%)      (MONTHS)     (MONTHS)     (MONTHS)     (%)      CHANGE
                      --------------   --------   --------   --------   ------------   ---------   ------   ---------
LOAN GROUP 1
 Fixed Rate             5,521,434.94    9.4118     8.8931      190          186           N/A        N/A       N/A
                        4,567,929.01    9.7733     9.2546      360          356           N/A        N/A       N/A
                       16,630,010.71    9.3418     8.8231      360          356           N/A        N/A       N/A
                       49,384,393.36    9.4432     8.9245      360          356           N/A        N/A       N/A
                        7,779,895.70    9.7341     9.2154      360          357           177        N/A       N/A
                       11,706,503.82** 10.1942     9.6755      349          345           323        N/A       N/A

 Adjustable Rate       89,695,334.98    9.3512     8.8325      360          357           N/A      6.9101       21
                       98,275,833.11    9.2838     8.7651      360          356           N/A      6.9384       20
                      141,940,622.29    9.4374     8.9187      360          355           N/A      6.9426       19
                       34,418,343.11    8.8978     8.3791      360          358           N/A      6.1018       34
                       61,374,805.89    9.1572     8.6385      360          357           N/A      6.4901       33
                       25,223,270.88    9.4055     8.8868      360          355           N/A      6.8230       31
                       13,738,952.30** 10.4896     9.9709      360          356           N/A      6.3663       20
                       62,039,135.51**  9.7503     9.2316      360          356           N/A      6.5005       20
                       16,898,353.09**  9.6320     9.1133      360          357           N/A      6.6068       33
LOAN GROUP 2
 Fixed Rate             4,417,015.81    9.4646     8.9459      197          193           N/A        N/A       N/A
                        9,856,211.82    9.7038     9.1851      360          355           N/A        N/A       N/A
                       25,150,972.70    9.3809     8.8622      360          357           N/A        N/A       N/A
                       16,100,509.64    8.6126     8.0939      360          356           N/A        N/A       N/A
                        3,278,276.48    9.9915     9.4728      360          356           176        N/A       N/A
                          856,479.66**  9.8080     9.2893      190          187           N/A        N/A       N/A
                        4,940,154.66**  9.6164     9.0977      360          356           N/A        N/A       N/A
                        7,190,790.30**  9.3966     8.8779      360          358           N/A        N/A       N/A
                        1,632,338.69**  9.9720     9.4533      360          357           177        N/A       N/A

 Adjustable Rate       42,563,472.20    8.8424     8.3237      360          357           N/A      6.4812       21
                       36,705,493.96    8.9616     8.4429      360          356           N/A      6.6343       20
                       32,363,086.31    8.7561     8.2374      360          355           N/A      6.7217       19
                       28,686,070.73    8.8504     8.3317      360          357           N/A      6.0419       33
                       13,198,500.60**  9.5285     9.0098      360          357           N/A      5.9421       21
                       18,865,807.73**  9.6781     9.1594      360          357           N/A      6.1283       33
LOAN GROUP 3
 Fixed Rate             6,552,689.09    8.8721     8.3534      354          350           N/A        N/A       N/A
                          178,748.74    9.0275     8.5088      360          356           176        N/A       N/A
                        9,848,096.35    8.7550     8.2363      193          189           N/A        N/A       N/A
                       18,849,422.41    8.9570     8.4383      360          356           N/A        N/A       N/A
                       36,939,222.82    8.8785     8.3598      360          356           N/A        N/A       N/A
                       12,432,525.67    9.0058     8.4871      360          357           N/A        N/A       N/A
                        4,238,852.91    9.5227     9.0040      360          357           177        N/A       N/A
                          817,519.07** 10.0422     9.5235      188          185           N/A        N/A       N/A
                        2,835,482.63** 10.0176     9.4989      360          356           N/A        N/A       N/A
                        6,793,774.74**  9.7459     9.2272      360          357           N/A        N/A       N/A
                       14,354,209.43**  9.0000     8.4813      360          356           N/A        N/A       N/A
                        1,159,556.14**  9.7617     9.2430      360          356           176        N/A       N/A

                                                                            ORIGINAL
                        RATE                                                 PREPAY
                       CHANGE     MAXIMUM   MINIMUM   INITIAL    PERIODIC   PENALTY                          DIVIDEND
                      FREQUENCY    RATE      RATE     RATE CAP   RATE CAP     TERM                   LOAN    MORTGAGE
                      (MONTHS)      (%)       (%)       (%)        (%)      (MONTHS)      INDEX      GROUP    LOANS
                      ---------   -------   -------   --------   --------   --------   -----------   -----   --------
LOAN GROUP 1
 Fixed Rate               N/A        N/A       N/A        N/A        N/A       50              N/A     1        No
                          N/A        N/A       N/A        N/A        N/A       13              N/A     1        No
                          N/A        N/A       N/A        N/A        N/A       36              N/A     1        No
                          N/A        N/A       N/A        N/A        N/A       60              N/A     1        No
                          N/A        N/A       N/A        N/A        N/A       52              N/A     1        No
                          N/A        N/A       N/A        N/A        N/A       50              N/A     1        No
 Adjustable Rate            6    16.3547    9.3512     2.9250     1.4887       25      6 Mo. LIBOR     1        No
                            6    16.2966    9.2885     2.9816     1.4943       24      6 Mo. LIBOR     1        No
                            6    16.4434    9.4434     2.9979     1.4997       24      6 Mo. LIBOR     1        No
                            6    15.9033    8.8978     3.0000     1.5029       36      6 Mo. LIBOR     1        No
                            6    16.1572    9.1572     2.7606     1.5000       36      6 Mo. LIBOR     1        No
                            6    16.4103    9.4055     2.8948     1.4884       36      6 Mo. LIBOR     1        No
                            6    16.5655   10.4233     2.9871     1.0345        0      6 Mo. LIBOR     1        No
                            6    16.0682    9.7267     2.9599     1.1338       25      6 Mo. LIBOR     1        No
                            6    16.5415    9.5690     2.8695     1.4217       35      6 Mo. LIBOR     1        No
LOAN GROUP 2
 Fixed Rate               N/A        N/A       N/A        N/A        N/A       25              N/A     2        No
                          N/A        N/A       N/A        N/A        N/A        0              N/A     2        No
                          N/A        N/A       N/A        N/A        N/A       35              N/A     2        No
                          N/A        N/A       N/A        N/A        N/A       60              N/A     2        No
                          N/A        N/A       N/A        N/A        N/A       33              N/A     2        No
                          N/A        N/A       N/A        N/A        N/A       28              N/A     2        No
                          N/A        N/A       N/A        N/A        N/A        2              N/A     2        No
                          N/A        N/A       N/A        N/A        N/A       40              N/A     2
                          N/A        N/A       N/A        N/A        N/A       32              N/A     2
 Adjustable Rate            6    15.5190    8.8424     2.9313     1.2668       23      6 Mo. LIBOR     2        No
                            6    15.5035    8.9616     3.0000     1.2591       23      6 Mo. LIBOR     2        No
                            6    15.6573    8.7456     2.9920     1.4492       24      6 Mo. LIBOR     2        No
                            6    15.6886    8.7898     2.7678     1.3713       34      6 Mo. LIBOR     2        No
                            6    16.1262    9.4104     2.7102     1.1843       22      6 Mo. LIBOR     2        No
                            6    15.9931    9.6781     1.7195     1.0434       32      6 Mo. LIBOR     2        No
LOAN GROUP 3
 Fixed Rate               N/A        N/A       N/A        N/A        N/A       52              N/A     3       Yes
                          N/A        N/A       N/A        N/A        N/A       57              N/A     3       Yes
                          N/A        N/A       N/A        N/A        N/A       23              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A        0              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A       33              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A       60              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A       47              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A       38              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A        0              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A       32              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A       60              N/A     3        No
                          N/A        N/A       N/A        N/A        N/A       51              N/A     3        No

---------

 * Net Mortgage Rate is equal to the Mortgage Rate less the rate at which the servicing, trustee, and credit risk manager fees accrue.

** Subsequent mortgage loans.

    The actual characteristics and the performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the prepayment assumption.

    Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Class Principal Balances of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of the prepayment assumption.

    The weighted average life of any class of certificates is determined by:

     multiplying the amount of the reduction, if any, of the Class Principal Balance or notional amount, as applicable, of that class on each distribution date by the number of years from the date of issuance to that distribution date, summing the results, and

     dividing the sum by the aggregate amount of the reductions in Class Principal Balance or notional amount, as applicable, of that class referred to in the first clause.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                     CLASS A-1                                 CLASS A-2
                               PREPAYMENT ASSUMPTION                     PREPAYMENT ASSUMPTION
                       -------------------------------------     -------------------------------------
  DISTRIBUTION DATE    50%   75%   100%   125%   150%   200%     50%   75%   100%   125%   150%   200%
  -----------------    ---   ---   ----   ----   ----   ----     ---   ---   ----   ----   ----   ----
Initial.............. 100%  100%   100%   100%   100%   100%    100%  100%   100%   100%   100%   100%
February 2003........  86    81     75     70     65     55      86    81     76     71     66     56
February 2004........  70    59     49     39     30     14      71    61     51     41     32     17
February 2005........  58    43     30     19     10      0      59    44     32     21     12      0
February 2006........  47    32     24     17     10      0      48    34     26     19     12      0
February 2007........  37    26     17     11      7*     0      39    28     19     13      9*     0
February 2008........  32    20     12      7      4*     0      33    22     14      9      6*     0
February 2009........  27    16      9      5*     2*     0      29    18     11      6*     4*     0
February 2010........  23    13      7*     3*     1*     0      25    14      8*     5*     3*     0
February 2011........  20    10      5*     2*     1*     0      21    12      6*     3*     2*     0
February 2012........  17     8      3*     1*     0      0      18     9      5*     2*     1*     0
February 2013........  14     6*     2*     1*     0      0      16     8*     4*     2*     0      0
February 2014........  12     5*     2*     0      0      0      14     6*     3*     1*     0      0
February 2015........  10     4*     1*     0      0      0      12     5*     2*     1*     0      0
February 2016........   9     3*     1*     0      0      0      10     4*     2*     0      0      0
February 2017........   7*    2*     0      0      0      0       8*    3*     1*     0      0      0
February 2018........   6*    2*     0      0      0      0       7*    3*     1*     0      0      0
February 2019........   5*    1*     0      0      0      0       6*    2*     0      0      0      0
February 2020........   4*    1*     0      0      0      0       5*    2*     0      0      0      0
February 2021........   3*    1*     0      0      0      0       4*    1*     0      0      0      0
February 2022........   3*    0      0      0      0      0       4*    1*     0      0      0      0
February 2023........   2*    0      0      0      0      0       3*    1*     0      0      0      0
February 2024........   2*    0      0      0      0      0       2*    0      0      0      0      0
February 2025........   1*    0      0      0      0      0       2*    0      0      0      0      0
February 2026........   1*    0      0      0      0      0       2*    0      0      0      0      0
February 2027........   1*    0      0      0      0      0       1*    0      0      0      0      0
February 2028........   0     0      0      0      0      0       1*    0      0      0      0      0
February 2029........   0     0      0      0      0      0       0     0      0      0      0      0
February 2030........   0     0      0      0      0      0       0     0      0      0      0      0
February 2031........   0     0      0      0      0      0       0     0      0      0      0      0
Wtd Avg Life to
  Maturity (in
  Yrs)**.............  5.5   3.9   2.9    2.3    1.8    1.2      5.8   4.1   3.1    2.5    2.0    1.2
Wtd Avg Life to Call
  (in Yrs)**.........  5.2   3.6   2.7    2.2    1.7    1.2      5.4   3.7   2.8    2.3    1.8    1.2

---------

* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by Olympus.

** Determined as specified under ' -- Weighted Average Life' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                     CLASS A-3                                 CLASS A-F
                               PREPAYMENT ASSUMPTION                     PREPAYMENT ASSUMPTION
                       -------------------------------------     -------------------------------------
  DISTRIBUTION DATE    50%   75%   100%   125%   150%   200%     50%   75%   100%   125%   150%   200%
  -----------------    ---   ---   ----   ----   ----   ----     ---   ---   ----   ----   ----   ----
Initial.............. 100%  100%   100%   100%   100%   100%    100%  100%   100%   100%   100%   100%
February 2003........  86    81     76     71     66     56      88    83     79     74     70     60
February 2004........  71    61     51     41     32     17      76    67     58     50     42     28
February 2005........  59    44     32     21     12      0      65    53     42     32     24     10
February 2006........  48    34     26     19     12      0      56    42     33     26     20     10
February 2007........  39    28     19     13      9*     0      48    35     26     19     14      7*
February 2008........  33    22     14      9      6*     0      41    29     20     14      9      4*
February 2009........  29    18     11      6*     4*     0      36    24     16     10      7*     2*
February 2010........  25    14      8*     5*     3*     0      32    20     13      8*     4*     1*
February 2011........  21    12      6*     3*     2*     0      28    17     10      6*     3*     1*
February 2012........  18     9      5*     2*     1*     0      24    14      8*     4*     2*     0
February 2013........  16     8*     4*     2*     0      0      21    12      6*     3*     1*     0
February 2014........  14     6*     3*     1*     0      0      19    10      5*     2*     1*     0
February 2015........  12     5*     2*     1*     0      0      16     8*     4*     2*     0      0
February 2016........  10     4*     2*     0      0      0      14     6*     3*     1*     0      0
February 2017........   8*    3*     1*     0      0      0      11     5*     2*     1*     0      0
February 2018........   7*    3*     1*     0      0      0      10     4*     2*     0      0      0
February 2019........   6*    2*     0      0      0      0       9     3*     1*     0      0      0
February 2020........   5*    2*     0      0      0      0       7*    3*     1*     0      0      0
February 2021........   4*    1*     0      0      0      0       6*    2*     0      0      0      0
February 2022........   4*    1*     0      0      0      0       5*    2*     0      0      0      0
February 2023........   3*    1*     0      0      0      0       4*    1*     0      0      0      0
February 2024........   2*    0      0      0      0      0       4*    1*     0      0      0      0
February 2025........   2*    0      0      0      0      0       3*    1*     0      0      0      0
February 2026........   2*    0      0      0      0      0       2*    0      0      0      0      0
February 2027........   1*    0      0      0      0      0       2*    0      0      0      0      0
February 2028........   1*    0      0      0      0      0       1*    0      0      0      0      0
February 2029........   0     0      0      0      0      0       1*    0      0      0      0      0
February 2030........   0     0      0      0      0      0       0     0      0      0      0      0
February 2031........   0     0      0      0      0      0       0     0      0      0      0      0
Wtd Avg Life to
  Maturity (in
  Yrs)**.............  5.8   4.1   3.1    2.5    2.0    1.2      6.8   4.9   3.8    3.1    2.5    1.8
Wtd Avg Life to Call
  (in Yrs)**.........  5.4   3.7   2.8    2.3    1.8    1.2      6.5   4.6   3.5    2.8    2.3    1.6

---------

* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by Olympus.

** Determined as specified under ' -- Weighted Average Life' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                     CLASS M-1                                  CLASS M-2
                               PREPAYMENT ASSUMPTION                      PREPAYMENT ASSUMPTION
                       --------------------------------------     --------------------------------------
  DISTRIBUTION DATE    50%    75%   100%   125%   150%   200%     50%    75%   100%   125%   150%   200%
  -----------------    ---    ---   ----   ----   ----   ----     ---    ---   ----   ----   ----   ----
Initial..............   100%  100%  100%   100%   100%   100%      100%  100%  100%   100%   100%   100%
February 2003........   100   100   100    100    100    100       100   100   100    100    100    100
February 2004........   100   100   100    100    100    100       100   100   100    100    100    100
February 2005........   100   100   100    100    100     51       100   100   100    100    100    100
February 2006........   100    87    64     46     55     51*      100    87    64     46     32     53*
February 2007........    99    69    47     31     20*    43*       99    69    47     31     20*     5*
February 2008........    85    55    34     21     12*    20*       85    55    34     21     12*     0
February 2009........    73    44    25     14*     7*     7*       73    44    25     14*     6*     0
February 2010........    63    35    18*     9*     5*     0        63    35    18*     9*     0      0
February 2011........    54    28    14*     6*     0      0        54    28    14*     4*     0      0
February 2012........    46    22    10*     4*     0      0        46    22    10*     0      0      0
February 2013........    39    17*    7*     0      0      0        39    17*    6*     0      0      0
February 2014........    33    14*    5*     0      0      0        33    14*    2*     0      0      0
February 2015........    28    11*    3*     0      0      0        28    11*    0      0      0      0
February 2016........    24     9*    0      0      0      0        24     8*    0      0      0      0
February 2017........    20*    6*    0      0      0      0        20*    4*    0      0      0      0
February 2018........    17*    5*    0      0      0      0        17*    1*    0      0      0      0
February 2019........    14*    3*    0      0      0      0        14*    0     0      0      0      0
February 2020........    12*    1*    0      0      0      0        12*    0     0      0      0      0
February 2021........    10*    0     0      0      0      0        10*    0     0      0      0      0
February 2022........     8*    0     0      0      0      0         7*    0     0      0      0      0
February 2023........     6*    0     0      0      0      0         4*    0     0      0      0      0
February 2024........     5*    0     0      0      0      0         1*    0     0      0      0      0
February 2025........     3*    0     0      0      0      0         0     0     0      0      0      0
February 2026........     1*    0     0      0      0      0         0     0     0      0      0      0
February 2027........     0     0     0      0      0      0         0     0     0      0      0      0
February 2028........     0     0     0      0      0      0         0     0     0      0      0      0
February 2029........     0     0     0      0      0      0         0     0     0      0      0      0
February 2030........     0     0     0      0      0      0         0     0     0      0      0      0
February 2031........     0     0     0      0      0      0         0     0     0      0      0      0
Wtd Avg Life to
  Maturity (in
  Yrs)**.............  10.9   7.6   5.8    4.9    4.6    4.4      10.8   7.5   5.7    4.7    4.2    4.2
Wtd Avg Life to Call
  (in Yrs)**.........  10.1   6.9   5.2    4.5    4.2    3.2      10.1   6.9   5.2    4.3    3.9    3.6

---------

* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by Olympus.

** Determined as specified under ' -- Weighted Average Life' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                    CLASS M-F-1                                CLASS M-F-2
                               PREPAYMENT ASSUMPTION                      PREPAYMENT ASSUMPTION
                       --------------------------------------     --------------------------------------
  DISTRIBUTION DATE    50%    75%   100%   125%   150%   200%     50%    75%   100%   125%   150%   200%
  -----------------    ---    ---   ----   ----   ----   ----     ---    ---   ----   ----   ----   ----
Initial..............   100%  100%  100%   100%   100%   100%      100%  100%  100%   100%   100%   100%
February 2003........   100   100   100    100    100    100       100   100   100    100    100    100
February 2004........   100   100   100    100    100    100       100   100   100    100    100    100
February 2005........   100   100   100    100    100    100       100   100   100    100    100    100
February 2006........   100   100    82     64     50     61       100   100    82     64     50     28
February 2007........   100    87    65     48     34     17*      100   87     65     48     34     17*
February 2008........   100    73    51     35     24     10*      100   73     51     35     24     10*
February 2009........    89    61    40     26     16*     6*       89   61     40     26     16*     3*
February 2010........    79    51    32     19*    11*     0        79   51     32     19*    11*     0
February 2011........    70    42    25     14*     8*     0        70   42     25     14*     8*     0
February 2012........    61    35    19*    10*     5*     0        61   35     19*    10*     2*     0
February 2013........    54    29    15*     8*     1*     0        54   29     15*     8*     0      0
February 2014........    47    24    12*     5*     0      0        47   24     12*     2*     0      0
February 2015........    41    20*    9*     2*     0      0        41   20*     9*     0      0      0
February 2016........    35    16*    7*     0      0      0        35   16*     6*     0      0      0
February 2017........    29    12*    5*     0      0      0        29   12*     1*     0      0      0
February 2018........    25    10*    2*     0      0      0        25   10*     0      0      0      0
February 2019........    21     8*    0      0      0      0        21    8*     0      0      0      0
February 2020........    18*    7*    0      0      0      0        18*   5*     0      0      0      0
February 2021........    16*    5*    0      0      0      0        16*   2*     0      0      0      0
February 2022........    13*    4*    0      0      0      0        13*   0      0      0      0      0
February 2023........    11*    0     0      0      0      0        11*   0      0      0      0      0
February 2024........     9*    0     0      0      0      0         9*   0      0      0      0      0
February 2025........     8*    0     0      0      0      0         8*   0      0      0      0      0
February 2026........     6*    0     0      0      0      0         4*   0      0      0      0      0
February 2027........     5*    0     0      0      0      0         0    0      0      0      0      0
February 2028........     1*    0     0      0      0      0         0    0      0      0      0      0
February 2029........     0     0     0      0      0      0         0    0      0      0      0      0
February 2030........     0     0     0      0      0      0         0    0      0      0      0      0
February 2031........     0     0     0      0      0      0         0    0      0      0      0      0
Wtd Avg Life to
  Maturity (in
  Yrs)**.............  12.9   9.4   7.2    5.8    5.0    4.5      12.8   9.3   7.1    5.7    4.9    4.1
Wtd Avg Life to Call
  (in Yrs)**.........  12.0   8.6   6.6    5.3    4.6    4.2      12.0   8.6   6.6    5.3    4.5    3.9

---------

* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by Olympus.

** Determined as specified under ' -- Weighted Average Life' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                      CLASS B                                   CLASS B-F
                               PREPAYMENT ASSUMPTION                      PREPAYMENT ASSUMPTION
                       --------------------------------------     --------------------------------------
  DISTRIBUTION DATE    50%    75%   100%   125%   150%   200%     50%    75%   100%   125%   150%   200%
  -----------------    ---    ---   ----   ----   ----   ----     ---    ---   ----   ----   ----   ----
Initial..............   100%  100%  100%   100%   100%   100%      100%  100%  100%   100%   100%   100%
February 2003........   100   100   100    100    100    100       100   100   100    100    100    100
February 2004........   100   100   100    100    100    100       100   100   100    100    100    100
February 2005........   100   100   100    100    100    100       100   100   100    100    100    100
February 2006........   100    87    64     46     32     13*      100   100    82     64     50     28
February 2007........    99    69    47     31     20*     0       100    87    65     48     34     14*
February 2008........    85    55    34     21      8*     0       100    73    51     35     24      4*
February 2009........    73    44    25     13*     0      0        89    61    40     26     13*     0
February 2010........    63    35    18*     1*     0      0        79    51    32     18*     6*     0
February 2011........    54    28    12*     0      0      0        70    42    25     10*     0      0
February 2012........    46    22     2*     0      0      0        61    35    18*     4*     0      0
February 2013........    39    17*    0      0      0      0        54    29    11*     0      0      0
February 2014........    33    13*    0      0      0      0        47    24     6*     0      0      0
February 2015........    28     5*    0      0      0      0        41    18*    2*     0      0      0
February 2016........    24     0     0      0      0      0        35    13*    0      0      0      0
February 2017........    20*    0     0      0      0      0        29     7*    0      0      0      0
February 2018........    17*    0     0      0      0      0        25     4*    0      0      0      0
February 2019........    13*    0     0      0      0      0        21     1*    0      0      0      0
February 2020........     7*    0     0      0      0      0        16*    0     0      0      0      0
February 2021........     1*    0     0      0      0      0        12*    0     0      0      0      0
February 2022........     0     0     0      0      0      0         9*    0     0      0      0      0
February 2023........     0     0     0      0      0      0         6*    0     0      0      0      0
February 2024........     0     0     0      0      0      0         3*    0     0      0      0      0
February 2025........     0     0     0      0      0      0         0     0     0      0      0      0
February 2026........     0     0     0      0      0      0         0     0     0      0      0      0
February 2027........     0     0     0      0      0      0         0     0     0      0      0      0
February 2028........     0     0     0      0      0      0         0     0     0      0      0      0
February 2029........     0     0     0      0      0      0         0     0     0      0      0      0
February 2030........     0     0     0      0      0      0         0     0     0      0      0      0
February 2031........     0     0     0      0      0      0         0     0     0      0      0      0
Wtd Avg Life to
  Maturity (in
  Yrs)**.............  10.6   7.3   5.5    4.5    4.0    3.6      12.5   9.0   6.9    5.5    4.7    3.8
Wtd Avg Life to Call
  (in Yrs)**.........  10.1   6.9   5.2    4.3    3.8    3.5      12.0   8.6   6.6    5.3    4.5    3.7

---------

* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by Olympus.

** Determined as specified under ' -- Weighted Average Life' herein.

YIELD ON CLASS A-IO AND CLASS A-F-IO CERTIFICATES

    The significance of the effects of prepayments and changes in LIBOR on the Class A-IO Certificates is illustrated in the following table entitled 'Sensitivity of the Class A-IO Certificates to Prepayments and LIBOR,' which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the Prepayment Assumption and different rates of LIBOR. The yields of such certificates set forth in the following table were calculated using the Modeling Assumptions and the further assumptions that (i) on the LIBOR Determination Date in March 2002 and on each LIBOR Determination Date thereafter, both one month and six month LIBOR will be increased as indicated, and remain constant at such level until maturity; (ii) the purchase price of the Class A-IO Certificates is approximately $35,000,000 plus accrued interest for 100% of such Class of Certificates; (iii) such certificates are purchased on February 27, 2002, and
(iv) prepayment penalties are collected as assumed in the Modeling Assumptions.

    As indicated in the following table, the yield to investors in the Class A-IO Certificates will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the mortgage loans in loan group 1 and loan group 2 which generally can be prepaid at any time. In particular, a high rate of principal payments on such mortgage loans (including prepayments) and/or increases in LIBOR will have a material negative effect on the yield to investors in the Class A-IO Certificates. Under certain circumstances, investors in the Class A-IO Certificates could fail to recover fully their initial investments.

    It is not likely that the mortgage loans in loan group 1 and loan group 2 will prepay at a constant rate until maturity or that all of such mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that such mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-IO Certificate and there can be no assurance that the pre-tax yield to an investor in such certificate will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A-IO Certificate.

    Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

      SENSITIVITY OF THE CLASS A-IO CERTIFICATES TO PREPAYMENTS AND LIBOR
                     (PER ANNUM PRE-TAX YIELDS TO MATURITY)

                                                   PERCENTAGE OF THE PREPAYMENT
                                                            ASSUMPTION
                                            -------------------------------------------
LIBOR INCREASE                                50%       75%      100%     150%    200%
--------------                                ---       ---      ----     ----    ----
0.00%.....................................    64.1%     64.1%    63.9%    63.3%   62.1%
1.00%.....................................    45.1%     45.6%    46.1%    46.6%   46.6%
2.00%.....................................    25.6%     27.0%    28.2%    30.1%   31.5%
3.00%.....................................     5.5%      7.9%    10.0%    13.7%   16.7%
4.00%.....................................  (16.0)%   (12.1)%   (8.7)%   (2.8)%    2.0%

    The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-IO Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class A-IO Certificates and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered.

    The significance of the effects of prepayments on the Class A-F-IO Certificates is illustrated in the following table entitled 'Sensitivity of the Class A-F-IO Certificates to Prepayments,' which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant prepayment rates (CPR). The yields of such certificates set forth in the following table were calculated using the Modeling Assumptions and the further assumptions that (i) the purchase price of the Class A-F-IO Certificates is as shown in the table below, plus accrued interest from February 1, 2002 for 100% of such Class of Certificates and (ii) such certificates are purchased on February 27, 2002.

    As indicated in the following table, the yield to investors in the Class A-F-IO Certificates will be sensitive to the rate and timing of principal payments (including prepayments) of the mortgage loans in loan group 3 which generally can be prepaid at any time. In particular, a high rate of principal payments on such mortgage loans (including prepayments) may have a material negative effect on the yield to investors in the Class A-F-IO Certificates. Under certain circumstances, investors in the Class A-F-IO Certificates could fail to recover fully their initial investments.

    It is not likely that the mortgage loans will prepay at a constant rate until maturity or that all of such mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that such mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-F-IO Certificate and there can be no assurance that the pre-tax yield to an investor in such certificate will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A-F-IO Certificate.

          SENSITIVITY OF THE CLASS A-F-IO CERTIFICATES TO PREPAYMENTSE
                     (PER ANNUM PRE-TAX YIELDS TO MATURITY)

                                              CONSTANT PREPAYMENT RATE (CPR%)
                                      -----------------------------------------------
PRICE                                 60% CPR   70% CPR   75% CPR   80% CPR   85% CPR
-----                                 -------   -------   -------   -------   -------
4.62243%............................   5.00%     5.00%     5.00%     5.00%     1.71%
4.60460%............................   5.50%     5.50%     5.50%     5.50%     2.21%
4.58692%............................   6.00%     6.00%     6.00%     6.00%     2.72%

    The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-F-IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-F-IO Certificates indicated above (plus accrued interest) and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class A-F-IO Certificates and consequently does not purport to reflect the return on any investment in the Class A-F-IO Certificates when such reinvestment rates are considered.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

    The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

    The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

    The depositor intends to file additional yield tables and other computational materials for one or more classes of offered certificates with the SEC, in a report on Form 8-K. Those tables and materials were prepared by the Underwriters at the request of particular prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                USE OF PROCEEDS

    The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Sidley Austin Brown & Wood LLP, counsel to the depositor, has filed with the depositor's registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under 'Material Federal Income Tax Consequences,' represents counsel's opinion as to the material federal income tax consequences of investing in the offered certificates.

    Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust (other than the prefunding account, the capitalized interest account, the Basis Risk Reserve Fund and the Basis-F Risk Reserve Fund) will comprise multiple real estate mortgage investment conduits; one or more underlying REMICs and the master REMIC. Each underlying REMIC will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The master REMIC will hold regular interests issued by one or more underlying REMICs and will issue several classes of certificates, which, other than the Class R Certificate, will represent regular interests in the master REMIC (and, with respect to certain specified certificates, separate contractual rights). The Class R Certificate will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

    Each class of offered certificates (other than the Class R Certificates) and the Class X, Class X-F and Class P-F Certificates will represent beneficial ownership of regular interests issued by the upper tier REMIC, except that
(i) each class of LIBOR Certificates (hereinafter referred to as the 'Regular LIBOR Certificates') will represent a beneficial interest in a regular interest and the right to receive payments from the Basis Risk Reserve Fund and
(ii) each class of group 3 offered certificates (other than the Class A-F-IO Certificates) will represent a beneficial interest in a regular interest and the right to receive payments from the Basis-F Risk Reserve Fund.

    For federal income tax purposes, the Basis Risk Reserve Fund and the Basis-F Risk Reserve Fund will be treated as 'outside reserve funds' that are beneficially owned by the Class X and Class X-F Certificateholders, respectively. The rights of the holders of the Regular LIBOR Certificates to receive payments from the Basis Risk Reserve Fund and the rights of the holders of the group 3 offered certificates (other than the Class A-F-IO Certificates) to receive payments from the Basis-F Risk Reserve Fund will, for federal income tax purposes, be contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i).

TAXATION OF REGULAR INTERESTS

    The following discussion assumes that the right of the Regular LIBOR Certificates to receive payments from the Basis Risk Reserve Fund, and the right of the group 3 offered certificates (other than the Class A-F-IO Certificates) to receive payments from the Basis-F Risk Reserve Fund, will be treated as interest rate cap agreements rather than as interests in a partnership for federal income tax purposes. Prospective investors in the Offered Certificates should consult their tax advisors regarding their appropriate tax treatment. A holder of a Regular LIBOR Certificate or a group 3 offered certificate (other than a Class A-F-IO Certificate) will be treated for federal income tax purposes as owning a regular interest in the master REMIC and the beneficial ownership of an interest in a limited recourse interest rate cap contract (the 'Cap Contract'). A certificateholder of such certificate must allocate its purchase price for such certificate between two components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the trustee will assume that, with respect to any such certificate, the Cap Contract component will have only de minimis value relative to the value of the regular interest component. The IRS could, however, argue that the Cap Contract component has a greater than de minimis value, and if that argument were to be sustained, the regular interest component could be viewed as either having been issued with original issue discount ('OID') (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or as having been issued with less premium (which could reduce the amount of premium amortization available to offset interest income). See 'Material Federal Income Tax Consequences' in the prospectus.

    Upon the sale, exchange, or other disposition of a Regular LIBOR Certificate and a group 3 offered certificate (other than the Class A-F-IO Certificates), the certificateholder must allocate the amount realized between the two components of such Certificate based on the relative fair market values of those components at the time of such sale. Assuming that a Regular LIBOR Certificate and a group 3 offered certificate (other than the Class A-F-IO Certificate) is held as a 'capital asset' within the meaning of Section 1221 of the Code, gain or loss on the disposition of the Cap Contract component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of a Regular LIBOR Certificate and a group 3 offered certificate (other than the Class A-F-IO Certificate) will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the certificateholder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of such certificate over (ii) the amount actually included in such certificateholder's income with respect to the regular interest component.

    Interest on a regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder's regular method of accounting. In addition, a regular interest could be considered to have been issued with OID. See 'Material Federal Income Tax Consequences' in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to such OID. The Class A-IO Certificates may also be treated as including a REMIC regular interest and a notional principal contract. To the extent a portion of the Class A-IO Certificates represent a notional principal contract it may affect the timing and character of income to such certificateholders. Class A-IO certificateholders should consult their tax advisers.

THE BASIS RISK RESERVE AND BASIS-F RISK RESERVE FUNDS

    As indicated above, a portion of the purchase price paid by a certificateholder to acquire a Regular LIBOR Certificate or group 3 offered certificate (other than a Class A-F-IO Certificate) will be allocable to the Cap Contract component of such certificate. The portion of the overall purchase price allocable to the Cap Contract must be amortized over the life of any such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of any interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Regular LIBOR Certificate or group 3 offered certificate (other than a Class A-F-IO Certificate).

    Any payments made to a holder of a Regular LIBOR Certificate or group 3 offered certificate (other than a Class A-F-IO Certificate) from the Basis Risk Reserve Fund or the Basis-F Risk Reserve Fund, as applicable, will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68.

    The IRS has issued regulations under Sections 1271 to 1275 of the Code, addressing the treatment of debt instruments issued with OID. The Class A-IO and Class A-F-IO Certificates will and other classes of certificates may be treated as having been issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates. The Class A-IO Certificates may also be treated as including a REMIC regular interest and a notional principal contract. To the extent a portion of the Class A-IO Certificates represent a notional principal contract it may affect the timing and character of income to such certificateholders. Class A-IO certificateholders should consult their tax advisers.

    If the holders of any regular certificates are treated as holding those certificates at a premium, those holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

STATUS OF THE OFFERED CERTIFICATES

    The paragraph below discusses the characterization of the offered certificates exclusive of the Regular LIBOR Certificates' and the group 3 offered certificates' (other than a Class A-F-IO Certificate) right to receive monies from the Basis Risk Reserve Fund or the Basis-F Risk Reserve Fund, as applicable. As is described more fully under 'Material Federal Income Tax Consequences' in the prospectus, the offered certificates (other than the Class R Certificates) and the Class X, Class X-F and Class P-F Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the regular interest component of these certificates will be 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust are assets described in these sections. Due to the Regular LIBOR Certificates' right to receive monies from the Basis Risk Reserve Fund and the group 3 offered certificates' (other than the Class A-F-IO Certificates) right to receive monies from the Basis-F Risk Reserve Fund (and, in the case of the Class R Certificates, for the additional reason that they are residual interests in a REMIC), such certificates are not appropriate assets for resecuritization in a REMIC.

TAXATION OF RESIDUAL HOLDERS

    The holders of the Class R Certificates must include the taxable income of a REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to those holders during various periods. All or a portion of the taxable income from a Class R Certificate recognized by a holder may be treated as 'excess inclusion' income, which, with limited exception, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

    In addition, in computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. Further, the amount of any alternative minimum tax net operating loss is determined without regard to excess inclusions.

    Also, purchasers of a Class R Certificate should consider carefully the tax consequences of an investment in Class R Certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates' in the prospectus. Specifically, prospective holders of Class R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class R Certificate will be treated as a 'noneconomic' residual interest and a 'tax avoidance potential' residual interest. On
December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective
February 4, 2000 pending finalization of the proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates,' 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Mark-to-Market Rules,' ' -- Excess Inclusions' and ' -- Foreign Investors in REMIC Certificates' in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Prohibited Transactions and Other Taxes' and ' -- Taxation of Owners of REMIC Residual Certificates -- Taxable Income of the REMIC' in the prospectus.

                              ERISA CONSIDERATIONS

    Any plan fiduciary which proposes to cause an employee benefit or other benefit plan subject to ERISA and/or to Section 4975 of the Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan's acquisition and ownership of those certificates. See 'ERISA Considerations' in the prospectus.
Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee or other benefit plan subject to ERISA and/or to
Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

    Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

    Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

    The U.S. Department of Labor has granted to Credit Suisse First Boston Corporation an individual administrative exemption (the 'Exemption') from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust comprised of mortgage loans like the mortgage loans in the trust.

    The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use prefunding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. This relief is available only when the pre-funding account satisfies certain conditions.

    For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see 'ERISA Considerations' in the prospectus.

    It is expected that the Exemption will apply to the acquisition and holding by plans of the offered certificates, other than the Class R Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

    The rating of a class of certificates may change. If a class of certificates no longer has a rating of at least BBB - from Standard & Poor's or Baa3 from Moody's Investor Services, Inc., that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

    Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under 'ERISA Considerations' in the prospectus. The U.S. Department of Labor issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000, and which generally became applicable on July 5, 2001.

    Because the characteristics of the Class R Certificates will not meet the requirements of PTCE 83-1, as described in the prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by an employee benefit plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class R Certificates will not be registered by the trustee unless the trustee receives the following:

     a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of such a plan or arrangement or using the assets of such a plan or arrangement to effect the transfer;

     a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is an insurance company that is acquiring the Certificates with assets of an 'insurance company general account' (as defined in Section V(e) of Prohibited Transaction Class Exemption ('PTCE') 95-60, and the acquisition and holding of the certificate satisfy the requirements of Sections I and III of PTCE 95-60; or

     an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using a plan's assets, will not result in a prohibited transaction under
     Section 406 of ERISA or Section 4975 of the Code, will not result in the assets of the trust being deemed to be 'plan assets' and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

    In the event that a representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the opinion of counsel described above, the attempted transfer or acquisition shall be void and of no effect.

    Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

    At the end of the Prefunding Period, the Class A-1, Class A-2, Class A-3, Class R, Class A-IO, Class A-F, Class A-F-IO, Class M-1 and Class M-F-1 Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. All other classes of certificates offered by this prospectus supplement will not be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

    There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See 'Legal Investment' in the prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions described in the underwriting agreement among the depositor, Credit Suisse First Boston Corporation (an affiliate of the depositor, the seller and Olympus), Keefe, Bruyette & Woods, Inc. and McDonald Investments Inc. (together, the 'Underwriters'), the depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the depositor, the offered certificates in the principal amounts set forth below opposite their respective names, as follows:

-----------------------------------------------------------------------------------------------------------------------------
                          CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-IO      CLASS R      CLASS M-1     CLASS M-2
  UNDERWRITER            CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES*  CERTIFICATE   CERTIFICATES  CERTIFICATES
  --------------------  -----------------------------------------------------------------------------------------------------

  Credit Suisse First
   Boston Corporation     498,000.000    150,000,000    61,000,000     445,185,000            50    25,500,000    19,750,000

  Keefe, Bruyette &
   Woods, Inc.              1,000,000              0             0               0             0             0             0

  McDonald Investments
   Inc.                     1,000,000              0             0               0             0             0             0

     Total:               550,000,000    150,000,000    61,000,000     445,185,000            50    25,500,000    19,750,000
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                           CLASS B       CLASS A-F     CLASS A-F-IO   CLASS M-F-1    CLASS M-F-2    CLASS B-F
  UNDERWRITER            CERTIFICATES   CERTIFICATES   CERTIFICATES*  CERTIFICATES   CERTIFICATES  CERTIFICATES
  --------------------  -----------------------------------------------------------------------------------------------------

  Credit Suisse First
   Boston Corporation      17,500,000    100,000,000    29,300,000       4,900,000     4,900,000     5,200,000

  Keefe, Bruyette &
   Woods, Inc.                      0              0             0               0             0             0

  McDonald Investments
   Inc.                             0              0             0               0             0             0

     Total:                17,500,000    100,000,000    29,300,000       4,900,000     4,900,000     5,200,000
-----------------------------------------------------------------------------------------------------------------------------

---------

* Notional principal amount.

    The underwriting agreement provides that the obligation of the Underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

    The distribution of the offered certificates by the Underwriters will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 103.3% of the initial aggregate Class Principal Balance of the offered certificates plus, with respect to the Class A-IO, Class A-F, Class A-F-IO, Class M-F-1, Class M-F-2, Class B-F and Class R Certificates, accrued interest, before deducting expenses payable by the depositor. The Underwriters may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters for whom they act as agent. In connection with the sale of the offered certificates, the Underwriters may be deemed to have received compensation from the depositor in the form of an underwriting discount. The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be Underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The underwriting agreement provides that the depositor will indemnify the Underwriters, and under limited circumstances, the Underwriters will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

    There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity.

                                 LEGAL MATTERS

    The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin Brown & Wood LLP, New York, New York, will pass on specific legal matters on behalf of the Underwriters.

                                    RATINGS

    It is a condition of the issuance of the offered certificates that they receive ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P') and Moody's Investors Service, Inc. ('Moody's' and together with S&P, the 'Rating Agencies') as indicated:

                                                  RATING
                                              -------------
AGENCY CLASS                                  S&P   MOODY'S
------------                                  ---   -------
A-1.........................................  AAA     Aaa
A-2.........................................  AAA     Aaa
A-3.........................................  AAA     Aaa
A-F.........................................  AAA     Aaa
A-IO........................................  AAA     Aaa
A-F-IO......................................  AAA     Aaa
R...........................................  AAA     N/R
M-1.........................................   AA     Aa2
M-2.........................................   A      A2
M-F-1.......................................   AA     Aa2
M-F-2.......................................   A      A2
B...........................................  BBB+   Baa1
B-F.........................................  BBB+   Baa3

    A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of any Basis Risk Shortfall or Basis-F Risk Shortfall or the possibility that a holder of an offered certificate might realize a lower than anticipated yield. The ratings assigned by S&P and Moody's to the Class A-IO and Class A-F-IO Certificates address only the likelihood of receipt of interest on its Notional Amount, and does not address whether investors will recover their initial investment. Additionally, the ratings assigned by S&P to the Class R Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

    The depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

                                    EXPERTS

    The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    ANNEX I
               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

    Except in certain limited circumstances, the offered certificates will be offered globally (the 'Global Securities') and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

    Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new
Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificateholders or their agent.

    Exemption for non-U.S. Persons with effectively connected income
(Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by Noteholders or their agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

    The term 'U.S. Person' means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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                                    ANNEX II
                         CLASS A-F-IO NOTIONAL SCHEDULE

                                                 CLASS A-F-IO
                DISTRIBUTION                   NOTIONAL BALANCE
                    DATE                             ($)
                    ----                             ---
March 2002...................................     29,300,000
April 2002...................................     27,100,000
May 2002.....................................     25,100,000
June 2002....................................     23,300,000
July 2002....................................     21,500,000
August 2002..................................     19,900,000
September 2002...............................     18,500,000
October 2002.................................     17,100,000
November 2002................................     15,800,000
December 2002................................     14,600,000
January 2003.................................     13,600,000
February 2003................................     12,500,000
March 2003...................................     11,600,000
April 2003...................................     10,700,000
May 2003.....................................     10,000,000
June 2003....................................      9,200,000
July 2003....................................      8,500,000
August 2003..................................      7,900,000
September 2003...............................      7,300,000
October 2003.................................      6,800,000
November 2003................................      6,300,000
December 2003................................      5,800,000
January 2004.................................      5,400,000
February 2004................................      5,000,000
March 2004 & thereafter......................              0

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PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES MORTGAGE-BACKED NOTES

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

 You should carefully consider
 the Risk Factors beginning
 on Page 5 in this prospectus.

 THIS PROSPECTUS TOGETHER WITH
 THE ACCOMPANYING PROSPECTUS
 SUPPLEMENT WILL CONSTITUTE
 THE FULL PROSPECTUS.


                        THE DEPOSITOR MAY PERIODICALLY ESTABLISH TRUSTS TO ISSUE SECURITIES IN SERIES BACKED BY MORTGAGE COLLATERAL.

                        EACH TRUST WILL CONSIST PRIMARILY OF:

                          One or more pools of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans, secured by residential properties, loans secured by manufactured homes, or participation interests in those loans.

                          Agency mortgage-backed securities.

                          Private mortgage-backed securities.

                        THE SECURITIES IN A SERIES:

                          Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.

                          May include multiple classes of securities with differing payment terms and priorities.

                          Will have the benefit of credit enhancement.

The securities may be offered to the public through several different methods. Credit Suisse First Boston Corporation, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse First Boston Corporation in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse First Boston Corporation may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               February 22, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of securities; and

      the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption 'Glossary' in this prospectus.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
RISK FACTORS..........................    5
DESCRIPTION OF THE SECURITIES.........    9
    General...........................    9
    Distributions on the Securities...    9
    Categories of Classes of
      Securities......................   11
    Funding Account...................   13
    Optional Termination..............   13
    Book-entry Registration...........   13
YIELD, PREPAYMENT AND MATURITY
  CONSIDERATIONS......................   14
    Payment Delays....................   14
    Principal Prepayments.............   15
    Timing of Reduction of Principal
      Balance.........................   15
    Interest or Principal Only
      Securities......................   15
    Funding Account...................   15
    Final Scheduled Distribution
      Date............................   15
    Prepayments and Weighted Average
      Life............................   16
    Other Factors Affecting Weighted
      Average Life....................   16
THE TRUST FUNDS.......................   19
    Private Mortgage-Backed
      Securities......................   20
    The Agency Securities.............   22
    The Mortgage Loans................   23
    The Manufactured Home Loans.......   30
    Collection Account and Payment
      Account.........................   31
    Other Funds or Accounts...........   32
LOAN UNDERWRITING PROCEDURES AND
  STANDARDS...........................   33
    Underwriting Standards............   33
    Loss Experience...................   35
    Representations and Warrants......   35
SERVICING OF LOANS....................   37
    General...........................   37
    Collection Procedures; Escrow
      Accounts........................   38
    Deposits to and Withdrawals from
      the Collection..................   38
    Servicing Accounts................   40
    Buy-down Loans, GPM Loans and
      Other Subsidized Loans..........   40
    Advances..........................   41
    Maintenance of Insurance Policies
      and Other Servicing
      Procedures......................   41
    Presentation of Claims;
      Realization on Defaulted
      Loans...........................   44
    Enforcement of Due-on-sale
      Clauses.........................   45
    Servicing Compensation and Payment
      of Expenses.....................   45
    Evidence as to Compliance.........   46
    Matters Regarding the Master
      Servicer and the Depositor......   46
CREDIT SUPPORT........................   47
    General...........................   47
    Subordinate Securities;
      Subordination Reserve Fund......   48
    Overcollateralization.............   49
    Cross-Support Features............   49
    Insurance.........................   50
    Letter of Credit..................   50
    Financial Guarantee Insurance.....   50
    Reserve Funds.....................   51
DESCRIPTION OF MORTGAGE AND OTHER
  INSURANCE...........................   52
    Mortgage Insurance on the Loans...   52
    Hazard Insurance on the Loans.....   55
    Bankruptcy Bond...................   56
    Repurchase Bond...................   57
THE AGREEMENTS........................   57
    Assignment of Mortgage Assets.....   57
    Repurchase and Substitution of
      Loans...........................   60
    Reports to Securityholders........   61
    Investment of Funds...............   62
    Event of Default and Rights in the
      Case of Events of Default.......   63
    The Owner Trustee.................   65
    The Trustee.......................   65
    Duties of the Trustee.............   65
    Resignation of Trustee............   66
    Payment Account...................   66
    Expense Reserve Fund..............   67
    Amendment of Agreements...........   67
    Voting Rights.....................   68
    REMIC Administrator...............   68
    Termination.......................   68
LEGAL ASPECTS OF LOANS................   69
    Cooperative Loans.................   69
    Tax Aspects of Cooperative
      Ownership.......................   71
    Foreclosure on Mortgage Loans.....   71
    Realizing on Cooperative Loan
      Security........................   73
    Rights of Redemption..............   74
    Anti-deficiency Legislation and
      Other Limitations on Lenders....   75
    Leasehold Considerations..........   77
    Soldiers' and Sailors' Civil
      Relief Act......................   77
    Junior Mortgages; Rights of Senior
      Mortgagees......................   78
    Due-on-sale Clauses in Mortgage
      Loans...........................   79
    Enforceability of Prepayment and
      Late Payment Fees...............   80
    Equitable Limitations on
      Remedies........................   80
    Applicability of Usury Laws.......   80
    Adjustable Interest Rate Loans....   81
    Environmental Legislation.........   81

                                        PAGE
                                        ----
    Forfeitures in Drug and RICO
      Proceedings.....................   82
    Negative Amortization Loans.......   82
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   83
    General...........................   83
    REMICs............................   83
    Classification of REMICs..........   83
    Characterization of Investments in
      REMIC Certificates..............   84
    Tiered REMIC Structures...........   84
    Taxation of Owners of REMIC
      Regular Certificates............   85
    Taxation of Owners of REMIC
      Residual Certificates...........   90
    New Withholding Regulations.......  100
    Notes.............................  100
STATE AND OTHER TAX CONSEQUENCES......  101
ERISA CONSIDERATIONS..................  101
LEGAL INVESTMENT......................  107
LEGAL MATTERS.........................  108
THE DEPOSITOR.........................  109
USE OF PROCEEDS.......................  109
PLAN OF DISTRIBUTION..................  109
GLOSSARY..............................  111

                                  RISK FACTORS

    THE PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENT WILL DESCRIBE THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

THERE IS NO SOURCE OF PAYMENTS FOR YOUR        When you buy a security, you will not own an interest
SECURITIES OTHER THAN PAYMENTS ON THE          in or a debt obligation of Mortgage Acceptance Corp.,
MORTGAGE LOANS IN THE TRUST AND ANY CREDIT     the master servicer or any of their affiliates. You
ENHANCEMENT.                                   will own an interest in the trust in the case of a
                                               series of certificates, or you will be entitled to
                                               proceeds from the trust established in the case of a
                                               series of notes. Your payments come only from assets
                                               in the trust. Therefore, the mortgagors' payments on
                                               the mortgage loans included in the trust (and any
                                               credit enhancements) will be the sole source of
                                               payments to you. If those amounts are insufficient to
                                               make required payments of interest or principal to
                                               you, there is no other source of payments. Moreover,
                                               no governmental agency either guarantees or insures
                                               payments on the securities or any of the mortgage
                                               loans, except as otherwise described in the related
                                               prospectus supplement.

YOU BEAR THE RISK OF MORTGAGOR DEFAULTS; SOME  Because your securities are backed by the mortgage
KINDS OF MORTGAGE LOANS MAY BE ESPECIALLY      loans, your investment may be affected by a decline
PRONE TO DEFAULTS.                             in real estate values and changes in each individual
                                               mortgagor's financial conditions. You should be aware
                                               that the value of the mortgaged properties may
                                               decline. If the outstanding balance of a mortgage
                                               loan and any secondary financing on the underlying
                                               property is greater than the value of the property,
                                               there is an increased risk of delinquency,
                                               foreclosure and losses. To the extent your securities
                                               are not covered by credit enhancements, you will bear
                                               all of the risks resulting from defaults by
                                               mortgagors. In addition, several types of mortgage
                                               loans which have higher than average rates of default
                                               or loss may be included in the trust that issues your
                                               certificate or note. The following types of loans may
                                               be included:

                                                 mortgage loans that are subject to 'negative
                                                 amortization'. The principal balances of these loans
                                                 may be increased to amounts greater than the value
                                                 of the underlying property. This increases the
                                                 likelihood of default;

                                                 mortgage loans that do not fully amortize over their
                                                 terms to maturity which are sometimes referred to as
                                                 'balloon loans' and some revolving credit loans that
                                                 do not significantly amortize prior to maturity.
                                                 Balloon loans and revolving credit loans involve a
                                                 greater degree of risk because the ability of a
                                                 mortgagor to make the final payment on these types
                                                 of mortgage loans typically depends on the ability
                                                 to refinance the loan or sell the related mortgaged
                                                 property;

                                               In addition, due to the unpredictable nature of
                                               principal payments for revolving credit loans, the
                                               rates of principal payments for those loans may be
                                               more volatile than for

                                               typical first lien loans. To the extent the principal
                                               payments on certain revolving credit loans are being
                                               reinvested on Draws on other revolving credit loans
                                               in the pool, principal distributions on your
                                               securities may be further reduced;

                                                 adjustable rate mortgage loans and other mortgage
                                                 loans that provide for escalating or variable
                                                 payments by the mortgagor. The mortgagor may have
                                                 qualified for those loans based on an income level
                                                 sufficient to make the initial payments only. As the
                                                 payments increase, the likelihood of default will
                                                 increase;

                                                 loans secured by second or more junior liens. The
                                                 cost of foreclosure on these loans compared to the
                                                 potential foreclosure proceeds, after repaying all
                                                 senior liens, may cause these loans to be
                                                 effectively unsecured; and

                                                 mortgage loans that are concentrated in one or more
                                                 regions, states or zip code areas of the United
                                                 States. Those geographic units may experience weak
                                                 economic conditions and housing markets. This may
                                                 cause higher rates of loss and delinquency. See 'The
                                                 Mortgage Pool' in the prospectus supplement to see
                                                 if any of these or other types of special risk loans
                                                 are included in the mortgage pool applicable to your
                                                 securities.

CREDIT ENHANCEMENTS MAY BE LIMITED OR REDUCED  This prospectus supplement related to your securities
AND THIS MAY CAUSE YOUR SECURITIES TO BEAR     may specify that credit enhancements will provide
MORE RISK OF MORTGAGOR DEFAULTS.               some protection to cover various losses on the
                                               underlying mortgage loans. The forms of credit
                                               enhancement include (but are not limited to) the
                                               following: subordination of one or more classes of
                                               securities to other classes of securities in the same
                                               series evidencing beneficial ownership in the same
                                               pool of collateral or different pools; having assets
                                               in the trust with a greater amount of aggregate
                                               principal balance than the aggregate principal
                                               balance of the securities in a series; an insurance
                                               policy on a particular class of securities; a letter
                                               of credit; a mortgage pool insurance policy; a
                                               reserve fund; or any combination of the above. See
                                               'Credit Support' in this prospectus. See also 'Credit
                                               Enhancement' in the prospectus supplement in order to
                                               see what forms of credit enhancements apply to your
                                               securities.

                                               Regardless of the form of credit enhancement, an
                                               investor should be aware that:

                                                 The amount of coverage is usually limited;

                                                 The amount of coverage will usually be reduced over
                                                 time according to a schedule or formula;

                                                 The particular forms of credit enhancement may
                                                 provide coverage only to some types of losses on the
                                                 mortgage loans, and not to other types of losses;

                                                 The particular forms of credit enhancement may
                                                 provide coverage only to some certificates or notes
                                                 and not other securities of the same series; and

                                                 If the applicable rating agencies believe that the
                                                 rating on the securities will not be adversely
                                                 affected, some types of credit enhancement may be
                                                 reduced or terminated.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED  Any class of securities issued under this prospectus
OR WITHDRAWN, AND DO NOT TAKE INTO ACCOUNT     and the accompanying prospectus supplement will be
RISKS OTHER THAN CREDIT RISKS WHICH YOU WILL   rated in one of the four highest rating categories of
BEAR.                                          at least one nationally recognized rating agency. A
                                               rating is based on the adequacy of the value of the
                                               trust assets and any credit enhancement for that
                                               class, and reflects the rating agency's assessment of
                                               how likely it is that holders of the class of
                                               securities will receive the payments to which they
                                               are entitled. A rating does not constitute an
                                               assessment of how likely it is that principal
                                               prepayments on the underlying loans will be made, the
                                               degree to which the rate of prepayments might differ
                                               from that originally anticipated, or the likelihood
                                               that the securities will be redeemed early. A rating
                                               is not a recommendation to purchase, hold, or sell
                                               securities because it does not address the market
                                               price of the securities or the suitability of the
                                               securities for any particular investor.

                                               A rating may not remain in effect for any given
                                               period of time and the rating agency could lower or
                                               withdraw the rating, entirely in the future. For
                                               example, the rating agency could lower or withdraw
                                               its rating due to:

                                                 a decrease in the adequacy of the value of the trust
                                                 assets or any related credit enhancement, an adverse
                                                 change in the financial or other condition of a
                                                 credit enhancement provider, or

                                                 a change in the rating of the credit enhancement
                                                 provider's long-term debt.

                                               The amount, type, and nature of credit enhancement
                                               established for a class of securities will be
                                               determined on the basis of criteria established by
                                               each rating agency rating classes of the securities.
                                               These criteria are sometimes based on an actuarial
                                               analysis of the behavior of similar loans in a larger
                                               group. That analysis is often the basis on which each
                                               rating agency determines the amount of credit
                                               enhancement required for a class. The historical data
                                               supporting any actuarial analysis may not accurately
                                               reflect future experience, and the data derived from
                                               a large pool of similar loans may not accurately
                                               predict the delinquency, foreclosure, or loss
                                               experience of any a particular pool of mortgage
                                               loans.

YOUR YIELD MAY BE REDUCED DUE TO THE OPTIONAL  The master servicer or another entity specified in
REDEMPTION OF THE SECURITIES OR THE OPTIONS    the related prospectus supplement may elect to
REPURCHASE OF UNDERLYING MORTGAGE LOANS.       repurchase all of the assets of the trust if the
                                               aggregate outstanding principal balance of those
                                               assets is less than a percentage of their initial
                                               outstanding principal amount specified in the
                                               prospectus supplement. This kind of event will
                                               subject the trust related to your securities to early
                                               retirement and would affect the average life and
                                               yield of each class of securities in those series.
                                               See 'Yield, Prepayment and Maturity

                                               Considerations' in this prospectus and in the
                                               accompanying prospectus supplement.

THE YIELD, MARKET PRICE, RATING AND LIQUIDITY  A trust may include one or more financial instruments
OF YOUR SECURITIES MAY BE REDUCED IF THE       including interest rate or other swap agreements and
PROVIDER OF ANY FINANCIAL INSTRUMENT DEFAULTS  interest rate cap or floor agreements. These
OR IS DOWNGRADED.                              financial instruments provide protection against some
                                               types of risks or provide specific cashflow
                                               characteristics for one or more classes of a series.
                                               The protection or benefit to be provided by any
                                               specific financial instrument will be dependent on,
                                               among other things, the credit strength of the
                                               provider of that financial instrument. If that
                                               provider were to be unable or unwilling to perform
                                               its obligations under the financial instrument, the
                                               securityholders of the applicable class or classes
                                               would bear that credit risk. This could cause a
                                               material adverse effect on the yield to maturity, the
                                               rating or the market price and liquidity for that
                                               class. For example, suppose a financial instrument is
                                               designed to cover the risk that the interest rates on
                                               the mortgage assets that adjust based on one index
                                               will be less than the interest rate payable on the
                                               securities based on another index. If that financial
                                               instrument does not perform, then the investors will
                                               bear basis risk, or the risk that their yield will be
                                               reduced if the first index declines relative to the
                                               second. Even if the provider of a financial
                                               instrument performs its obligations under that
                                               financial instrument, a withdrawal or reduction in a
                                               credit rating assigned to that provider may adversely
                                               affect the rating or the market price and liquidity
                                               of the applicable class or classes of securities.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuer and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.

    Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

    The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

DISTRIBUTIONS ON THE SECURITIES

    Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

    Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

    Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See 'Book-Entry Registration' in this prospectus.

    For information regarding reports to be furnished to securityholders concerning a distribution, see 'The Agreements -- Reports to Securityholders.'

    Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

    Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See 'Subordinate Securities' and 'Credit Support' in this prospectus.

    Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See 'Subordinate Securities' and 'Credit Support' in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

    The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

    A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

    In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

    Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under 'Credit Support' in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See 'Credit Support.' If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

CATEGORIES OF CLASSES OF SECURITIES

    In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                                  DESCRIPTION
CATEGORIES OF CLASSES                                           PRINCIPAL TYPES
---------------------                                           ---------------
Accretion directed........................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.
Component securities......................  A class consisting of 'components.' The components of a class of component securities may have different principal and
                                            interest payment characteristics but together constitute a single class. Each component of a class of component
                                            securities may be identified as falling into one or more of the categories in this chart.
Notional amount securities................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned principal class or PACs...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage
                                            assets. These two rates are the endpoints for the 'structuring range' for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.
Scheduled principal class.................  A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant
                                            prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the 'structuring range' for the scheduled principal class.
Sequential pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all
                                            other classes in the same series of securities may be
                                            identified as a sequential pay class.
Strip.....................................  A class that receives a constant proportion, or 'strip,' of the principal payments on the underlying mortgage assets or other assets of the trust fund.

                                                                  DESCRIPTION
CATEGORIES OF CLASSES                                           PRINCIPAL TYPES
---------------------                                           ---------------
Support class (also sometimes referred to
  as 'companion classes').................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                            made on specified planned principal classes, targeted
                                            principal classes or scheduled principal classes.
Targeted principal class or TACs..........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived
                                            by assuming a single constant prepayment rate for the
                                            underlying mortgage assets. Interest Types.
Lockout...................................  A senior class that does not receive principal payments for a specific period of time.
Fixed rate................................  A class with an interest rate that is fixed throughout the life of the class.
Floating rate.............................  A class with an interest rate that resets periodically based on a designated index and that varies directly
                                            with changes in the index.
Inverse floating rate.....................  A class with an interest rate that resets periodically based on a designated index that varies inversely with
                                            changes in the index.
Variable rate.............................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                            interest applicable to specified assets or instruments,
                                            for example, the mortgage rates borne by the underlying
                                            mortgage loans.
Interest only.............................  A class that receives some or all of the interest payments made on the underlying mortgage assets or other
                                            assets of the trust fund and little or no principal.
                                            Interest only classes have either a nominal principal
                                            balance or a notional amount. A nominal principal
                                            balance represents actual principal that will be paid on
                                            the class. It is referred to as nominal since it is
                                            extremely small compared to other classes. A notional
                                            amount is the amount used as a reference to calculate
                                            the amount of interest due on an interest only class
                                            that is not entitled to any distributions of principal.
Principal only............................  A class that does not bear interest and is entitled to receive only distributions of principal.
Partial accrual...........................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the
                                            principal balance of the class on each applicable
                                            distribution date, with the remainder of the accrued
                                            interest to be distributed currently as interest on the
                                            class. The accretion may continue until a specified
                                            event has occurred or until the partial accrual class is
                                            retired.
Accrual...................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will
                                            be added as principal to the principal balance of the
                                            class on each applicable distribution date. The
                                            accretion may continue until some specified event has
                                            occurred or until the accrual class is retired.

FUNDING ACCOUNT

    The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under 'The Agreements -- Investment of Funds' in this prospectus. The amount held in those eligible investments shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See 'ERISA Considerations.'

OPTIONAL TERMINATION

    The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See 'The Agreements -- Termination.'

    In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

    In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

BOOK-ENTRY REGISTRATION

    The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

    DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

    Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

    Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

    The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

    DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

    For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

PRINCIPAL PREPAYMENTS

    For a series for which the mortgage assets consist of loans or participation interests in those loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See 'Servicing of Loans -- Advances.'

TIMING OF REDUCTION OF PRINCIPAL BALANCE

    A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

INTEREST OR PRINCIPAL ONLY SECURITIES

    A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

    If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under 'Description of the Securities -- Funding Account' in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See 'Risk Factors -- Yield, Prepayment and Maturity.'

FINAL SCHEDULED DISTRIBUTION DATE

    The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

    The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

    Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

    Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

    The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

     revolving credit loans,

     Additional Collateral Loans,

     ARM loans,

     Balloon Loans,

     Bi-Weekly Loans,

     GEM Loans,

     GPM Loans, or

     Buy-Down Loans.

    In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

    If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

    Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

     real estate values,

     the mortgagor's financial situation,

     prevailing mortgage market interest rates,

     the mortgagor's equity in the related mortgaged property,

     tax laws, and

     prevailing general economic conditions.

    In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

    A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

    Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

    For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

    For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

    The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

    Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

    Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include 'due-on-sale' clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable 'due-on-sale' clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain 'due-on-sale' clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not 'due-on-sale' and could have been assumed by new buyers.

    Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See 'Description of the Securities -- Optional Termination.'

                                THE TRUST FUNDS

    The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

     the mortgage assets;

     amounts held from time to time in the Collection Account and the Payment Account established for that series;

     mortgaged property;

     the credit line agreements related to any revolving credit loans;

     any reserve fund for that series, if specified in the related prospectus supplement; the subservicing agreements, if any, relating to loans in the trust;

     any primary mortgage insurance policies relating to loans in the trust;

     any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

     eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

     any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

    Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

    Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

     private mortgage-backed securities;

     mortgage loans or participation interests in those mortgage loans and manufactured home loans or participation interests in those manufactured home loans; or

     Agency Securities.

Unless otherwise indicated, references to the term 'mortgage loans' or 'loans' includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

    As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor. Participation interests in loans may be purchased by the depositor, or an affiliate, under a participation agreement. See 'The Agreements -- Assignment of Mortgage Assets.'

    Any mortgage securities underlying any certificates will (i) either
(a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

    Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the issuer will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

PRIVATE MORTGAGE-BACKED SECURITIES

    General. Private mortgage-backed securities may consist of:

     mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

     collateralized mortgage obligations secured by loans; or

     pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

    The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

    Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

     revolving credit loans,

     fixed rate, level payment, fully amortizing loans or Additional Collateral Loans,

     GEM Loans,

     GPM Loans,

     Balloon Loans,

     Buy-Down Loans,

     Bi-Weekly Loans,

     ARM loans, or

     loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

     no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

     each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

     no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

     each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

     each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

    Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

    Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

     the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

     various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

     the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

     the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

     the servicing fee or range of servicing fees for the loans;

     the minimum and maximum stated maturities of the underlying loans at origination;

     the maximum original term-to-stated maturity of the private mortgage-backed securities;

     the weighted average term-to-stated maturity of the private mortgage-backed securities;

     the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

     the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

     the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

     various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

THE AGENCY SECURITIES

    All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

    The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under 'The Mortgage Loans' in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

    GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

     insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

    Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See 'Additional Information' for the availability of further information regarding GNMA and GNMA certificates.

    GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a 'GNMA I Certificate' or a 'GNMA II Certificate' as referred to by GNMA, will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

    Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

    Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

     substantially all of which are secured by one- to four-family residential properties or if specified in the related prospectus supplement, are secured by five or more family residential properties.

    The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

    Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See 'Additional Information' for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

    Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

     fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans.

    Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

THE MORTGAGE LOANS

    The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans or participation interests in those mortgage loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

     may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

     revolving credit loans,

     Additional Collateral Loans,

     GPM Loans,

     GEM Loans,

     Balloon Loans,

     Buy-Down Loans,

     Bi-Weekly Loans, or

     mortgage loans with other payment characteristics as described under 'The Mortgage Loans' in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

    The mortgaged properties may include single family property including:

     detached individual dwellings,

     cooperative dwellings,

     individual condominiums,

     townhouses,

     duplexes,

     row houses,

     individual units in planned unit developments and

     other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

    Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See 'Legal Aspects of Loans.'

    If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

     first, to the payment of court costs and fees in connection with the foreclosure,

     second, to real estate taxes,

     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

    Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

    If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

    The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

     For mortgaged property securing a single family property, the lesser of:

      the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and the sales price for the related mortgaged property, except in circumstances in which there has been asubsequent appraisal;

     For refinanced, modified or converted mortgaged property, the lesser of:

      the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

     For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See 'Legal Aspects of Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

    The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

     the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

    To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

    The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

     no mortgage loan will have had a LTV ratio at origination in excess of 125%;

     each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

     no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

     no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

    Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

    The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under 'Plan of Distribution.' The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, or any representation as to the accuracy or completeness of that information provided by the seller and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

    The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

    The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

    In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

    In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

    In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

    In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

    ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

    Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It ispossible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

    If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

    The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

     the aggregate outstanding principal balance of the mortgage loans;

     the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

     the average outstanding principal balance of the mortgage loans;

     the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

     the range of LTV ratios of the mortgage loans;

     the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

     the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

     any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

     the geographic distribution of the mortgaged properties securing the mortgage loans;

     the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

     the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

     for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

     for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

    If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

    As more fully described in the prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

    With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

    The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

THE MANUFACTURED HOME LOANS

    Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the 'loans.'

    The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

    The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

     no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

     each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

     no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

     each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see 'Loan Underwriting Procedures and Standards.' For servicing of manufactured home loans, see 'Servicing of Loans.'

    The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

     the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

     the weighted average interest rate on the manufactured home loans;

     the average outstanding principal balance of the manufactured home loans;

     the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

     the range of LTV ratios of the manufactured home loans;

     the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

     any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

     the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

    If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

COLLECTION ACCOUNT AND PAYMENT ACCOUNT

    In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

     all distributions received on the mortgage assets for that series,

     all Advances, other than Advances deposited into the Payment Account,

     the amount of cash to be initially deposited in that Collection Account, if any,

     reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See 'Servicing of Loans' and 'The Agreements -- Investment of Funds.' In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See 'Description of the Securities -- Distributions on the Securities.'

    Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

    A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also 'The Agreements -- Payment Account' in this prospectus.

OTHER FUNDS OR ACCOUNTS

    A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See 'Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans.' If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See 'Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans' in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

    The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

    Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

    Mortgage loans will have been originated by:

     a savings and loan association,

     savings bank,

     commercial bank,

     credit union,

     insurance company, or

     similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

    Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform,

Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

    Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

    For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

     the required minimum downpayment,

     the maximum amount of purchase price eligible for financing,

     the maximum original principal amount that may be financed, and the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

    Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

    To the extent specified in the related prospectus supplement, the depositor may purchase loans, or participation interests in those loans, for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a 'limited documentation program,' if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

    In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

    The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have 'antideficiency' laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See 'Legal Aspects of Loans' in this prospectus.

    For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

    The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See 'Legal Aspects of Loans' in this prospectus.

    No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

    To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See 'Yield, Prepayment and Maturity Considerations.'

REPRESENTATIONS AND WARRANTS

    The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

     any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

     for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage, the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

     there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

     the related mortgaged property is free from material damage and at least in adequate repair;

     there are no delinquent tax or assessment liens against the related mortgaged property;

     if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

     that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

    If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures' in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

    For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

     immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

     as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

     each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

     as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

     as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

     for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under 'The
Agreements -- Assignment of Mortgage Assets' in this prospectus. See 'Risk Factors -- Limited Obligations and Assets of the Depositor' in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

                               SERVICING OF LOANS

GENERAL

    Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

     administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

     maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

     advance funds as described under 'Advances' in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.

    The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets and may be a party to a participation agreement executed for any participation securities which constitute the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

    The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

    The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

     withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

     withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

     waive any assumption fee, late payment charge, or other charge in connection with a loan;

     increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

     arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

    In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

     to effect timely payment of taxes, assessments, mortgage and hazard insurance,

     to refund to borrowers amounts determined to be overages,

     to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

     All payments on account of principal, including prepayments, on those loans;

     All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

     All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

     Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

     All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

     All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

     All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

    The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

     to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

     to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

     to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

     to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

     to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

     to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

     to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

     to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

     to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

SERVICING ACCOUNTS

    In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

    For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

    The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

    If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

    For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES

    General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

    Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See 'Yield, Prepayment and Maturity Considerations.'

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See 'Description of Mortgage and Other Insurance' in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

    The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

     the outstanding principal balance of the loan or the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

    Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

    Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under 'Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans.'

    Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

    Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

    The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See 'Description of Mortgage and Other Insurance -- Bankruptcy Bond' in this prospectus.

PRESENTATION OF CLAIMS; REALIZATION ON DEFAULTED LOANS

    The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

    The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

     that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

    For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

    If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

     that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See

'Legal Aspects of Loans -- On Cooperative Loan Security' in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

    For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable 'due-on-sale' clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

    In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

     the payment of the fees and expenses of the trustee and independent accountants,

     payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

    The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

    In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

EVIDENCE AS TO COMPLIANCE

    In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has complied in all material respects with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a material default in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify that known default, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

    In most cases, each pooling and servicing agreement and each servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a report to the depositor and the trustee stating the opinion of that firm. The opinion will state that on the basis of an examination by that firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the master servicer regarding the master servicer's compliance with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to those exceptions and other qualifications that, in the opinion of that firm, those accounting standards require it to report. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of mortgage loans by servicers, on comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants, rendered within one year of that statement, for those servicers which also have been the subject of that examination.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

    In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

    In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See 'The Agreements -- Rights in the Case of Events of Default' in this prospectus.

    In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

     is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

     has a net worth of not less than $10,000,000;

     is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

     is reasonably acceptable to the trustee; and

     executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

    To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

    Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.

                                 CREDIT SUPPORT

GENERAL

    For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

     a letter of credit;

     the subordination of one or more classes of the securities of that series;

     subordination created through overcollateralization;

     the establishment of one or more reserve funds;

     use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

     financial guarantee insurance;

     the use of cross-support features; or

     another method of credit support described in the related prospectus supplement, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

    For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

    In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

     the amount payable under that credit support,

     any conditions to payment under that credit support not otherwise described in this prospectus,

     the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

     a brief description of its principal business activities,

     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

    In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

    A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

    In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

    Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

OVERCOLLATERALIZATION

    Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

    In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

    If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross- support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

INSURANCE

    Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

     a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

     a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

     a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

     a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or other insurance covering other risks associated with the particular type of loan. See 'Description of Mortgage and Other Insurance.'

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

LETTER OF CREDIT

    The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See 'Description of the Securities -- Optional Termination' and 'The Agreements -- Termination.' A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

FINANCIAL GUARANTEE INSURANCE

    Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUNDS

    One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

    Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

    Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See 'Servicing of Loans' and 'The
Agreements -- Investment of Funds.' In most cases, the reserve fund, if any, for a series will not be a part of the trust.

    Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

    The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

    In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

    In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See 'Pool Insurance Policy' in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See 'Legal Aspects of Loans' in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

    To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See 'Hazard Insurance on the Loans' in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

    Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

     the insured percentage of the loss on the related mortgaged property;

     the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

     rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

     hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

     amounts expended but not approved by the primary insurer,

     claim payments previously made on that mortgage loan, and

     unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

     advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

    Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

    FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

    Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

    The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

    When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

    The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

    Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

    Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.' Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

    The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

     the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

     the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and advances made by the insured as described above less a number of specified payments.

    An approved sale is:

     a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

     a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

     the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or the acquisition of the mortgaged property by the pool insurer.

    As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

    The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See 'Legal Aspects of Loans' in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See ' -- Servicing of Loans -- Advances.'

    Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

HAZARD INSURANCE ON THE LOANS

    Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under 'Special Hazard Insurance Policy' and 'Other Hazard -- Related Insurance Liability Insurance,' or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

    In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.'

    Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

    If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

    Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

    Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

    In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See 'Legal Aspects of Loans' in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

REPURCHASE BOND

    The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

                                 THE AGREEMENTS

    The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

ASSIGNMENT OF MORTGAGE ASSETS

    General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

    Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See 'The Trust Funds -- Private Mortgage-Backed Securities' in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

     that the information contained in the mortgage certificate schedule is true and correct in all material respects;

     that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

     that there has been no other sale by it of that private mortgage-backed securities; and

     that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

    Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

    Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

     the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

     the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

     an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

    In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

    For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

    For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

     the related original cooperative note endorsed to the order of the trustee,

     the original security agreement, the proprietary lease or occupancy agreement,

     the recognition agreement,

     an executed financing agreement, and

     the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

    Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

     the original principal amount and unpaid principal balance as of the cut-off date;

     the current interest rate;

     the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

     if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

     whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

    Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

     the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

     the interest rate;

     the current scheduled payment of principal and interest; and

     the maturity date of the manufactured home loan.

    In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See 'Legal Aspects of Loans -- Manufactured Home Loans.'

    The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

     that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

     that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

     that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

     if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

     the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See 'Loan Underwriting Procedures and Standards' in this prospectus.

    Assignment of Participation Securities. The depositor will cause any securities which evidence a participation interest in a loan, obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the participation security, which will be reregistered in the name of the trustee. In most cases, the trustee will not be in possession of or be assignee of record for the loans represented by the participation security. Each participation security will be identified in a participation security schedule which will specify the original principal balance, outstanding principal balance as of the cut-off date, pass-through rate and maturity date for each participation security. In the related agreement, the depositor will represent and warrant to the trustee regarding the participation security:

     that the information contained in the participation security schedule is true and correct in all material respects;

     that, immediately prior to the conveyance of the participation securities, the depositor had good title to and was sole owner of the participation security;

     that there has been no other sale by it of the participation security; and

     that the participation security is not subject to any existing lien, charge, security interest or other encumbrance, other than any Retained Interests.

REPURCHASE AND SUBSTITUTION OF LOANS

    In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 60 days from the date the master servicer was notified of the defect by the trustee, or within another period specified in the related prospectus supplement, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

    In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

     for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

     an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

     an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

     have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

     have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

     comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

    In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties' in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

REPORTS TO SECURITYHOLDERS

    The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

     as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets, separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or
     (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

     as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

     the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

     for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

     in the case of floating rate securities, the floating rate applicable to the distribution being made;

     if applicable, (I) the number and aggregate principal balances of loans
     (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and
     (C) delinquent 91 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure)
     (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

     if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

     if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable distribution date;

     if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable distribution date;

     if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable distribution date;

     in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

     in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

     the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

     whether such loans are closed-end loans and/or revolving credit loans;

     in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

     any other information as specified in the related agreement.

    In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer's servicing of the loans. See 'Servicing of Loans -- Evidence as to Compliance' in this prospectus.

INVESTMENT OF FUNDS

    The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

     direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

     commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

     certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

     money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

     repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

    Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

    Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.

    Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See 'Servicing of Loans' in this prospectus.

EVENT OF DEFAULT AND RIGHTS IN THE CASE OF EVENTS OF DEFAULT

    Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

     any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuer and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

     any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

      to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes,

      to the master servicer, the depositor and the trustee for each series of certificates, or to the master servicer, the issuer and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

     events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

    In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing, agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

    No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

     that holder previously has given to the trustee for that series written notice of default,

     the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

    Indenture. In most cases, an event of default under the indenture will include:

     a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

     failure to perform any other covenant of the issuer in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

     any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

     events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

     any other event of default provided for notes of that series.

    If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

     the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

     the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

    In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

    In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

    No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

    Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

THE OWNER TRUSTEE

    The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

THE TRUSTEE

    The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

DUTIES OF THE TRUSTEE

    The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

    The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See 'Event of Default and Rights in the Case of Events of Default' in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

     by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

     if the trustee becomes insolvent;

     if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

     by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

PAYMENT ACCOUNT

    The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

     to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

     to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

     to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the securityholders,

     to clear and terminate the Payment Account, and

     to make other withdrawals as required or permitted by the related agreements.

EXPENSE RESERVE FUND

    If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

AMENDMENT OF AGREEMENTS

    The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

     to cure any ambiguity;

     to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

     to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

     to comply with any requirements imposed by the Internal Revenue Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

    In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

     reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

     adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

     reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

    In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

    In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

     to cure any ambiguity;

     to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

    In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

     reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

     adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

VOTING RIGHTS

    The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC ADMINISTRATOR

    For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

TERMINATION

    The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

     the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

    The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See 'Description of the Securities -- Optional Termination' in this prospectus.

                             LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

    The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See 'The Trust Funds -- The Manufactured Home Loans' in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

     a separate undertaking to make payments on the mortgage note, and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

    Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

    If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

    Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

    In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under 'Realizing on Cooperative Loan Security', on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Realizing on Cooperative Loan Security' in this section of the prospectus.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

    In general, a 'tenant-stockholder', as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGE LOANS

    Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

    Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property.

Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

    In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

    If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING ON COOPERATIVE LOAN SECURITY

    The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

    Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See
' -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this section of the prospectus.

RIGHTS OF REDEMPTION

    In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

    In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

    For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

    For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

    Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

    Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties.'

LEASEHOLD CONSIDERATIONS

    Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. IN THE CASE OF EACH MORTGAGE LOAN SECURED BY A LIEN ON THE RELATED MORTGAGOR'S LEASEHOLD INTEREST UNDER A GROUND LEASE, THAT GROUND LEASE CONTAINS PROVISIONS PROTECTIVE OF THE LEASEHOLD MORTGAGEE. THESE PROVISIONS INCLUDE A PROVISION THAT REQUIRES THE GROUND LESSOR TO GIVE THE LEASEHOLD MORTGAGEE NOTICES OF LESSEE DEFAULTS AND AN OPPORTUNITY TO CURE THEM, A PROVISION THAT PERMITS THE LEASEHOLD ESTATE TO BE ASSIGNED TO THE LEASEHOLD MORTGAGEE OR THE PURCHASER AT A FORECLOSURE SALE AND AFTER THAT ASSIGNMENT TO BE ASSIGNED BY THE LEASEHOLD MORTGAGEE OR THAT PURCHASER AT A FORECLOSURE SALE TO ANY FINANCIALLY RESPONSIBLE THIRD PARTY THAT EXECUTES AN AGREEMENT OBLIGATING ITSELF TO COMPLY WITH THE TERMS AND CONDITIONS OF THE GROUND LEASE AND A PROVISION THAT GIVES THE LEASEHOLD MORTGAGEE THE RIGHT TO ENTER INTO A NEW GROUND LEASE WITH THE GROUND LESSOR ON THE SAME TERMS AND CONDITIONS AS THE OLD GROUND LEASE ON ANY TERMINATION OF THE OLD GROUND LEASE.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that mortgagor's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

    Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See ' -- Foreclosure on Mortgage Loans'.

    The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

    The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

    When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

    In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

    Usury limits apply to junior mortgage loans in many states.

ADJUSTABLE INTEREST RATE LOANS

    Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

    Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

ENVIRONMENTAL LEGISLATION

    Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental

Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that:

     its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or the lender was, at the time of the execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

    A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood or Sidley Austin Brown & Wood LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to under 'REMICs -- of REMICs,' are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and is directly relevant to the determination of an entry on a tax return.

    Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See 'State and Other Tax Consequences.' Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

    The following discussion addresses securities of two general types:

     REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a 'real estate mortgage investment conduit,' or REMIC, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

     notes representing indebtedness of the issuer for federal income tax purposes.

    The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICS

    In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing 'regular interests' and the 'residual interest' in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

    The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

CLASSIFICATION OF REMICS

    At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the

REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under ' -- Characterization of Investments in REMIC Certificates.' Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In most cases, the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be 'qualified mortgages' within the meaning of
Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

    The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the loans, including Additional Collateral Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

TIERED REMIC STRUCTURES

    For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and 'loans secured by an interest in real property' under
Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

  General

    Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

  Original Issue Discount

    Some REMIC regular certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the 'constant yield' method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' 'Qualified stated interest' is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate.

    In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

    Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period,' as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

    In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

     the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a DE MINIMIS amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' for a description of that election under the OID Regulations.

    If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

    In most cases, as to each 'accrual period,' each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of that first period, that period begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

     the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus the daily portions of original issue discount for all days during that accrual period prior to that day, minus any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

  Market Discount

    A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See 'Taxation of Owners of REMIC Regular Certificates -- Premium.' Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount for a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

    Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

     on the basis of a constant yield method,

     in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

    To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

    A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under
Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

  Realized Losses

    Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

  General

    Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See ' -- Prohibited Transactions and Other Possible REMIC Taxes.' Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

    A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year.' The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under 'Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of 'passive activity losses.'

    A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under 'Basis Rules, Net Losses and Distributions,' that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

    Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of those payments for income tax purposes.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed under ' -- Excess Inclusions' and ' -- Non-economic REMIC Residual Certificates.' The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

  Taxable Income of the REMIC

    The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the market described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.' The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of those interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

    Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See ' -- Taxation of Owners of REMIC Regular Certificates' in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

    A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

    A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, which includes any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, which includes any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered by this prospectus, described in that Section will not apply.

    If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

    The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

    Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in that REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their bases in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial bases are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

    The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See ' -- Sales of REMIC Certificates,' in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see ' -- Taxation of Owners of REMIC Residual Certificates -- General.'

  Excess Inclusions

    Any 'excess inclusions' for a REMIC residual certificate will be subject to federal income tax in all events.

    In general, the 'excess inclusions' for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over the sum of the 'daily accruals', as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization, and will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates,' in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

     the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

    Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of
Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

  Noneconomic REMIC Residual Certificates

    Under the REMIC Regulations, transfers of 'noneconomic' REMIC residual certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that 'noneconomic' REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

     the present value of the expected future distributions, discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the 'safe harbor' for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the 'safe harbor' provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of that REMIC residual certificate by that purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by that purchaser.

    The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered 'noneconomic' residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered 'noneconomic' will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors In REMIC Certificates -- REMIC Residual Certificates' below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

  Mark-to-market Rules

    On December 24, 1996, the IRS released Mark-to-Market Regulations relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark- to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC residual certificate acquired after January 4, 1995 will not be treated as a security and therefore in most cases may not be marked to market.

  Possible Pass-through of Miscellaneous Itemized Deductions

    Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

    For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder that certificate is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts:

     an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

    In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

    The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of that holder of a REMIC certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

  Sales of REMIC Certificates

    If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Rules, Net Losses and Distributions.' Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

    Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

     the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the 'applicable Federal rate', in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over the amount of ordinary income actually includible in the seller's income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' and ' -- Premium.'

    REMIC regular certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate', which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool', as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the 'wash sale' rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

  Prohibited Transactions and Other Possible REMIC Taxes

    The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property,' in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

    In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.

    If a REMIC residual certificate is transferred to a 'disqualified organization' as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

     the present value, which is discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     residual interests in that entity are not held by disqualified organizations and information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

    In addition, if a 'pass-through entity,' as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

     that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an 'electing large partnership,' all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

    For these purposes, a 'disqualified organization' means:

     the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

  Termination and Liquidation

    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating of the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any 'prohibited transactions taxes' solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

  Reporting and Other Administrative Matters

    Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the 'tax matters person' for the REMIC in all respects.

    The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring that information to be reported to the IRS. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

    As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

  Backup Withholding as to REMIC Certificates

    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the 'backup withholding tax' under
Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates

    A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

    Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

NOTES

    On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

     the notes will be treated as indebtedness and

     the issuer, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

  Status as Real Property Loans

    Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Internal Revenue Code section 856(c)(3)(B).

  Taxation of Noteholders

    Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

     income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and
     ' -- Sales of REMIC Certificates.'

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA plans.
Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

    Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

    In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

    ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term 'plan assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an 'equity interest' in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, Plans and employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' Under the ERISA

Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with 'substantial equity features,' and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

    Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan 'fiduciary' and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or the Internal Revenue Code.

    The ERISA Plan Asset Regulations provide that where a Plan acquires a 'guaranteed governmental mortgage pool certificate,' the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a 'guaranteed governmental mortgage pool certificate' Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not 'guaranteed governmental mortgage pool certificates' within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed certificates.

    Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34 and PTE 2000-58), to Credit Suisse First Boston Corporation, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage securities underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term 'underwriter' includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in
(a) or (b) is a manager or co-manager for a class of securities. 'Securities' potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC or FASIT, and securities denominated as debt instruments that are issued by an investment pool.

    The Exemption provides seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same entity unless the securities are issued in a 'Designated Transaction' in which the investment pool contains certain specified types of assets, such as mortgage loans on real property, and none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc., together, the Rating Agencies. However, the securities must have been rated in one of the two highest generic categories by one of the Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% at the date of issuance of the securities except that, in the case of a Trust Fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Exemption will not apply: (1) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to- value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates. Fourth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

    The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

    The Exemption also requires that a trust meet the following requirements:

    (1) The trust must consist solely of assets of a type that have been included in other investment pools;

    (2) The Securities in those other investment pools must have been rated in one of the three highest categories (four, in a Designated Transaction) of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

    (3) The Securities in those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

    A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to Plans (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an 'Excluded Plan', as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     or indirect sale, exchange or transfer of securities in the initial issuance of securities between the Company or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) a mortgagor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person, the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and the holding of securities by a Plan or an entity investing ERISA plan assets.

    Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

    The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the Pre-Funding Limit), may be transferred to that entity within a 90-day or three-month period following the closing date (the Pre-Funding Period) instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

     the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the Pre-Funding Limit) must be less than or equal to 25%;

     all obligations transferred after the closing date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuer, which terms and conditions have been approved by one of the Rating Agencies;

     the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

     solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuer on the closing date;

     in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

      the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

      an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuer as of the closing date;

     the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in various circumstances if the Funding Accounts falls below the minimum level specified in the agreement or an event of default occurs;

     amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

      the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the Funding Account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

      the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

    Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

     that the securities constitute 'securities' for purposes of the Exemption, and that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

    Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets should consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust. In addition, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by 'in-house asset managers', PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.' The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

    Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which generally became applicable on July 5, 2001.

    Any Plan investor who proposes to use 'plan assets' of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

    Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the three (four, in a Designated Transaction) highest generic rating categories by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

    In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

        (a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

        (b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an 'insurance company general account', as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any 'affiliate' of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities; or

        (c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase of those securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

    An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. Unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities on behalf of, or with ERISA plan assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an 'insurance company general account', as the term is defined in
Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any 'affiliate' of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities or (c) that the Exemption is applicable to such purchase.

    Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income,' or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All 'excess inclusions' of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Material Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates- Excess Inclusions.'

    Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                                LEGAL INVESTMENT

    Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute 'mortgage related securities' for purposes of SMMEA.

    Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to 'mortgage related securities,' the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in 'high-risk mortgage securities.' The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    The OTS has issued Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

     a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative.

For the purposes of TB 13a, 'complex security' includes, among other things, any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as 'complex securities'. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute 'mortgage related securities' for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

    There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

                                 LEGAL MATTERS

    Some specific legal matters in connection with the securities offered by this prospectus will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood, New York, New York or Sidley Austin Brown & Wood LLP, New York, New York.

                                 THE DEPOSITOR

    The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

    On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware ('DLJ'), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ('CSG'). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse First Boston (USA), Inc.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse First Boston (USA), Inc.

    Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

    As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See 'Loan Underwriting Standards Representations and Warranties' and 'The Agreements -- Assignment of Mortgage Assets' in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See 'Risk Factors' in this prospectus.

                                USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

    The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

    The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

     by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

     by placements by the depositor with institutional investors through dealers; and

     by direct placements by the depositor with institutional investors.

    In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

    If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

    In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

    The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

    This prospectus, together with the related prospectus supplement, may be used by Credit Suisse First Boston Corporation, an affiliate of the depositor, in connection with offers and sales related to market making transactions in the securities in which Credit Suisse First Boston Corporation acts as principal or agent. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

    The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to that reoffer or sale.

                                    GLOSSARY

    1998 POLICY STATEMENT -- The revised supervisory statement setting for the guidelines for investments in 'high risk mortgage securities'. The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

    ACCRUAL TERMINATION DATE -- For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

    ADDITIONAL COLLATERAL -- Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

    ADDITIONAL COLLATERAL LOAN -- A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

    ADVANCE -- A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

    AGENCY SECURITIES -- Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

    AVAILABLE DISTRIBUTION AMOUNT -- The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

    BALLOON LOAN -- A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

    BALLOON PAYMENT -- The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

    BI-WEEKLY LOAN -- A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

    BUY-DOWN FUND -- A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

    BUY-DOWN LOAN -- A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

    BUY-DOWN PERIOD -- The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

    BUY-DOWN MORTGAGE RATE -- For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

    BUY-DOWN AMOUNTS -- For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

    CALL CERTIFICATE -- Any Certificate evidencing an interest in a Call Class.

    CALL CLASS -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

    CALL PRICE -- In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

    COLLECTION ACCOUNT -- For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.

    CONTRIBUTIONS TAX -- The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    COOPERATIVE -- A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

    COOPERATIVE DWELLING -- An individual housing unit in a building owned by a cooperative.

    COOPERATIVE LOAN -- A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

    DESIGNATED SELLER TRANSACTION -- A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

    DISQUALIFIED PERSONS -- For these purposes means:

     the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

     an 'electing large partnership,' as described in Section 775 of the Code, or any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

    DRAW -- With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

    DRAW PERIOD -- With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

    ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution:

     the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

     insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

    ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

    ESCROW ACCOUNT -- An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

    EXCLUDED BALANCE -- With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

    FUNDING ACCOUNT -- An account established for the purpose of purchasing additional loans.

    GPM LOAN -- A fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter.

    GPM FUND -- A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

    GPM LOAN -- A mortgage loan providing for graduated payments, having an amortization schedule:

     requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, providing for deferred payment of a portion of the interest due monthly during that period of time, and providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

    INSURANCE PROCEEDS -- Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

    INTEREST ACCRUAL PERIOD -- The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

    LIQUIDATION EXPENSES -- Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

    LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

    LIQUIDATION PROCEEDS -- Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

    MARK-TO-MARKET REGULATIONS -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

    PARTIES IN INTEREST -- For a Plan, persons who have specified relationships to the Plans, either 'Parties in Interest' within the meaning of ERISA or Disqualified Persons within the meaning of the Internal Revenue Code.

    PAYMENT ACCOUNT -- For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

    PERIODIC RATE CAP -- For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

    PRE-FUNDING PERIOD -- For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 25% of the total principal amount of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

    PRE-FUNDING LIMIT -- For the securities, the ratio of the amount allocated to the Funding Account to the total principal amount of the securities, which must be less than or equal to 25%.

    QUALIFIED INSURER -- A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

    REO PROPERTY -- Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

    REPAYMENT PERIOD -- With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

    RETAINED INTEREST -- For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

    RESTRICTED GROUP -- The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

    SERVICER ACCOUNT -- An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

    SERVICING FEE -- The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

    SUBORDINATED AMOUNT -- The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

    SUBORDINATION RESERVE FUND -- The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

    SUBSEQUENT MORTGAGE LOAN -- Additional mortgage loans transferred to the related trust after the closing date.

    SUBSIDY FUND -- For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

    TAX EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

    TRUST BALANCE -- With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

    UNITED STATES PERSON -- 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

    You should carefully consider the Risk Factors beginning on Page 5 in this prospectus.

    This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

                                 $1,000,000,050
                                 (APPROXIMATE)


                         CSFB ABS TRUST SERIES 2002-HE4
                    CSFB MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-HE4


                           CREDIT SUISSE FIRST BOSTON
                           MORTGAGE ACCEPTANCE CORP.
                                   Depositor



                           --------------------------
                             PROSPECTUS SUPPLEMENT
                           --------------------------



                           CREDIT SUISSE FIRST BOSTON
KEEFE, BRUYETTE & WOODS, INC.                          MCDONALD INVESTMENTS INC.
                                  Underwriters


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as Underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                               FEBRUARY 22, 2002